Exhibit 10.2

EXECUTION VERSION

FIFTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

This FIFTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT is dated as of December 22, 2022 (this “Amendment”) and is entered into by and among GYP HOLDINGS III CORP., a Delaware corporation (the “Borrower”), GYP HOLDINGS II CORP., a Delaware corporation (“Holdings”), CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”), the Lenders signatory hereto constituting the Required Lenders, and, for purposes of Section 11 hereof, each other Loan Party party hereto.

PRELIMINARY STATEMENTS

The Borrower, Holdings, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended by that certain Incremental First Lien Term Commitments Amendment dated as of September 27, 2016, that certain Second Amendment to First Lien Credit Agreement dated as of June 7, 2017, that certain Third Amendment to First Lien Credit Agreement dated as of June 1, 2018, that certain Fourth Amendment to First Lien Credit Agreement dated as of April 22, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement;” the Credit Agreement, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, is herein referred to as the “Amended Credit Agreement”; capitalized terms used (including in the preamble and preliminary statements hereto) but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement).

The Borrower desires to join its Subsidiaries that are incorporated or organized under the laws of Canada or any province, territory, or political subdivision thereof (the “Canadian Subsidiaries”) to the ABL Facility as credit parties thereunder in connection with a proposed amendment to the ABL Facility (the “ABL Facility Amendment”). Section 7.03(a) of the Credit Agreement permits the Loan Parties, but not other Restricted Subsidiaries, including the Canadian Subsidiaries, to incur Indebtedness under ABL Facility. The Borrower desires to (a) amend the Credit Agreement to permit the Canadian Subsidiaries to become Loan Parties under the Credit Agreement and to make certain related amendments to the Credit Agreement, (b) join the Canadian Subsidiaries as Subsidiary Guarantors under the Credit Agreement and (c) consummate the transactions contemplated by the ABL Facility Amendment.

The Borrower and the Required Lenders have agreed to amend the Credit Agreement to permit the Canadian Subsidiaries to become Loan Parties and to make certain additional amendments to the Credit Agreement in accordance with Section 10.01 of the Credit Agreement.

The Credit Agreement provides that an Early Opt-in Election with respect to LIBOR occurs upon a joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and provision of written notice of such election by the Administrative Agent to the Lenders. The Administrative Agent and the Borrower made such joint election on December 14, 2022 and the Administrative Agent notified the Lenders of such Early Opt-in Election by posting a draft of this Amendment to all Lenders on such date. The Credit Agreement provides that the Early Opt-in Effective Date with respect to such Early Opt-in Election occurs on the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders (the “Specified Time”), written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

As of the Specified Time, the Administrative Agent had not received written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

Section 3.09(a) of the Credit Agreement provides that upon the Early Opt-in Effective Date, the Benchmark Replacement will replace the then-current Benchmark for all purposes thereunder and under any other Loan Document.

Pursuant to Section 3.09(c) of the Credit Agreement, in connection with the implementation of a Benchmark Replacement, the Administrative Agent has the right to make Benchmark Replacement Conforming Changes from time to time and any amendments implementing such Benchmark Replacement Conforming Changes.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.         Early Opt-In Election; SOFR Amendments to Credit Agreement.

(a)          The posting to the Lenders of a draft of this Amendment serves as a notice by the Administrative Agent and the Borrower to the Lenders of an Early Opt-in Election made pursuant to clause (2) of the definition thereof.

(b)          In accordance with Section 3.09 of the Credit Agreement, subject to satisfaction of the conditions precedent set forth in Section 3 of this Amendment, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto and (ii) Exhibit A to the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of such Exhibit A attached as Annex II hereto.

(c)          Notwithstanding anything to the contrary in the Credit Agreement or this Amendment, any Eurodollar Rate Loans (as defined in the Credit Agreement) outstanding as of the Early Opt-in Effective Date shall continue to the end of the current applicable Interest Period for such Eurodollar Rate Loans and the provisions of the Credit Agreement applicable thereto shall continue and remain in effect (notwithstanding the alternate rate of interest to LIBOR established pursuant to this Amendment on the Early Opt-in Effective Date) until the end of such Interest Period for such Eurodollar Rate Loans, after which such provisions shall have no further force or effect.

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(d)          On and after the Early Opt-in Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement and each reference in any other Loan Document to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Section 1.

SECTION 2.         Additional Amendments to Credit Agreement and Loan Documents.

(a)          In accordance with Section 10.01 of the Credit Agreement, the Credit Agreement is, as of the Fifth Amendment Effective Date and subject to satisfaction of the conditions precedent set forth in Section 4 of this Amendment, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex III hereto.

(b)          Except as set forth in Section 1(b) above, all schedules and exhibits to the Credit Agreement, in the forms thereof in effect immediately prior to the Fifth Amendment Effective Date, will be continued as the schedules and exhibits to the Amended Credit Agreement, except (i) Schedule I to the Credit Agreement, which is supplemented to include the Canadian Guarantors set forth on Schedule I attached hereto and (ii) Schedule 5.08(b) to the Credit Agreement, which is supplemented to include the Material Real Property set forth on Schedule II attached hereto.

(c)          The Lenders party hereto hereby authorize the Collateral Agent to enter into such amendments to the ABL/Term Intercreditor Agreement as may be necessary or advisable for the purposes of enabling the security interests granted by the Canadian Loan Parties.

SECTION 3.         Conditions Precedent to the SOFR Amendments. The amendments set forth in Section 1 hereof shall become effective on the date on which the following conditions precedent shall be satisfied (such date, the “Early Opt-in Effective Date”):

(a)          the Administrative Agent shall not have received, by the Specified Time, a written notice from Lenders comprising the Required Lenders objecting to the Early Opt-in Election; and

(b)          the Administrative Agent shall have received an executed counterpart of this Amendment properly executed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.         Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof shall become effective on the date on which the following conditions precedent shall be satisfied (such date, the “Fifth Amendment Effective Date”):

(a)          the Administrative Agent shall have received each of the following, each properly executed by a Responsible Officer of the signing Loan Party (or a Responsible Officer of the member or manager of such Loan Party, as applicable) and, in the case of clause (i) below, by the Lenders constituting the Required Lenders, each dated or dated as of the Fifth Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Fifth Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent (and, in the case of clause (vii) below, the Collateral Agent):

(i)          executed counterparts of this Amendment;

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(ii)          resolutions or authorizations of each Loan Party authorizing the execution, delivery and performance of this Amendment by such Loan Party and a certification of a Responsible Officer of each Loan Party (or a Responsible Officer of the member or manager of such Loan Party, as applicable) that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(iii)          either the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party (or a Responsible Officer of the member or manager of such Loan Party, as applicable) that there have been no changes to the Organization Documents of such Loan Party since the Fourth Amendment Effective Date;

(iv)          incumbency certificates of each Loan Party;

(v)          good standing certificates (or equivalent) evidencing that each Loan Party is duly organized or formed and that each Loan Party is validly existing and in good standing (where such concept is applicable) in its jurisdiction of incorporation or formation, as applicable;

(vi)          a Subsidiary Guaranty Supplement pursuant to which the Canadian Subsidiaries, GYP Holdings IV Corp., a Delaware corporation (“GYP IV”), and GYP Holdings V LLC, a Delaware limited liability company (“GYP V”), will each join the Subsidiary Guaranty as Subsidiary Guarantors;

(vii)          a Security Agreement Supplement pursuant to which GYP IV and GYP V will join the U.S. Security Agreement as “Grantors”;

(viii)          favorable opinions of (A) Alston & Bird LLP, counsel to the Loan Parties, (B) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties and (C) MLT Aikins LLP, special Manitoba counsel to the Loan Parties, each addressed to the Administrative Agent, the Collateral Agent and the Lenders;

(ix)          at least 3 business days prior to the Fifth Amendment Effective Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act; and

(b)          the representations and warranties of the Loan Parties contained in Section 5 shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

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(c)          upon the effectiveness of this Amendment no Default or Event of Default shall exist;

(d)          there shall have been paid to the Administrative Agent, for the ratable account of each Lender consenting to this Amendment that has delivered its signature page to this Amendment to the Administrative Agent by the deadline set forth in the posting memo, a non-refundable consent fee of 0.05% (5 basis points) of the aggregate amount of each such Lender’s outstanding Term Loans;

(e)          there shall have been paid to the Administrative Agent, for its own account, to the extent required by Section 10.04 of the Credit Agreement, all expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Fifth Amendment Effective Date; and

(f)          the Administrative Agent shall have received a certificate properly executed by a Responsible Officer of Holdings, dated as of the Fifth Amendment Effective Date, certifying as to compliance with the conditions set forth in paragraphs (b) and (c) of this Section 4.

SECTION 5.         Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, and the Lenders that, as of the Fifth Amendment Effective Date and immediately after giving effect to the transactions and amendments to occur on the Fifth Amendment Effective Date:

(a)          each Loan Party has all requisite power and authority to execute and deliver this Amendment and each Loan Party and its Subsidiaries has all requisite power and authority to perform its obligations under this Amendment and the Amended Credit Agreement, as applicable;

(b)          this Amendment has been duly executed and delivered by each Loan Party that is party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;

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(c)          the execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of this Amendment and the Amended Credit Agreement, and the consummation of the transactions contemplated by this Amendment, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (A) the ABL Facility, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any breach or contravention or payment referred to in clause (ii)(B) and (ii)(C), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(d)          no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution or delivery by any Loan Party of this Amendment or the performance by any Loan Party of this Amendment or the Amended Credit Agreement, or enforcement against, any Loan Party of this Amendment or the Amended Credit Agreement or for the consummation of the transactions contemplated hereby or (ii) the exercise by an Agent or any Lender of its rights under this Amendment or the Amended Credit Agreement, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect;

(e)          neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(f)          the representations and warranties of each Loan Party set forth in any Loan Document to which it is a party are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

SECTION 6.         Post-Effectiveness Covenants. Each Loan Party warrants, covenants and agrees with the Administrative Agent and the Lenders that each Loan Party will execute and deliver the documents and complete the tasks set forth on Schedule A hereto, in each case within the time limits specified on such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

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SECTION 7.         Effect on Loan Documents. Except as specifically amended hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing:

(a)          the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under any Loan Document, nor constitute a waiver of any provision of any Loan Document or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders under any Loan Document;

(b)          on and after the Fifth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement and each reference in any other Loan Document to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument;

(c)          nothing herein shall be deemed to entitle any Loan Party to a further amendment to, or a consent, waiver, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances; and

(d)          each of the parties hereto hereby acknowledges and agrees that (i) this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents and (ii) the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of the Credit Agreement, as evidenced by the Amended Credit Agreement. For the avoidance of doubt, each representation and warranty in the Credit Agreement with regard to the Loan Documents shall be deemed a representation and warranty with regard to this Amendment.

SECTION 8.         Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent in connection with this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, in each case to the extent required by Section 10.04 of the Amended Credit Agreement or any other written agreement. The Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Amended Credit Agreement shall apply to this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, and such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs) expenses and disbursements (including fees, disbursements and charges of counsel) (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

SECTION 9.         Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 10.         Amendments; Execution in Counterparts; Severability; Interpretative Provisions.

(a)          No amendment or waiver of any provision of this Amendment, and no consent to any departure by the Borrower or any other Loan Party herefrom, shall be effective unless in writing signed by the Administrative Agent, the Required Lenders and Holdings and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)          This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)          The rules of construction specified in Sections 1.02 through and including 1.11 of the Credit Agreement also apply to this Amendment.

SECTION 11.         Acknowledgment and Reaffirmation. Each Loan Party party hereto hereby:

(a)          (i) acknowledges that it has reviewed the terms and provisions of this Amendment (including, without limitation, Section 7), (ii) consents to the amendment of the Credit Agreement effected pursuant to this Amendment and (iii) reaffirms and confirms that each Loan Document to which it is a party or is otherwise bound, each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties pursuant to any such Loan Document and all Collateral encumbered thereby continues to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations”, “Guaranteed Obligations” or “Secured Obligations”, as applicable, under each Loan Document to which is a party (in each case as such terms are defined in the applicable Loan Document), and hereby ratifies the security interests in the Collateral (as defined in the Credit Agreement) granted by it pursuant to the Collateral Documents; and

(b)          acknowledges and agrees that (i) each Loan Document to which it is a party or otherwise bound shall continue and remain in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, (ii) notwithstanding the conditions to effectiveness set forth in this Amendment, no consent by any Loan Party (other than Holdings and the Borrower) is required by the terms of the Credit Agreement or any other Loan Document to the amendments to the Credit Agreement effected pursuant to this Amendment and (iii) nothing in the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require its consent to any future amendments to the Credit Agreement, except to the extent expressly set forth in Section 10.01 of the Amended Credit Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

GYP HOLDINGS II CORP.
By: /s/ Scott M. Deakin

Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

GYP HOLDINGS III CORP.
By: /s/ Scott M. Deakin

Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

[GMS Fifth Amendment (2022)]

CAPITOL BUILDING SUPPLY, INC.
COMMONWEALTH BUILDING MATERIALS, INC.
PACIFIC GYPSUM SUPPLY, INC.

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

CAPITOL MATERIALS, INCORPORATED
COLONIAL MATERIALS, INC.
GMS STRATEGIC SOLUTIONS, INC.
GTS DRYWALL SUPPLY COMPANY
gypsum management and supply, inc.
TOOL SOURCE WAREHOUSE, INC.

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

GMS PROCUREMENT COMPANY, LLC

By: TOOL SOURCE WAREHOUSE, INC., its Member

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

[GMS Fifth Amendment (2022)]

CAPITOL MATERIALS COASTAL, INC.
CARTER HARDWARE COMPANY
COWTOWN MATERIALS, INC.
GMS SOUTHEAST, INC.
GYPSUM SUPPLY COMPANY
LONE STAR MATERIALS, INC.
NEW ENGLAND GYPSUM SUPPLY, INC.
PIONEER MATERIALS WEST, INC.
SUN VALLEY INTERIOR SUPPLY, INC.
TAMARACK MATERIALS, INC.
TEJAS MATERIALS, INC.
TUCKER ACOUSTICAL PRODUCTS, INC.
TUCKER MATERIALS, INC.

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GYPSUM SUPPLY INSTALLED INSULATION, LLC

By: GYPSUM SUPPLY COMPANY, its Manager

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

[GMS Fifth Amendment (2022)]

CHAPARRAL MATERIALS, INC.
CHEROKEE BUILDING MATERIALS, INC.
MISSOURI DRYWALL SUPPLY, INC.
CHICAGO GYPSUM SUPPLY, INC.

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

PGS – WESTSIDE I, INC.
PGS – WESTSIDE II, INC.

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

ALL-WALL EQUIPMENT COMPANY, INC.
AMES TOOLS CORPORATION

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

[GMS Fifth Amendment (2022)]

credit suisse ag, cayman islands branch, as Administrative Agent

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ Nawshaer Safi
Name: Nawshaer Safi
Title: Authorized Signatory

[GMS Fifth Amendment (2022)]

_______________________________________, as a Lender

By:

Name:
Title:

[GMS Fifth Amendment (2022)]

Schedule A

to Fifth Amendment

POST-EFFECTIVENESS MATTERS

1.	Within forty-five (45) days of the Fifth Amendment Effective Date (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion), deliver (or cause to be delivered) to the Administrative Agent the following, in form and substance reasonably acceptable to the Administrative Agent, each executed by the applicable Canadian Loan Parties:

a.	a Canadian Security Agreement;

b.	a Canadian Deed of Hypothec;

c.	a Canadian Intellectual Property Security Agreement; and

d.	a supplement to the ABL/Term Intercreditor Agreement.

2.	Within sixty (60) days of the Fifth Amendment Effective Date (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion), deliver (or cause to be delivered) to the Administrative Agent the following, in form and substance reasonably acceptable to the Administrative Agent, each executed by the applicable Canadian Loan Parties:

a.	With respect to the following Material Real Properties located in Ontario at 733 Bayview Drive, Barrie, Ontario, L4N 9A5 and 5 Terry Fox Dr., Kingston, Ontario, K7K 6Y7 (collectively, the “Ontario Properties”):

i.	a Mortgage with respect to such Ontario Properties duly authorized, executed and delivered by Titan GMS Limited Partnership or its nominee or its general partner (“Titan”) as evidenced by paragraph 1(e)(ii) below;

ii.	an Acknowledgment and Direction signed by Titan permitting the electronic registration of the Mortgages with respect to such Ontario Properties;

iii.	an Acknowledgment re Standard Charge Terms signed by Titan;

iv.	lender’s form commitment to title insurer on terms satisfactory to Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, construction Liens) and encumbrances, excepting only Permitted Encumbrances and providing for such other affirmative insurance (including endorsements for survey coverage and such other customary coverages as the Administrative Agent may reasonably deem necessary or desirable);

v.	satisfaction by Titan GMS Limited Partnership and Titan GMS Limited Partnership’s counsel of issuing guidelines from title insurer;

vi.	evidence of payment of the premium with respect to lender’s form title insurance policy;

vii.	environmental assessment reports in each case in scope, form and substance reasonably satisfactory to the Administrative Agent;

viii.	insurance certificates and endorsements for the Ontario Properties in form and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by insurers reasonably acceptable to the Administrative Agent;

ix.	evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgages, have been taken;

x.	evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable legal fees, filing and recording fees, title insurance fees, and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in Section 6.14 of the Credit Agreement and as otherwise required to be paid in connection therewith under Section 10.04 of the Credit Agreement; and

xi.	a beneficial direction and acknowledgement from Titan GMS Limited Partnership.

b.	with respect to the Material Real Property located in British Columbia at PO BOX. 580, 7281 Trans-Canada Hwy., Duncan, British Columbia, V9L 3X9 (the “BC Property”), a Mortgage executed and delivered by Titan, together with such other documents and materials reasonably required by the Administrative Agent, based on the advice of British Columbia counsel, to satisfy the requirements of Section 6.14 of the Credit Agreement including, without limitation, the documents referred to in paragraphs 2(a)(i) to (xi) above subject to conformity with the laws of British Columbia; and

c.	appraisals of the Ontario Properties and the BC Property.

3.	Within forty-five (45) days of the Fifth Amendment Effective Date (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion), deliver (or cause to be delivered) to the Administrative Agent customary legal opinions of (a) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties, with respect to the enforceability of the documents referenced in Section 1 above and other customary matters and (b) MLT Aikins LLP, special Manitoba counsel to the Loan Parties, with respect to customary corporate matters.

4.	Within sixty (60) days of the Fifth Amendment Effective Date (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion), deliver (or cause to be delivered) to the Administrative Agent customary legal opinions of (a) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties, with respect to the Ontario Properties and any related fixture filings and other customary matters, (b) MLT Aikins LLP, special Manitoba counsel to the Loan Parties, with respect to customary corporate matters and (c) British Columbia opinion from counsel reasonably acceptable to Administrative Agent, as special counsel to the Loan Parties, with respect to the BC Property and Mortgage and any related fixture filings, in each case to the extent applicable and required by the Administrative Agent.

5.	Within forty-five (45) days of the Fifth Amendment Effective Date (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion), deliver (or cause to be delivered) to the Administrative Agent, a certificate representing the Equity Interests of each Canadian Loan Party, to the extent applicable and required by the Security Agreements, accompanied by an undated stock power or other appropriate instrument of transfer executed in blank.

6.	Within forty-five (45) days of the Fifth Amendment Effective Date (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion), the Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Canadian Loan Parties, and such search shall reveal no Liens on any of the assets of the Canadian Loan Parties except, in the case of assets other than Pledged Interests, for Liens permitted under Section 7.01 of the Credit Agreement.

Schedule I

to Fifth Amendment

CANADIAN GUARANTORS

1.	Titan GMS Limited Partnership, a Manitoba limited partnership

2.	Ames Tools Canada Corporation, a British Columbia corporation

3.	Canada Gypsum Management and Supply Inc., a British Columbia corporation

4.	D.L. Building Materials Inc., a Canada (federal) corporation

5.	GYP Canada Finance LP, an Ontario limited partnership

6.	GYP Canada Holdings I ULC, a British Columbia unlimited liability corporation

7.	GYP Canada Holdings III Corp., a British Columbia corporation

8.	Titan GMS GP Inc., a British Columbia corporation

9.	WSB Titan Inc., a Canada (federal) corporation

Schedule II

to Fifth Amendment

MATERIAL REAL PROPERTY

Beneficial Owner	Registered Owner (Nominee)	Legal Description	Municipal Address
Titan GMS Limited Partnership	Canada Gypsum Management and Supply, Inc.

PIN 58728-0154(LT):

PCL 8-15 SEC 51INN11; PT LT 8 CON 11 INN PTS 1 & 2 51R17484 ; S/T LT122266 ; S/T EASE OVER PT 2 51R32884 AS IN SC239340; BARRIE

PIN 58728-0482(LT):

PT LT 8 CON 11 INN PTS 3 & 4 51R32884; S/T EASE OVER PT 3 51R32884 AS IN LT122269; S/T EASE OVER PT 3 51R32884 AS IN SC239340; BARRIE

733 Bayview Drive, Barrie, Ontario, Canada
Titan GMS Limited Partnership	Canada Gypsum Management and Supply, Inc.	PIN 36063-0009(LT): PT LT 21 CON 3 KINGSTON PT 1 TO 6 13R6351 EXCEPT PT 1, 13R9275; S/T FR552054, TKU12524; KINGSTON ; THE COUNTY OF FRONTENAC	5 Terry Fox Drive, Kingston, Ontario, Canada
Titan GMS Limited Partnership	Canada Gypsum Management and Supply, Inc.	PID 000-162-159: LOT 2 SECTION 12 RANGE 5 SOMENOS DISTRICT PLAN 32596	PO Box 580, 7281, Trans-Canada Hwy., Duncan, British Columbia, Canada

ANNEX I

Adjusted marked version reflecting changes made pursuant to the Fifth Amendment.

Added text shown underscored; deleted text shown ~~strikethrough~~.

FIRST LIEN CREDIT AGREEMENT

Dated as of April 1, 2014

among

GYP Holdings III Corp.

as the Borrower,

GYP Holdings II Corp.

as Holdings,

CREDIT SUISSE AG

as Administrative Agent and Collateral Agent

The Other Lenders Party Hereto,

BARCLAYS BANK PLC

CREDIT SUISSE LOAN FUNDING LLC

as Joint Lead Arrangers and Joint Bookrunners

3.08	[Reserved]	94
3.09	~~LIBOR~~Benchmark Replacement	94
3.10	Survival	96

Article IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01	Conditions to Initial Credit Extension	97
4.02	Conditions to All Credit Extensions	102

Article V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	102
5.02	Authorization; No Contravention	103
5.03	Governmental Authorization; Other Consents	103
5.04	Binding Effect	103
5.05	Financial Statements; No Material Adverse Effect	103
5.06	Litigation	104
5.07	No Default	104
5.08	Ownership of Property; Liens	104
5.09	Environmental Matters	105
5.10	Taxes	105
5.11	ERISA Compliance	106
5.12	Subsidiaries; Equity Interests	106
5.13	Margin Regulations; Investment Company Act	107
5.14	Disclosure	107
5.15	Compliance with Laws	107
5.16	Intellectual Property	108
5.17	Solvency	108
5.18	Labor Matters	108
5.19	Perfection, Etc.	108
5.20	OFAC and PATRIOT Act Compliance	109
5.21	Anti-Corruption Compliance	109
5.22	OFAC	109
5.23	Designation as Senior Debt	109
5.24	Tax Reporting Compliance	109

Article VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	110
6.02	Certificates; Other Information	111
6.03	Notices	113
6.04	Payment of Obligations	114
6.05	Preservation of Existence, Etc.	114
6.06	Maintenance of Properties	114

ii

6.07	Maintenance of Insurance	114
6.08	Compliance with Laws	114
6.09	Books and Records	114
6.10	Inspection Rights	115
6.11	Use of Proceeds	115
6.12	Covenant to Guarantee Obligations and Give Security	116
6.13	Compliance with Environmental Laws	118
6.14	Further Assurances, Post Closing Obligations	119
6.15	Maintenance of Ratings	121
6.16	Conference Calls	121
6.17	ERISA	121

Article VII
NEGATIVE COVENANTS

7.01	Liens	122
7.02	Investments	125
7.03	Indebtedness	129
7.04	Fundamental Changes	132
7.05	Dispositions	132
7.06	Restricted Payments	134
7.07	Change in Nature of Business	137
7.08	Transactions with Affiliates	138
7.09	Burdensome Agreements	139
7.10	Use of Proceeds	140
7.11	Amendments of Organization Documents	140
7.12	Accounting Changes	140
7.13	Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments	141
7.14	Holding Companies	141

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	142
8.02	Remedies Upon Event of Default	145
8.03	Application of Funds	145

Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01	Appointment and Authorization of Agents	146
9.02	Delegation of Duties	147
9.03	Liability of Agents	147
9.04	Reliance by Agents	148
9.05	Notice of Default	148
9.06	Credit Decision; Disclosure of Information by Agents	149
9.07	Indemnification of Agents	149

iii

9.08	Agents in their Individual Capacities	150
9.09	Successor Agents	150
9.10	Administrative Agent May File Proofs of Claim	151
9.11	Collateral and Guaranty Matters	152
9.12	Secured Hedge Agreements	153
9.13	Other Agents; Arranger and Managers	153
9.14	Appointment of Supplemental Administrative Agents	153
9.15	Withholding	154
9.16	Certain ERISA Matters	154

Article X
MISCELLANEOUS

10.01	Amendments, Etc.	156
10.02	Notices; Effectiveness; Electronic Communications	160
10.03	No Waiver; Cumulative Remedies; Enforcement	162
10.04	Expenses and Taxes	163
10.05	Indemnification by the Borrower	164
10.06	Payments Set Aside	165
10.07	Successors and Assigns	165
10.08	Confidentiality	171
10.09	Setoff	172
10.10	Interest Rate Limitation	173
10.11	Counterparts	173
10.12	Integration; Effectiveness	173
10.13	Survival of Representations and Warranties	173
10.14	Severability	174
10.15	Governing Law; Jurisdiction; Etc.	174
10.16	Waiver of Right to Trial by Jury	175
10.17	Binding Effect	175
10.18	No Advisory or Fiduciary Responsibility	175
10.19	Affiliate Activities	176
10.20	Electronic Execution of Assignments and Certain Other Documents	177
10.21	USA PATRIOT ACT; “Know Your Customer” Checks	177
10.22	Keepwell	177
10.23	Intercreditor Agreements	178
10.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	178
10.25	Co-Obligor	179
10.26	Acknowledgement Regarding Any Supported QFCs	179

iv

SCHEDULES

I	Guarantors
II	Immaterial Subsidiaries
2.01	Term Commitments and Pro Rata Shares
4.01(a)(viii)	Local Counsel
5.08(b)	Material Real Property
5.09	Environmental Matters
5.11(d)	Pension Plans
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property
5.18	Labor Matters
6.14	Initial Mortgaged Properties
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliated Lender Assignment and Assumption
E-3	Administrative Questionnaire
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement
H	Intellectual Property Security Agreement
I	Opinion Matters – Counsel to the Loan Parties
J	Solvency Certificate
K	Discounted Prepayment Option Notice
L	Lender Participation Notice
M	Discounted Voluntary Prepayment Notice
N	U.S. Tax Compliance Certificate
O	Secured Hedge Notice
P	Intercompany Note
Q	Term Intercreditor Agreement
R	ABL/Term Intercreditor Agreement

v

FIRST LIEN CREDIT AGREEMENT

This FIRST LIEN CREDIT AGREEMENT (this “Agreement”) is entered into as of April 1, 2014, among GYP Holdings III Corp., a Delaware corporation (the “Borrower”), GYP Holdings II Corp., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), CREDIT SUISSE AG, as Administrative Agent and as Collateral Agent.

PRELIMINARY STATEMENTS

Pursuant to the terms and conditions set forth in the Acquisition Agreement (as hereinafter defined), the Borrower will acquire (the “Acquisition”) 100% of the Shares other than Rollover Shares (each as defined in the Acquisition Agreement) of Gypsum Management and Supply, Inc., a Georgia corporation (“GMS”), from each of the persons set forth on Schedule A to the Acquisition Agreement (collectively, the “Seller”).

The Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Article IV below, the Lenders lend to the Borrower $390,000,000 in the form of a term loan facility.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01          Defined Terms. As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“ABL Administrative Agent” means the administrative agent under the ABL Facility.

“ABL Cap” means the greater of (i) $445,000,000 and (ii) an amount equal to the sum of 90% of the book value of all inventory and 90% of the book value of all accounts receivable, in each case, owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent in accordance with Section 6.01(a) or (b) and calculated in accordance with GAAP.

“ABL Collateral Agent” means the collateral agent under the ABL Facility.

“ABL Facility” means the ABL Revolving Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms of the ABL/Term Intercreditor Agreement), among the Borrower, Holdings, Wells Fargo Bank, N.A., as administrative agent thereunder, the other agents party thereto and the ABL Lenders, including any replacement thereof entered into in connection with one or more refinancings thereof permitted under the ABL/Term Intercreditor Agreement (so long as the documents governing such replacement constitute “ABL Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“ABL Lender” means a lender under the ABL Facility.

“ABL Loan” means a “Loan” as defined in the ABL Facility.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Facility.

“ABL Obligations” means the “ABL Obligations” as defined in the ABL Facility.

“ABL Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“ABL/Term Intercreditor Agreement” means the ABL/Term Intercreditor Agreement substantially in the form of Exhibit R, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent.

“Acquisition” has the meaning specified in the “Preliminary Statements.”

“Acquisition Agreement” means the Stock Purchase Agreement (including the schedules and exhibits thereto), dated as of February 11, 2014, among the Borrower, as Buyer, GMS, as Company and the Seller.

“Acceptable Discount” has the meaning specified in Section 2.03(a)(iii)(C).

“Acceptance Date” has the meaning specified in Section 2.03(a)(iii)(B).

“Accepting Lenders” has the meaning specified in Section 2.03(c).

“Acquired Business” has the meaning specified in Section 7.02(i).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.00%, then Adjusted Term SOFR shall be deemed to be 0.00%.

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under the Term Facility, and any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-3 or any other form approved by the Administrative Agent.

2

“AEA” means AEA Investors LP and its Affiliates, other than any portfolio company of any of the foregoing.

“Affected Facility” has the meaning specified in Section 10.01(B).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lenders” means, collectively, the Borrower and its Subsidiaries, Non-Debt Fund Affiliates and Debt Fund Affiliates.

“Affiliated Lender Assignment and Assumption” means an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit E-2.

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, partners, members, representatives, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates and their respective successors and assigns.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Term Commitments of all the Lenders.

“Agreement” means this First Lien Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

“Applicable Discount” has the meaning specified in Section 2.03(a)(iii)(C).

“Applicable Rate” means a percentage per annum equal to 2.50% per annum for ~~Eurodollar Rate~~Term SOFR Loans, and 1.50% per annum for Base Rate Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means (i) in respect of periods prior to the Third Amendment Effective Date, each of CS Securities, RBC Capital Markets, and UBS Securities LLC, in their capacities as exclusive joint lead arrangers and joint bookrunners, and (ii) on and after the Third Amendment Effective Date, Barclays Bank PLC and Credit Suisse Loan Funding LLC, in their capacities as exclusive joint lead arrangers and joint bookrunners.

3

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(c)).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-in Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the one-month ~~Eurodollar Rate~~Adjusted Term SOFR (after giving effect to any applicable “floor”) plus 1%~~; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London Time) by reference to the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) as an authorized vendor for the purpose of displaying such rates)~~. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the ~~Eurodollar Rate~~Adjusted Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the ~~Eurodollar Rate~~Adjusted Term SOFR, as the case may be.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.

“Benchmark” means, initially, ~~Eurodollar Base Rate~~Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.09, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

4

“Benchmark Replacement” means, for any Available Tenor~~:~~

~~(1)             For purposes of clause (a) of Section 3.09~~, the first alternative set forth below that can be determined by the Administrative Agent:

(a)          the sum of: (i) ~~Term~~Daily Simple SOFR and (ii) ~~0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration,~~ 0.26161% (26.161 basis points) ~~for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or~~; and

~~(b)          the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Government Body for the replacement of the tenor of Eurodollar Base Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 3.09; and~~

~~(2)             For purposes of clause~~ (b) ~~of Section 3.09,~~ the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (~~1~~a) or (~~2~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “~~ABR~~Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark ~~other than Eurodollar Base Rate~~, the occurrence of a public statement or publication of information by or on behalf of the administrator of the-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

5

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means: (a) with respect to Holdings, the Borrower or any other corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Notice” has the meaning specified in Section 6.12(d).

“Borrower Purchasing Party” means the Borrower and any of its Restricted Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located ~~and, if such day relates to any Eurodollar Rate Loan, is a day that is also a London Banking Day~~.

6

“Canadian ABL Facility” means the Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended on the date hereof to, among other things, permanently repay all outstanding term loans thereunder and as further amended, supplemented or otherwise modified in accordance with its terms), among Master Titan Holdings Limited Partnership, Watson Limited Partnership, Slegg Limited Partnership, BC Ceilings Limited Partnership, Core Acoustic Titan Limited Partnership and Shoemaker Limited Partnership, as the borrowers, Canadian Imperial Bank of Commerce, as administrative agent, co-lead arranger and sole bookrunner, and the other financial institutions from time to time party thereto.

“Canadian ULCs” means GYP Canada Holdings I ULC, a British Columbia corporation, and GYP Canada Holdings II ULC, a British Columbia corporation.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (subject to Section 1.03(c)), recorded as a capitalized lease.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Credit Suisse or a financial institution selected by the Administrative Agent, in the name of the Borrower and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)          direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of the United States (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the United States, and which are not callable or redeemable at the issuer’s option;

(b)          overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of the United States; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;

(c)          commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(d)          marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

7

(e)          repurchase obligations with a term of not more than 30 days for underlying Investments of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(f)           Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a), through (e) of this definition;

(g)          investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and

(h)          (x) such local currencies in those countries in which the Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in which Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CFC Holdco” means (a) a Subsidiary that (i) has no material assets other than the equity of one or more Foreign Subsidiaries or (ii) is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries or (b) GYP IV.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, standard or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, standards or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, standards or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

8

“Change of Control” means the occurrence of any of the following:

(i)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended)) other than one or more Permitted Holders; or

(ii)          the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower; or

(iii)         the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined in clause (i) above) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of Holdings or the Borrower measured by voting power rather than number of shares; or

(iv)         the first day on which a majority of the members of the Board of Directors of Holdings or the Borrower are not Continuing Directors; or

(v)          Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Borrower; or

(vi)         a “Change of Control” (as defined in the ABL Facility or the Second Lien Credit Agreement) shall occur.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders holding Term Loans and (ii) Lenders holding an Incremental First Lien Term Loan Tranche, and (b) with respect to Term Loans, each of the following classes of Term Loans: (i) Term Loans and (ii) Incremental First Lien Term Loans of any Incremental First Lien Term Loan Tranche. For the avoidance of doubt, any Term Loans or Term Commitments created pursuant to a Permitted Amendment shall constitute a separate Class.

“Closing Date” means the first date on which all of the conditions precedent in Article IV are satisfied or waived in accordance with Article IV.

“Closing Material Adverse Effect” means any material adverse change, effect, event, occurrence, fact or condition in or on the business, results of operation, condition (financial or otherwise) or assets of the Target, taken as a whole, provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Closing Material Adverse Effect: any material adverse facts, circumstances, events, changes, effects or occurrences (a) resulting from or relating to the identity of Buyer or any of its Affiliates as the Buyer of the Target or the announcement of or execution of the Acquisition Agreement or the pendency of the transactions contemplated by the Acquisition Agreement, including losses or threatened losses of employees, customers, suppliers or others having relationships with the Target; (b) resulting from or relating to political conditions or any acts of terrorism or war; (c) relating to generally applicable economic conditions (including the state of the financial, debt, credit or securities markets, in the United States or elsewhere) or the industries in which the Target operates in general; (d) resulting from or relating to any change in Laws or GAAP or authoritative interpretations thereof; (e) resulting from or relating to the failure of the Business to meet projections, forecasts or estimates delivered to any Person (provided that the underlying causes of such failures may be considered in determining whether there is a Closing Material Adverse Effect unless otherwise provided in this definition); (f) resulting from or relating to any natural or man-made disaster or acts of God, or (g) resulting from or relating to actions of the Target or any of its Affiliates which Buyer has expressly requested or to which Buyer has expressly consented; except, in the case of clauses (b), (c), (d) or (f), where such change, effect, event, occurrence, fact or condition disproportionately affects the Target, taken as a whole, relative to other participants in the industries in which the Target operates. Capitalized terms used above in the definition of “Closing Material Adverse Effect” without definition shall have the meanings assigned to them in the Acquisition Agreement.

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“Code” means the U.S. Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent.

“Collateral Documents” means, collectively, the Security Agreement, the Intercreditor Agreements, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the First Lien Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment Letter” means the Commitment Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Commitment Letter, dated as of February 25, 2014), among Holdings, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Plan” means a Plan other than a Multiemployer Plan.

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“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means (a) Taxes that are imposed on or measured by net income (however denominated) or (b) that are franchise Taxes, in each case that are imposed as a result of a present or former connection between Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets that, in accordance with GAAP, would be classified as current assets on the consolidated balance sheet of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding any payment of contract-related costs (customarily referred to as costs in excess of billing), cash, Cash Equivalents and Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding any advanced payments received for contracts (customarily referred to as billings in excess of costs), the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (other than clause (xix)), without duplication,

(i)	total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations,

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(ii)	provision for taxes based on income, profits or capital of the Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)	depreciation and amortization expense (including amortization of intangible assets),

(iv)	non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(v)	any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(vi)	all extraordinary, non-recurring or unusual losses and charges,

(vii)	costs and expenses in connection with branch startups, provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below),

(viii)	cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions,

(ix)	cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and clause (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below),

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(x)	transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents, the ABL Loan Documents or the Second Lien Loan Documents, in each case, whether or not consummated),

(xi)	any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

(xii)	any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period),

(xiii)	management fees (or special dividends in lieu thereof) permitted under Section 7.08(d),

(xiv)	any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02,

(xv)	non-cash losses from Joint Ventures and non-cash minority interest reductions,

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(xvi)	fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.13,

(xvii)	other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,

(xviii)	losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and

(xix)	the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Borrower or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transactions, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix)), minus

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(c)	an amount which, in the determination of Consolidated Net Income, has been included for:

(i)          federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense),

(ii)          non-recurring income or gains from discontinued operations,

(iii)          all extraordinary, non-recurring or unusual gains and non-cash income during such period,

(iv)          any gains realized upon the disposition of property outside of the ordinary course of business, and

(v)          the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated pursuant to this definition), plus or minus

(d)	unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP.

Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $21,900,000 for the fiscal quarter ended on April 30, 2013, $22,900,000 for the fiscal quarter ended on July 31, 2013, $27,400,000 for the fiscal quarter ended on October 31, 2013 and $21,000,000 for the fiscal quarter ended on January 31, 2014.

“Consolidated Funded First Lien Indebtedness” means (A) all Consolidated Funded Indebtedness constituting ABL Obligations and (B) all other Consolidated Funded Indebtedness that is secured by a Lien on any Collateral (other than Liens permitted under Section 7.01(i)) that is not subordinated to the Lien on such Collateral securing the First Lien Obligations; provided that (x) such Consolidated First Lien Indebtedness is not subordinated in right of payment to the First Lien Obligations and (y) for purposes of the definition of “Permitted Other First Lien Indebtedness”, the definition of “Permitted Other Second Lien Indebtedness” and clause (y) of the second proviso in Section 2.12(a) only, all Incremental First Lien Term Facilities and all Permitted Other First Lien Indebtedness (and any Permitted Refinancing thereof) shall be deemed to be (a) secured by a Lien on the Collateral that is not subordinated to the Lien on such Collateral securing the First Lien Obligations, whether or not so secured and (b) not subordinated in right of payment to the First Lien Obligations, whether or not so subordinated.

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“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit, bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one (1) Business Day after such amount is drawn. The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset.

“Consolidated Funded Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on assets of the Borrower or any of its Restricted Subsidiaries, provided that (x) such Consolidated Funded Indebtedness is not subordinated in right of payment to the First Lien Obligations and (y) for purposes of the definition of “Permitted Other First Lien Indebtedness”, the definition of “Permitted Other Second Lien Indebtedness”, the definition of “Secured Leverage Ratio” as used in the definition of “Second Lien Cap” and clause (y) of the second proviso in Section 2.12(a) only, all Incremental First Lien Term Facilities and all Permitted Other Indebtedness (and any Permitted Refinancing thereof) shall be deemed to be (a) secured by a Lien on the assets of the Borrower and its Restricted Subsidiaries, whether or not so secured and (b) not subordinated in right of payment to the First Lien Obligations, whether or not so subordinated.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by such Person and its Restricted Subsidiaries, (iii) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (v) net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period (or, for purposes of calculating Cumulative Credit, either during such period or in respect of any future period) there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent such encumbrance or restriction is contained in the Canadian ABL Facility or to the extent that such net income is distributed in cash during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction, (vi) cancellation of Indebtedness income arising out of prepayments made in accordance with Section 2.03(a)(iii) and (vii) any income (loss) for such period attributable to the early extinguishment of (a) Indebtedness, (b) obligations under any Swap Contracts or (c) other derivative instruments), as determined in accordance with GAAP.

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“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments of such Funded Debt (including as required pursuant to Section 2.03) as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Continuing Directors” means the directors of each of Holdings and the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings or the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Sponsor in his or her election by the stockholders of Holdings or of the Borrower.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means a Term Borrowing.

“Credit Suisse” means Credit Suisse AG, acting through such of its affiliates or branches as it deems appropriate, and its successors.

“CS Securities” means Credit Suisse Securities (USA) LLC and its successors.

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“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate (except to the extent resulting from the operation of clause (e)), determined on a cumulative basis equal to:

(a)          the sum of a percentage of Excess Cash Flow for each full fiscal quarter ended after the Closing Date and prior to such date of determination, equal to, for each such fiscal quarter:

(i) 50% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was greater than or equal to 5.50:1.00,

(ii) 75% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was less than 5.50:1.00 but greater than or equal to 5.00:1.00 or

(iii) 100% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was less than 5.00:1.00, plus

(b)          the sum of any Declined Amounts, plus

(c)          in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) (any such Investment for purposes of this clause (c) being an “Original Investment” and the amount of any such reduction for purposes of this clause (c) being the “Reduction Amount” in respect of such Investment) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or the acquisition of any Investments, an amount equal to the lesser of (A) the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents from: (i) the sale (other than to the Borrower or any such Restricted Subsidiary) of any such Equity Interests of an Unrestricted Subsidiary or any such Investments, or (ii) any dividend or other distribution by any such Unrestricted Subsidiary received in respect of any such Investments, or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investments, and (B) the Reduction Amount in respect of such Original Investment; plus

(d)          in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary (any such designation being the “Original Designation” and the amount of any such reduction for purposes of this clause (d) being the “Reduction Amount” in respect of such designation), in the event any such Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, an amount equal to the lesser of (A) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the Reduction Amount in respect of such Original Designation, minus

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(e)          the aggregate excess (or plus any shortfall) in respect of each fiscal year of the Borrower (commencing with the first full fiscal year ending after the Closing Date) completed prior to such date of (i) the cumulative amount of Cumulative Credit attributable to and determined in accordance with clause (a) of this definition for all four fiscal quarters of each such fiscal year over (ii) such cumulative amount for each such fiscal year attributable to clause (a) of this definition but determined on an annual (and not quarterly) basis for each such fiscal year (for the avoidance of doubt, based on the Total Leverage Ratio as of the last day of each such fiscal year), as such amount may be reduced from time to time to the extent that all or a portion of Cumulative Credit is applied to make Investments, Restricted Payments or prepayments of Junior Financing pursuant to Section 7.02(t), 7.06(f)(2) or 7.13(a)(i), respectively.

“Cure Amount” has the meaning specified in the ABL Facility.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Declined Amounts” has the meaning specified in Section 2.03(c).

“Declining Lender” has the meaning specified in Section 2.03(c).

“Debt Fund Affiliate” means any Affiliate of the Sponsor that is a bona fide diversified debt fund primarily engaged in, or advising funds or other investment vehicles that are engaged in making, purchasing or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle that are independent of their duties to the equity holders of Holdings.

“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a ~~Eurodollar Rate~~Term SOFR Loan, the Default Rate shall be an interest rate equal to the ~~Eurodollar Rate~~Adjusted Term SOFR plus the Applicable Rate applicable to such ~~Eurodollar Rate~~Term SOFR Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two (2) Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender of a Lender’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Defaulting Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

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“Discounted Prepayment Option Notice” has the meaning specified in Section 2.03(a)(iii)(B).

“Discount Range” has the meaning specified in Section 2.03(a)(iii)(B).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.03(a)(iii)(A).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.03(a)(iii)(E).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other First Lien Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Latest Maturity Date of all Term Loans then in effect; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Holdings (other than any CFC Holdco) that is organized under the laws of the United States, any state thereof or the District of Columbia.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

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~~“Early Opt-in Election” means the occurrence of:~~

~~(1)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)          the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Base Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees or binding judicial or administrative decisions relating to pollution and the protection of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface or subsurface land, plant and animal life or any other natural resource), and public and worker health and safety as it relates to Hazardous Materials, including those related to the generation, use, handling, storage, transportation, treatment, recycling, labeling or Environmental Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, investigation or monitoring, consulting costs and attorney fees, and fines or penalties) resulting from or based upon (a) any Environmental Law, including any noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) an Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dispersal, dumping or disposing into or through the indoor or outdoor environment.

“Equity Contribution” has the meaning specified in the definition of the “Transactions.”

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated), that together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is in at-risk status, as defined in Section 430 of the Code or Section 303 of ERISA, or the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; or (j) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:~~

~~Eurodollar Rate =~~	 ~~Eurodollar Base Rate  __ 1.00 – Eurodollar Reserve Percentage~~

~~where,~~

~~“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to (i) the rate determined by the Administrative Agent to be the applicable Screen Rate at approximately 11:00 a.m. (London Time), two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the Interpolated Rate.~~

~~“Eurodollar Rate Loan” means a Term Loan that bears interest at the Eurodollar Rate.~~

~~“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurodollar liabilities”). The Eurodollar Rate for each outstanding Term Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.~~

“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” has the meaning specified in Section 6.12(d).

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount equal to (a) Consolidated Net Income of the Borrower and its Restricted Subsidiaries minus (b) without duplication (in each case, for the Borrower and its Restricted Subsidiaries on a consolidated basis),

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(i)	Capital Expenditures, except to the extent made using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period,

(ii)	Consolidated Scheduled Funded Debt Payments and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes,

(iii)	Restricted Payments made by the Borrower and its Restricted Subsidiaries to the extent that such Restricted Payments are permitted to be made under Section 7.06(e) or 7.06(i), solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income,

(iv)	the aggregate amount of voluntary or mandatory permanent principal payments or repurchases of Indebtedness of the Borrower and its Restricted Subsidiaries (excluding the First Lien Obligations, the ABL Loans and the Second Lien Obligations); provided that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase and (C) such prepayments or repurchases are not made, directly or indirectly, using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period or (2) the Cumulative Credit,

(v)	cash payments made in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) or non-cash charges in a prior period, in each case, not made directly or indirectly using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period or (2) the Cumulative Credit,

(vi)	to the extent not deducted in arriving at Consolidated Net Income, cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance,

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(vii)	cash from operations used or to be used to consummate a Permitted Acquisition (if such Permitted Acquisition has been consummated, or committed to be consummated, prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.03(b)(i) with respect to such fiscal year period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (vii) with respect to a fiscal year as a result of a Permitted Acquisition that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then (A) for the avoidance of doubt, no amount shall be deducted from Excess Cash Flow pursuant to this clause (vii) as a result of such Permitted Acquisition being actually consummated for the Relevant Deduction Amount, and (B) if such Permitted Acquisition is not actually consummated for the Relevant Deduction Amount prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.03(b)(i) with respect to the immediately following fiscal year period, an amount equal to such Relevant Deduction Amount shall be added to Excess Cash Flow for such immediately following fiscal year period,

(viii)	to the extent not deducted in arriving at Consolidated Net Income, cash contributions to pension and other employee benefits plans,

(ix)	to the extent not deducted in arriving at Consolidated Net Income, any cash losses from extraordinary, unusual or non-recurring items,

(x)	to the extent not deducted in arriving at Consolidated Net Income, cash payments in respect of any hedging obligations,

(xi)	net non-cash gains and credits to the extent included in arriving at Consolidated Net Income, plus

(c) net non-cash charges and losses to the extent deducted in arriving at Consolidated Net Income; plus

(d) decreases in Net Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), minus

(e) increases in Net Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting).

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the first full fiscal year ended after the Closing Date.

“Excluded Subsidiary” means any Subsidiary of the Borrower that is (i) a Foreign Subsidiary or a Foreign Subsidiary of a Domestic Subsidiary or a CFC Holdco, (ii) an Immaterial Subsidiary, (iii) prohibited by applicable law, regulation or by any Contractual Obligation existing on the Closing Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization in order to grant such Subsidiary Guaranty (to the extent that the Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (iv) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (v) captive insurance companies, (vi) a not-for-profit Subsidiary, (vii) a Subsidiary not wholly-owned (other than any such Subsidiary described in the parenthetical in clause (ii) of the definition of Guarantor) by the Borrower and/or one or more of its wholly owned Restricted Subsidiaries, (viii) any Unrestricted Subsidiary, (ix) a Subsidiary to the extent that the burden or cost of obtaining a Subsidiary Guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Borrower) and (x) GYP V.

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“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 14 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) its overall net income or overall gross income (however denominated) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any United States federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01(a), (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(g) or Section 3.01(h) and (e) any withholding Taxes imposed under FATCA.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning specified in Section 3.09.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

“Fee Letter” means the Fee Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Fee Letter, dated as of February 25, 2014), among Holdings, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“First Lien Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded First Lien Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).

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“First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan or Secured Hedge Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and costs that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the First Lien Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party; provided that the First Lien Obligations shall not include Excluded Swap Obligations.

“Flood Determination Form” has the meaning specified in Section 6.12(d).

“Flood Hazard Property” has the meaning specified in Section 6.12(d).

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~Eurodollar Base Rate~~Adjusted Term SOFR.

“Foreign Disposition” has the meaning specified in Section 2.03(b)(vi).

“Foreign Lender” means any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Fourth Amendment” means the Fourth Amendment to First Lien Credit Agreement, dated as of April 22, 2021, by and among Holdings, the Borrower, the 2021 Incremental First Lien Lenders (as defined therein), the Administrative Agent and the other parties thereto.

“Fourth Amendment Effective Date” means April 22, 2021.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“GMS” has the meaning specified in the “Preliminary Statements.”

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any (a) obligation, contingent or otherwise, of such Person Guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (i) Holdings, (ii) each wholly-owned Domestic Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned domestic Restricted Subsidiaries in which (x) the minority interests are held solely by management and employees of such Restricted Subsidiary and (y) the Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Borrower that is a Restricted Subsidiary and is listed on Schedule I, and (iii) each other wholly-owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.

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“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“GYP IV” means GYP Holdings IV Corp., a Delaware corporation.

“GYP V” means GYP Holdings V Corp., a Delaware corporation.

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable, explosive or radioactive substances, and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law.

“Hedge Bank” means (i) any Person that at the time it enters into a Secured Hedge Agreement, is an Agent, an ABL Agent, an Arranger, a Lender, an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender or (ii) any Person that is, as of the Closing Date, an Agent, an ABL Agent, an Arranger, a Lender, an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender and a party to a Secured Hedge Agreement, in each case, in its capacity as a party to such Secured Hedge Agreement. For the avoidance of doubt, such Person shall continue to be a Hedge Bank with respect to the applicable Secured Hedge Agreement even if it ceases to be an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender after the date on which it entered into such Secured Hedge Agreement.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“IBA” has the meaning specified in Section 3.09.

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“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Borrower to the Administrative Agent and the Collateral Agent in writing that meets all of the following criteria calculated on the Pro Forma Basis by reference to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a): (a) the aggregate gross assets (excluding goodwill) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 5% of the Consolidated Total Assets of the Restricted Group as of such date; (b) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 5% of the Consolidated EBITDA of the Restricted Group for such period; (c) the aggregate gross assets (excluding goodwill) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 10% of the Consolidated Total Assets of the Restricted Group as of such date; and (d) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 10% of the Consolidated EBITDA of the Restricted Group for such period; provided that if, at any time after the delivery of such financial statements, (i) with respect to any Restricted Subsidiary designated as an Immaterial Subsidiary at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (a) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (b) or (ii) with respect to all Restricted Subsidiaries designated as Immaterial Subsidiaries at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (c) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (d), then the Borrower shall, not later than thirty (30) days after the date by which financial statements for the fiscal quarter or the fiscal year, as applicable, in which such excess occurs must be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) notify the Administrative Agent and the Collateral Agent in writing that one or more of such Restricted Subsidiaries no longer constitutes an Immaterial Subsidiary and (B) comply with the provisions of Section 6.12 applicable to such Subsidiary. All Immaterial Subsidiaries as of the Third Amendment Effective Date are set forth on Schedule II.

“Incremental First Lien Lender” has the meaning specified in Section 2.12(c).

“Incremental First Lien Term Commitment” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Commitments Amendment” has the meaning specified in Section 2.12(d).

“Incremental First Lien Term Commitments Effective Date” has the meaning specified in Section 2.12(e).

“Incremental First Lien Term Facilities” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Loan Tranche” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Loans” has the meaning specified in Section 2.12(a).

“Incremental Second Lien Term Loans” has the meaning specified in the Second Lien Credit Agreement.

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          the maximum amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments issued or created by or for the account of such Person;

(c)          net obligations of such Person under any Swap Contract;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          all Attributable Indebtedness;

(g)          all obligations of such Person in respect of Disqualified Equity Interests; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

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“Indemnitees” has the meaning set forth in Section 10.05.

“Ineligible Assignee” has the meaning specified in Section 10.07(b).

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means Credit Suisse, Royal Bank of Canada, and UBS.

“Initial Mortgaged Properties” means the properties listed on Schedule 6.14.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit H hereto together with each intellectual property security agreement supplement, including any such supplement executed and delivered pursuant to Section 6.12.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit P evidencing Indebtedness owed among the Loan Parties and their respective Subsidiaries.

“Intercreditor Agreements” means the ABL/Term Intercreditor Agreement and the Term Intercreditor Agreement.

“Interest Payment Date” means, (a) as to any ~~Eurodollar Rate~~Term SOFR Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date of the applicable Class of Term Loans under the Term Facility; provided, however, that if any Interest Period for a ~~Eurodollar Rate~~Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each January, April, July and October and the Maturity Date of the applicable Class of Term Loans under the Term Facility.

“Interest Period” means, as to each ~~Eurodollar Rate~~Term SOFR Loan, the period commencing on the date such ~~Eurodollar Rate~~Term SOFR Loan is disbursed or converted to or continued as a ~~Eurodollar Rate~~Term SOFR Loan and ending on the date one, ~~two,~~ three or six ~~months thereafter, or to the extent consented to by all Lenders, twelve~~ months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

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(c)          no Interest Period shall extend beyond the Maturity Date of the applicable Class of Term Loans under the Term Facility.

~~Notwithstanding the foregoing, to the extent the Borrower has elected to borrow the New Incremental First Lien Term Loan (as defined in the New Incremental First Lien Term Commitments Amendment) on the New Incremental First Lien Term Commitments Effective Date or Incremental First Lien Term Loans on an Incremental First Lien Commitments Effective Date, as the case may be, as Eurodollar Rate Loans, the Interest Period (x) applicable to such New Incremental First Lien Term Loan shall end on October 31, 2016 and (y) applicable to such Incremental First Lien Term Loans may, at the election of the Borrower, end on the next succeeding quarterly amortization date with respect to such Incremental First Lien Term Loans.~~

~~“Interpolated Rate” means, in relation to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Eurodollar Rate for the longest period (for which the applicable Eurodollar Rate is available for deposits in Dollars) that is shorter than the Interest Period of that Eurodollar Rate Loan and (b) the applicable Eurodollar Rate for the shortest period (for which such Eurodollar Rate is available for deposits in Dollars) that exceeds the Interest Period of that Eurodollar Rate Loan, in each case, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.~~

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(e), (i) and (k)). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns representing a return of capital with respect to such Investment received by the Borrower or a Restricted Subsidiary.

“Investors” has the meaning specified in the definition of the “Transactions.”

“IP Rights” has the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

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“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means the Second Lien Loan Documents and any documentation governing any other Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Term Loans or Term Commitments at such time, including, for the avoidance of doubt, the latest maturity date of any Class of Term Loans or Incremental First Lien Term Loans established pursuant to any Incremental First Lien Term Commitments Amendment, in each case as extended from time to time in accordance with this Agreement (including pursuant to any Permitted Amendment in accordance with Section 10.01).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph to this Agreement.

“Lender Participation Notice” has the meaning specified in Section 2.03(a)(iii)(C).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

~~“LIBOR” means the London Interbank Offered Rate as administered by the IBA (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period).~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

“Lien” means any mortgage, lease, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

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“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) any Incremental First Lien Term Commitments Amendment and (vii) any Loan Modification Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) any Incremental First Lien Term Commitments Amendment, (vii) any Loan Modification Agreement, and (viii) each Secured Hedge Agreement.

“Loan Modification Accepting Lender” has the meaning specified in Section 10.01(B).

“Loan Modification Agreement” has the meaning specified in Section 10.01(B).

“Loan Modification Offer” has the meaning specified in Section 10.01(B).

“Loan Parties” means, collectively, the Borrower and each Guarantor.

~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

~~“London Time” means Greenwich Mean Time or British Summer Time, as applicable.~~

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under any Loan Document.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $2,500,000) owned in fee by the Borrower or a Guarantor.

“Maturity Date” means: the earliest of (i)  June 1, 2025 and (ii) the date that the Term Loans are declared due and payable pursuant to Section 8.02.

“Maximum Rate” has the meaning specified in Section 10.10(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

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“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance satisfactory to the Collateral Agent.

“Mortgage Policies” has the meaning specified in Section 6.14(b)(ii).

“Mortgaged Properties” means (i) the Initial Mortgaged Properties listed on Schedule 6.14 and (ii) each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.12(a)(iii).

“Multiemployer Plan” means any Plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management of the Borrower for the fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate.

“Net Cash Proceeds” means:

(a)          with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction. It being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve;

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(b)          with respect to the issuance of any Equity Interest by the Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (i) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such issuance; and

(c)          with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“Net Working Capital” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“New Incremental First Lien Term Commitments Amendment” means the Incremental First Lien Term Commitments Amendment, dated as of September 27, 2016, among Holdings, the Borrower, the New Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“New Incremental First Lien Term Commitments Effective Date” means September 27, 2016.

“New York Time” means Eastern Standard Time or Eastern Daylight Time, as applicable.

“NFIP” has the meaning specified in Section 6.12(d).

“No Undisclosed Information Representation” by a Person means a representation that such Person is not in possession of any material non-public information with respect to Holdings, the Borrower, their respective Subsidiaries or their respective securities.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

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“Non-Debt Fund Affiliate” means any Affiliate of the Sponsor other than (i) Holdings, (ii) any Subsidiary of Holdings, (iii) any Debt Fund Affiliate and (iv) any natural person.

“Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans made or held by such Term Lender.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Loans” has the meaning specified in Section 2.03(a)(iii)(C).

“OID” has the meaning specified in Section 2.12(b).

“Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Designation” has the meaning specified in the definition of “Cumulative Credit.”

“Original Investment” has the meaning specified in the definition of “Cumulative Credit.”

“Other Equity” has the meaning specified in the definition of the “Transactions.”

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date.

“Parent” means GMS Inc., a Delaware corporation and the indirect parent company of the Borrower.

“Participant” has the meaning specified in Section 10.07(d).

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“Participant Register” has the meaning set forth in Section 10.07(k).

“PATRIOT Act” has the meaning specified in Section 10.21.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permits” has the meaning specified in Section 5.01.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Amendments” has the meaning specified in Section 10.01(B).

“Permitted Encumbrances” means any Liens or other encumbrances on any Mortgaged Property permitted under the applicable Mortgage Policy.

“Permitted Equity” has the meaning specified in the definition of the “Transactions.”

“Permitted Equity Issuance” means (a) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of Holdings the proceeds of which are contributed to the common equity of the Borrower, (b) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of the Borrower to Holdings or (c) any capital contribution to the Borrower.

“Permitted Holders” means the Sponsor and the members of the management of Holdings and its Subsidiaries (the “Management Shareholders”); provided that in no event shall the Management Shareholders be treated as Permitted Holders with respect to more than 10% of the Voting Stock of Holdings.

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“Permitted Other First Lien Indebtedness” means Indebtedness, that is either unsecured or secured by Permitted Other Indebtedness Liens, and the aggregate principal amount of which, together with the aggregate principal amount of (i) all increases in the Term Facility incurred and outstanding in reliance on Section 2.12(a)(x), (ii) all increases in the Second Lien Loans incurred and outstanding in reliance on Section 2.12(a)(x) of the Second Lien Credit Agreement and (iii) all Permitted Other Second Lien Indebtedness incurred in reliance on clause (x) of the definition thereof, does not exceed the sum of (x) $100,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the First Lien Leverage Ratio (without netting the cash and Cash Equivalent constituting proceeds of the applicable Permitted Other First Lien Indebtedness) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent to exceed (I) 4.20:1.00 or (II) if such Permitted Other Indebtedness is incurred to finance a Permitted Acquisition, the First Lien Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition (it being understood and agreed that the Borrower may incur such Indebtedness under either clause (x) or (y) in such order as it may elect in its sole discretion); provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and, with respect to such Indebtedness incurred in the form of loans, customary amortization payments, subject to clause (B) below); (B) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Term Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (C) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (E) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent and the ABL Administrative Agent.

“Permitted Other Indebtedness” means Permitted Other First Lien Indebtedness and Permitted Other Second Lien Indebtedness.

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“Permitted Other Indebtedness Liens” means Liens on the Collateral that secure Permitted Other Indebtedness and, in the case of any such Liens on the Term Priority Collateral, that are pari passu with or junior to the Liens on the Term Priority Collateral securing the First Lien Obligations, provided that (w) all such Liens on the Term Priority Collateral securing any Permitted Other Second Lien Indebtedness must be junior to the Liens securing the First Lien Obligations, (x) all such Liens on the Term Priority Collateral that are junior to the Liens on the Term Priority Collateral securing the First Lien Obligations will be pari passu with, or junior to, the Liens on the Term Priority Collateral securing the Second Lien Obligations, (y) such Liens are granted under security documents to a collateral agent for the benefit of the holders of the Permitted Other Indebtedness and subject to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent, the ABL Administrative Agent, the Second Lien Administrative Agent, the Collateral Agent, the ABL Collateral Agent, and the Second Lien Collateral Agent, and that are entered into among the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the senior, junior or pari passu treatment of such Liens with the Liens securing, as applicable, the First Lien Obligations, the ABL Obligations or Second Lien Obligations and (z) all such Liens on the ABL Priority Collateral shall be (i) junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, (ii) pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the First Lien Obligations and (iii) pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the Second Lien Obligations.

“Permitted Other Second Lien Indebtedness” means Indebtedness, that is either unsecured or secured by Permitted Other Indebtedness Liens, and the aggregate principal amount of which, together with the aggregate principal amount of (i) all increases in the Second Lien Loans incurred and outstanding in reliance on Section 2.12(a)(x) of the Second Lien Credit Agreement, (ii) all Incremental First Lien Term Commitments incurred and outstanding in reliance on Section 2.12(a)(x) of this Agreement (assuming the full funding thereof) and (iii) all Permitted Other First Lien Indebtedness (assuming the full funding thereof) incurred in reliance on clause (x) of the definition thereof, does not exceed the sum of (x) $100,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the Secured Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Permitted Other Second Lien Indebtedness) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Second Lien Administrative Agent to exceed (I) 6.00:1.00 or (II) if the Permitted Other Second Lien Indebtedness is incurred to finance a Permitted Acquisition, the Secured Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition (it being understood and agreed that the Borrower may incur such Indebtedness under either clause (x) or (y) in such order as it may elect in its sole discretion); provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date (as defined in the Second Lien Credit Agreement) of all Second Lien Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (B) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Second Lien Loans then in effect (and, if for any reason there are no Second Lien Loans outstanding, not shorter than the Latest Maturity Date of all First Lien Loans) and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Second Lien Loans; (C) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in the Second Lien Credit Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (E) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent, the ABL Administrative Agent and the Second Lien Administrative Agent.

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“Permitted Ratio Debt” means unsecured Indebtedness in the form of notes or loans under credit agreements, indentures or other similar agreements or instruments; provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety one (91) days after the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (B) the covenants, events of default, Guarantees and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (B), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (C) if such Indebtedness is subordinated, the Term Facility has been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness; (D) in the case of any such Indebtedness of the Borrower or any Restricted Subsidiary owed to the seller of any property acquired in a Permitted Acquisition, such Indebtedness is expressly subordinated to the prior payment in full in cash of the First Lien Obligations on terms and conditions that are reasonably acceptable to the Administrative Agent; (E) immediately before and immediately after giving Pro Forma Effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (F) immediately after giving effect to the incurrence of such Indebtedness, the Borrower and its Restricted Subsidiaries shall be in Pro Forma Compliance with a maximum Total Leverage Ratio of 7.00:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail.

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“Permitted Refinancing” means, with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest, unpaid reasonable premium thereon and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the First Lien Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the First Lien Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are, (A) either (x) customary for similar debt in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that any negative covenants shall be incurrence-based) or (y) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (B) when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in the foregoing clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (vi) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Surviving Debt” has the meaning specified in the definition of the “Transactions.”

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

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“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Interests” has the meaning specified in the Security Agreement.

“Prepayment Amount” has the meaning specified in Section 2.03(c).

“Prepayment Date” has the meaning specified in Section 2.03(c).

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse (or any successor to Credit Suisse in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City and notified to the Borrower. Each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Private Lenders” has the meaning specified in Section 6.02.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.13), the numerator of which is the amount of the Term Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided, that if the commitment of each Lender to make Term Loans has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Productive Asset” means any real estate, building and equipment that is to be used by the Borrower or a Restricted Subsidiary in connection with providing services to a third party pursuant to a written contract, the benefits of which the Borrower believes in good faith warrant the incurrence of the Attributable Indebtedness described in Section 7.03(e)(ii) incurred to finance all or any part of such Productive Asset.

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“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.03(a)(iii)(B).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Borrower” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings, or any direct or indirect parent thereof, of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lenders” has the meaning specified in Section 2.03(a)(iii)(D).

“Qualifying Loans” has the meaning specified in Section 2.03(a)(iii)(D).

“Reduction Amount” has the meaning set forth in the definition of “Cumulative Credit.”

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Eurodollar Base Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Eurodollar Base Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

“Refinancing” has the meaning specified in the definition of the “Transactions.”

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

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“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.03(b)(ii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means any refinancing, replacement or repricing, in whole or in part, of any of the Term Loans under this Agreement, directly or indirectly, (x) from, or in anticipation of, the receipt of proceeds of any Indebtedness (including, without limitation, any Incremental First Lien Term Loans or any new or additional loans under this Agreement), or (y) pursuant to any amendment to this Agreement, in any case, having or resulting in a weighted average yield (to be determined by the Administrative Agent, after giving effect to margins, interest rate floors, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof generally and in their capacity as lenders or holders) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in the ~~Eurodollar Rate~~Adjusted Term SOFR or Base Rate), less than the weighted average yield of (to be determined by the Administrative Agent, on the same basis as above) such Term Loans immediately prior to such refinancing, replacement or repricing, excluding in each case any refinancing, replacement or repricing of Term Loans in connection with any registered equity offering and/or private placement, as the case may be, of common stock of Parent, a Change of Control transaction or any Permitted Acquisition for an aggregate consideration in excess of $300,000,000.

“Request for Credit Extension” means with respect to a Term Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments; provided that the unused Term Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, vice president, treasurer, assistant treasurer, secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

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“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to the Collateral Documents (or the Liens created thereunder)) or (b) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(b), 7.01(i), 7.01(o), 7.01(p), 7.01(v) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents), 7.01(w) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents), 7.01(ee) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents) and 7.01(ff) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents)) in favor of any Person other than the Collateral Agent, any Lender, the ABL Collateral Agent, the Second Lien Collateral Agent, any Second Lien Lender, or any ABL Lender.

“Restricted Group” means the Borrower and its Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Proceeds” has the meaning specified in Section 2.03(b)(vi).

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly owned or controlled by a country, or (d) a Person resident in, or determined to be resident in, a country with which dealings by U.S. Persons are prohibited pursuant to a country sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) a Person owned or controlled by a Person named on the list of Specially Designated Nationals or Blocked Persons.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial, and any successor thereto.

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~~“Screen Rate” means the Intercontinental Exchange Benchmark Administration Ltd. (or (x) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (y) any service selected by such Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) Interest Settlement Rate for Dollars for the relevant Interest Period. If the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) ceases to establish such rate, the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.~~

“Seasonal ABL Indebtedness” means, as of the last day of any fiscal quarter, Indebtedness outstanding under the ABL Facility used to finance seasonal working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower in good faith) as of such day.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means the Second Amendment to First Lien Credit Agreement, dated as of June 7, 2017, among Holdings, the Borrower, the 2017 Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“Second Amendment Effective Date” means June 7, 2017.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Cap” means (a) the sum of (x) $260,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the Secured Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Second Lien Obligations) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Second Lien Administrative Agent to exceed 6.00:1.00, minus (b) the sum of (i) all Permitted Other Second Lien Indebtedness incurred in reliance on clause (x) of the definition thereof, (ii) all Incremental First Lien Term Commitments incurred and outstanding in reliance on Section 2.12(a)(x) of this Agreement (assuming the full funding thereof) and (iii) all Permitted Other First Lien Indebtedness (assuming the full funding thereof) incurred in reliance on clause (x) of the definition thereof.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the Intercreditor Agreements), among Holdings, the Borrower, the Second Lien Lenders, the Second Lien Administrative Agent and the Second Lien Collateral Agent, including any replacement thereof entered into in connection with one or more refinancings thereof permitted hereunder (whether or not such refinancing has previously been consummated) (so long as the documents governing such replacement constitute “Term Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

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“Second Lien Lender” means any “Lender” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” means the “Loans” as defined in the Second Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental Second Lien Loans.

“Second Lien Obligations” means the “Second Lien Obligations” as defined in the Second Lien Credit Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank and for which (a) written notice substantially in the form of Exhibit O has been delivered by the Loan Party or the Hedge Bank to the Administrative Agent and the Collateral Agent, which (i) specifies that such Swap Contract is intended to be secured on a pari passu basis with the other First Lien Obligations and is a Secured Hedge Agreement, and (ii)  acknowledges and accepts Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto, and (b) the Loan Party and/or Hedge Bank provides to the Administrative Agent and the Collateral Agent such supporting documentation as the Administrative Agent or the Collateral Agent may reasonably request.

“Secured Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Secured Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(b).

“Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

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“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Seller” has the meaning specified in the “Preliminary Statements.”

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Affiliate Indebtedness” has the meaning specified in Section 7.03(r).

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“Specified Refinancing Debt” means Indebtedness that is either unsecured or secured by Specified Refinancing Liens, provided that: (A) an amount equal to the principal amount of such Indebtedness is applied concurrently with the incurrence thereof to prepay the Term Loans pursuant to Section 2.03(b)(iii) or any previously incurred Specified Refinancing Debt; (B) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and, with respect to such Indebtedness incurred in the form of loans, customary amortization payments, subject to clause (C) below); (C) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Classes of Term Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (D) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (D), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (E) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; (F) there shall be no borrowers or guarantors in respect of such Indebtedness that are not the Borrower or a Guarantor, and the borrower with respect to such Indebtedness shall be the borrower of the Indebtedness being refinanced; (G) if secured, such Indebtedness shall not be secured by any assets that do not constitute Collateral; and (H) the terms relating to the holding of loans under such Indebtedness by an Affiliated Lender shall be no less restrictive to such Affiliated Lender than those in Sections 10.01 and 10.07.

“Specified Refinancing Liens” means Liens on the Collateral that secure Specified Refinancing Debt and, in the case of any such Liens on the Term Priority Collateral, that are junior to, or pari passu with, the Liens on the Term Priority Collateral securing the First Lien Obligations, provided that (x) such Liens are granted under security documents to a collateral agent for the benefit of the holders of such Specified Refinancing Debt that are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than the Collateral Documents (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the security documents with respect to such Specified Refinancing Debt or drafts of such security documents, stating that the Borrower has determined in good faith that such security documents satisfy the requirement set forth in the first proviso above, shall be conclusive evidence that such security documents satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period) and are subject to the Intercreditor Agreements or an intercreditor agreement that is reasonably satisfactory to the Administrative Agent and the Collateral Agent and that is entered into among the Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu treatment, as the case may be, of such Liens with and relative to the Liens securing the First Lien Obligations and (y) all such Liens on the ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, and pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the First Lien Obligations.

“Specified Representations” means those representations made in Sections 5.01(a) and (b)(ii), 5.02(a), 5.04, 5.13, 5.17 (as evidenced by the certificate delivered pursuant to Section 4.01(a)(xii)), 5.19 (subject to the last paragraph of Section 4.01), 5.20, 5.21, and 5.22.

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“Specified Second Lien Refinancing Debt” means, “Specified Refinancing Debt” (as defined in the Second Lien Credit Agreement).

“Specified Second Lien Refinancing Liens” means, to the extent permitted by the Intercreditor Agreements, “Specified Refinancing Liens” (as defined in the Second Lien Credit Agreement).

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of initiative not in the ordinary course of business and described in reasonable detail in the officer’s certificate of the Borrower.

“Sponsor” means AEA.

“Sponsor Management Agreement” means the Management Agreement, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time), by and among GYP Holdings I Corp., a Delaware corporation, the Borrower and AEA Investors LP.

“Subject Acquisition Agreement” has the meaning specified in Section 2.12(f).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other Guaranty and Guaranty supplement delivered pursuant to Section 6.12.

“Supplemental Administrative Agent” has the meaning specified in Section 9.14(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Agent, an Arranger or a Lender or any Affiliate of an Agent, an Arranger or a Lender).

“Target” means GMS and its Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of ~~Eurodollar Rate~~Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments of all Term Lenders shall be $511,000,000.00 on the Fourth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. From and after the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Term Commitment (as defined in the New Incremental First Lien Term Commitments Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents. From and after the Second Amendment Effective Date, the 2017 Incremental First Lien Term Commitment (as defined in the Second Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents. From and after the Third Amendment Effective Date, the 2018 Incremental First Lien Term Commitment (as defined in the Third Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents. From and after the Fourth Amendment Effective Date, the 2021 Incremental First Lien Term Commitment (as defined in the Fourth Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents.

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“Term Facility” means, at any time, (a) prior to the Fourth Amendment Effective Date, the aggregate Term Commitments of all Term Lenders at such time, and (b) thereafter, the aggregate Term Loans of all Term Lenders at such time.

“Term Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit Q, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the Collateral Agent and the Second Lien Collateral Agent.

“Term Lender” means (a) at any time on or prior to the Fourth Amendment Effective Date, any Lender that has a Term Commitment at such time and (b) at any time after the Fourth Amendment Effective Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility. From and after the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Term Loan (as defined in the New Incremental First Lien Term Commitments Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents. From and after the Second Amendment Effective Date, the 2017 Incremental First Lien Term Loan (as defined in the Second Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents. From and after the Third Amendment Effective Date, the 2018 Incremental First Lien Term Loan (as defined in the Third Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents. From and after the Fourth Amendment Effective Date, the 2021 Incremental First Lien Term Loan (as defined in the Fourth Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents.

“Term Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“Term SOFR” means,

(1)          for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(2)          for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means 0.11448% (11.448 bps) for an Interest Period of one-month’s duration, 0.26161% (26.161 bps) for an Interest Period of three-months’ duration, and 0.42826% (42.826 bps) for an Interest Period of six-months’ duration.

“Term SOFR Loan” means a Term Loan that bears interest at a rate based on Adjusted Term SOFR.

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Amendment” means the Third Amendment to First Lien Credit Agreement, dated as of June 1, 2018, among Holdings, the Borrower, the 2018 Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“Third Amendment Effective Date” means June 1, 2018.

“Threshold Amount” means $20,000,000.

“Total Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Collateral Agent, the ABL Administrative Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender, or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).

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“Total Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Transaction Costs” has the meaning specified in the definition of the “Transactions”.

“Transactions” means the acquisition of the Target by the Borrower and associated funds and certain other investors (collectively, the “Investors”), together with each of the following transactions consummated or to be consummated in connection therewith:

(a)          The Acquisition.

(b)          Equity contributions in the form of common equity (“Permitted Equity”) being made in cash directly or indirectly to Holdings (which shall be contributed in cash by Holdings to the Borrower in the form of common equity) by the Investors (the “Equity Contribution”), in an aggregate amount that, when taken together with all Permitted Equity rolled over or directly or indirectly invested in Permitted Equity of Holdings and all Permitted Equity of Holdings, the Borrower, or the Guarantors issued to, or otherwise directly or indirectly held or acquired by, any existing shareholders and management of the Target (the “Other Equity”) will be not less than 25% of the sum of (i) the aggregate principal amount of the Term Facility made available on the Closing Date, (ii) the aggregate principal amount of Second Lien Loans borrowed on the Closing Date, (iii) the aggregate principal amount of ABL Loans borrowed on the Closing Date, (iv) the aggregate amount of existing Indebtedness of Holdings and its Subsidiaries not subject to the Refinancing (as defined below), (v) the Equity Contribution and (vi) the Other Equity.

(c)          Substantially all existing Indebtedness for borrowed money of the Target, other than intercompany indebtedness and existing capital leases, other Indebtedness permitted to exist beyond the Closing Date under the Acquisition Agreement and certain limited indebtedness that the Arrangers and Holdings reasonably agree may remain outstanding after the Closing Date (collectively, the “Permitted Surviving Debt”), will be refinanced by the Term Loans made on the Closing Date, the Second Lien Loans made on the Closing Date, and the ABL Facility, terminated or discharged and satisfied and all liens securing any such indebtedness will be released (the “Refinancing”) at the closing of the Acquisition. For the avoidance of doubt, letters of credit outstanding on the Closing Date no longer available to the Target may be backstopped or replaced by letters of credit issued under the ABL Facility on the Closing Date.

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(d)          The Borrower obtaining the Term Facility.

(e)          The Borrower obtaining the ABL Facility in an aggregate principal amount of $200,000,000.

(f)          The Borrower obtaining the Second Lien Loans in an aggregate principal amount of $160,000,000.

(g)          All fees, premiums and expenses incurred in connection with the Transactions (the “Transaction Costs”) being paid.

“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a ~~Eurodollar Rate~~Term SOFR Loan.

“UBS” means UBS AG, Stamford Branch acting through such of its affiliates or branches as it deems appropriate, and its successors.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

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“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and the Collateral Agent; provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02 and the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s (as applicable) Investment therein, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (d) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the ABL Facility, Second Lien Credit Agreement and any then outstanding Specified Second Lien Refinancing Debt, (e) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated and (f) the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (e), and (2) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness owed by such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.03 on the date of such Subsidiary Redesignation, (iii) any Liens on the property or assets of such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.01 on the date of such Subsidiary Redesignation and (iv) the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) through (iii). Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary. As of the Third Amendment Effective Date, all Subsidiaries of the Borrower are Restricted Subsidiaries.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower, any Loan Party, or the Administrative Agent, as applicable.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” has the meaning specified in Section 2.12(b)(iii).

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)          Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)         The term “including” is by way of example and not limitation.

(iv)         The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03          Accounting Terms.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

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(b)          If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

(c)          Notwithstanding anything to the contrary in this Section 1.03, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capitalized Lease or Attributable Indebtedness on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a Capitalized Lease or Attributable Indebtedness as a result of the adoption of changes in GAAP or changes in the application of GAAP.

1.04         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement or the Intercreditor Agreements; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York Time.

1.07         Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.10 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.08         Currency Equivalents Generally. Any amount specified in this Agreement or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Credit Suisse at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

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1.09         Pro Forma Calculations. Notwithstanding anything to the contrary herein, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Total Leverage Ratio shall be calculated (including, but not limited to, for purposes of Section 2.12) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Total Leverage Ratio for purposes of determining the applicable percentage of Excess Cash Flow set forth in Section 2.03, the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

1.10         Basket Calculations. If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of either (x) fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII or (y) fluctuations in applicable currency exchange rates after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations; provided that, for the avoidance of doubt, the provisions of Section 1.09 shall otherwise apply to such baskets, including with respect to determining whether any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.13 may be incurred or made at any time under Article VII; provided, further, that, once incurred or made, the amount of such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.13 shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

1.11         Classification of Term Loans and Term Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class  or by Type (e.g., a “~~Eurodollar Rate~~Term SOFR Loan”). Term Borrowings also may be classified and referred to by Class or by Type (e.g., a “~~Eurodollar~~Term SOFR Term Borrowing”).

1.12         Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

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1.14         Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II
the COMMITMENTS and Credit Extensions

2.01          The Term Loans. Subject to the terms and conditions set forth herein, the 2021 Incremental First Lien Lender (as defined in the Fourth Amendment), in its capacity as a Term Lender, agrees to make a single term loan denominated in Dollars to the Borrower on the Fourth Amendment Effective Date in an amount not to exceed the 2021 Incremental First Lien Lender’s Term Commitment. The Term Borrowing shall consist of a Term Loan made by the 2021 Incremental First Lien in accordance with its Term Commitment. Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or ~~Eurodollar Rate~~Term SOFR Loans, as further provided herein.

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2.02         Term Borrowings, Conversions and Continuations of Term Loans.

(a)          Term Loans and Incremental First Lien Term Loans. Each Term Borrowing of Term Loans or Incremental First Lien Term Loans, each conversion of Term Loans or Incremental First Lien Term Loans from a Base Rate Loan to a ~~Eurodollar Rate~~Term SOFR Loan (or vice versa) and each continuation of ~~Eurodollar Rate~~Term SOFR Term Loans or ~~Eurodollar Rate~~Term SOFR Incremental First Lien Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may initially be given by telephone and promptly confirmed in writing by delivering to the Administrative Agent a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, prior to the applicable time specified in the immediately succeeding sentence. Each such notice must be received by the Administrative Agent not later than (A) with respect to Term Borrowings of Term Loans on the Fourth Amendment Effective Date, 10:00 a.m. (New York time) one Business Day prior to the Fourth Amendment Effective Date, (B) with respect to Term Borrowings of Incremental First Lien Term Loans consisting of ~~Eurodollar Rate~~Term SOFR Loans, conversions of Term Loans or Incremental First Lien Term Loans from one Type to the other and each continuation of ~~Eurodollar Rate~~Term SOFR Loans, 2:00 p.m. (New York Time) three (3) Business Days prior to the requested date of such Term Borrowing, conversion or continuation or (C) with respect to Term Borrowings of Incremental First Lien Term Loans consisting of Base Rate Loans, 10:00 a.m. (New York time) on the requested date of such Term Borrowing; provided, however, that if the Borrower wishes to request ~~Eurodollar Rate~~Term SOFR Loans having an Interest Period other than one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:30 p.m. (New York Time) four (4) Business Days prior to the requested date of such Term Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:30 p.m. (New York Time) three (3) Business Days before the requested date of such Term Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Term Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Term Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (1) whether the Borrower is requesting a Term Borrowing of Term Loans or Incremental First Lien Term Loans, a conversion of Term Loans or Incremental First Lien Term Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans, (2) the requested date of such Term Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Term Loans or Incremental First Lien Term Loans to be borrowed, converted or continued, (4) the Type of Term Loans or Incremental First Lien Term Loans to be borrowed or to which existing Term Loans or Incremental First Lien Term Loans are to be converted and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan or Incremental First Lien Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Incremental First Lien Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term SOFR Loans. If the Borrower requests a Term Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)          Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Term Loan or Incremental First Lien Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon (New York Time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Term Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

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(c)          Except as otherwise provided herein, a ~~Eurodollar Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term SOFR Loan unless the Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Term Loans may be converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans and the Required Lenders or the Administrative Agent acting with the consent of the Required Lenders may demand that any or all of the then outstanding Term Loans be prepaid and/or any or all of the then outstanding ~~Eurodollar Rate~~Term SOFR Loans be converted into Base Rate Loans, in each case on the last day of the then current Interest Period with respect thereto or such other day as the Required Lenders may demand.

(d)          The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~Term SOFR Loans upon determination of such interest rate. The determination of the ~~Eurodollar Rate~~Adjusted Term SOFR and the ~~Screen~~Term SOFR Reference Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e)          After giving effect to all Term Borrowings or all conversions of Term Loans from one Type to the other, and all continuations to Term Loans of the same Type, there shall not be more than five (5) Interest Periods in effect.

(f)          The failure of any Lender to make the Term Loan to be made by it as part of any Term Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Term Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Term Borrowing.

2.03         Prepayments.

(a)          Optional.

(i)            The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class of Term Loans or Incremental First Lien Term Loans in whole or in part without premium or penalty (subject to Section 2.03(d)); provided that (a) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York Time), (x) three (3) Business Days prior to any date of prepayment of ~~Eurodollar Rate~~Term SOFR Loans and (y) one (1) Business Day prior to the date of prepayment of Base Rate Loans; (b) any prepayment of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Term Loans to be prepaid and, if ~~Eurodollar Rate~~Term SOFR Loans are to be prepaid, the Interest Period(s) of such Term Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share of the Term Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurodollar Rate~~Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.13, each prepayment of the outstanding Term Loans pursuant to this Section 2.03(a) shall be applied in direct order of maturities to the principal repayment installments (or proportional fractions thereof) applicable to each of the Term Loans pursuant to Sections 2.05(a) or as otherwise directed by the Borrower; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares. All prepayments under this Section 2.03(a)(i) shall be subject to Section 2.03(d).

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(ii)           Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment would have resulted from a refinancing of the Term Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iii)          Voluntary Non-Pro-Rata Prepayments.

(A)         Notwithstanding anything to the contrary herein, any Borrower Purchasing Party shall have the right at any time and from time to time to prepay any Class of Term Loans at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) without premium or penalty (but subject to Section 3.05) pursuant to the procedures described in this Section 2.03(a)(iii), provided that, on the date of any such Discounted Voluntary Prepayment, such Borrower Purchasing Party shall deliver to the Administrative Agent a certificate of a Responsible Officer stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.03(a)(iii) has been satisfied, (3) the aggregate principal amount of Term Loans so prepaid pursuant to such Discounted Voluntary Prepayment and (4) that such Borrower Purchasing Party does not have any material non-public information with respect to Holdings, the Borrower, or any of its Subsidiaries or any of their respective securities that either (A) has not been disclosed to the Lenders (other than Lenders that do not wish to receive such information) or has not otherwise been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, prior to such time or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings, the Borrower and the Restricted Subsidiaries.

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(B)         To the extent any Borrower Purchasing Party seeks to make a Discounted Voluntary Prepayment, such Borrower Purchasing Party will provide written notice to the Administrative Agent substantially in the form of Exhibit K hereto (each, a “Discounted Prepayment Option Notice”) that such Borrower Purchasing Party desires to prepay Term Loans in each case in an aggregate principal amount specified therein by such Borrower Purchasing Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for the Term Loans, (B) a discount range (which may be a single percentage) selected by such Borrower Purchasing Party with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans (the “Discount Range”); provided that such Borrower Purchasing Party may elect not to include a Discount Range in the Discounted Prepayment Option Notice and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five (5) Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(C)         Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify all Term Lenders. On or prior to the Acceptance Date, each such Term Lender may specify by written notice substantially in the form of Exhibit L hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”), which Acceptable Discount shall be within the Discount Range, if the Discount Range is specified in the Discounted Prepayment Option Notice (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid), and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (the “Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Offered Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent and the applicable Borrower Purchasing Party, acting jointly, shall determine the applicable discount for the Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by such Borrower Purchasing Party if such Borrower Purchasing Party has selected a single percentage pursuant to Section 2.03(a)(iii)(B) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which such Borrower Purchasing Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be (x) the highest Acceptable Discount within the Discount Range or (y) if no Discount Range was specified in the Discounted Prepayment Option Notice, the highest Acceptable Discount acceptable to such Borrower Purchasing Party. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

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(D)         The applicable Borrower Purchasing Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay all Qualifying Loans.

(E)          Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent and the applicable Borrower Purchasing Party shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (except as set forth in Section 3.05), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 noon (New York Time), one (1) Business Day prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Qualifying Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

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(F)          To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.03(a)(iii)(C) above) established by the Administrative Agent in consultation with the applicable Borrower Purchasing Party.

(G)         Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the applicable Borrower Purchasing Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(H)         For the avoidance of doubt, each Discounted Voluntary Prepayment shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of the Term Loans prepaid. With respect to each Discounted Voluntary Prepayment, (1) the applicable Borrower Purchasing Party shall pay all accrued and unpaid interest, if any, on the par principal amount of the applicable Term Loans to the date of the Discounted Voluntary Prepayment and, if any ~~Eurodollar Rate~~Term SOFR Loan is prepaid on a date other than the scheduled last day of the Interest Period applicable thereto, such Borrower Purchasing Party shall also pay any amounts owing pursuant to Section 3.05 and (2) such Discounted Voluntary Prepayment shall not change the scheduled amortization of the Term Loans required by Section 2.05, except to reduce the amount outstanding and due and payable on the Maturity Date of the Class of Term Loans subject to such Discounted Voluntary Prepayment (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such Discounted Voluntary Prepayment).

(iv)          In connection with any voluntary prepayment of any Class of Term Loans pursuant to this Section 2.03(a), such voluntary prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar Rate~~Term SOFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

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(b)          Mandatory.

(i)            Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), but in any event not later than one hundred and twenty-five (125) days after the end of each fiscal year of the Borrower beginning with the first full fiscal year ended after the Closing Date, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the first full fiscal year ended after the Closing Date minus (B) the aggregate amount of voluntary principal prepayments of (x) the Term Loans pursuant to Section 2.03(a)(i), (y) the Second Lien Loans pursuant to Section 2.03(a)(i) of the Second Lien Credit Agreement and (z) the ABL Loans pursuant to Section 2.05(a)(i) of the ABL Facility (but only to the extent accompanied by a corresponding permanent reduction in the revolving credit commitments), minus (C) the aggregate discounted amount actually paid in cash by the Borrower Purchasing Parties in connection with all Discounted Voluntary Prepayments pursuant to Section 2.03(a)(iii) and all Discounted Voluntary Prepayments (as defined in the Second Lien Credit Agreement) of the Second Lien Loans pursuant to Section 2.03(a)(iii) of the Second Lien Credit Agreement (in the case of clauses (B) and (C), to the extent financed with internally generated funds); provided that such percentage shall be reduced to 25% or 0% if the Total Leverage Ratio as of the last day of the prior fiscal year was less than 5.50:1.00 or 5.00:1.00, respectively.

(ii)            (A)        If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of (i) assets comprising the ABL Priority Collateral or (ii) any property or assets by the Borrower or any of its Restricted Subsidiaries permitted by Section 7.05(a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l) or (n)) or (y) any Casualty Event (other than any Casualty Event with respect to assets comprising the ABL Priority Collateral) occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the realization or receipt by the Borrower and its Restricted Subsidiaries of Net Cash Proceeds in excess of $1,000,000 (any such transaction or series of related transactions being a “Relevant Transaction”), then if such Relevant Transaction, together with all other Relevant Transactions occurring in the same fiscal year of the Borrower, would result in the realization or receipt by the Borrower and its Restricted Subsidiaries of aggregate Net Cash Proceeds in excess of $2,500,000, the Borrower shall, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.03(b)(ii)(B) (which election may only be made if no Event of Default has occurred and is then continuing), prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received from such Relevant Transaction within two (2) Business Days of receipt thereof by the Borrower or such Restricted Subsidiary.

(B)         With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event (other than as specifically excluded in Section 2.03(b)(ii)(A)), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower or the applicable Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if Holdings, the Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.03.

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(iii)           Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Specified Refinancing Debt or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

(iv)          Subject to Sections 2.12(b)(ii) and 2.13, each prepayment of Term Loans pursuant to this Section 2.03(b) shall be applied pro rata among the Term Facility and, unless otherwise provided in the documentation governing any Incremental First Lien Term Loans, any Incremental First Lien Term Loans (or, in the case of the incurrence of Specified Refinancing Debt, to the Term Facility or an Incremental First Lien Term Facility, as designated by the Borrower, to be refinanced with the proceeds thereof and allocated among the Term Facility or such Incremental First Lien Term Facilities, as specified by the Borrower) (and within any Class of the Term Facility and the Incremental First Lien Term Loans on a pro rata basis to the applicable Lenders of such Class) and (i) in the case of the Term Facility, to the principal repayment installments thereof, in direct order of maturities, to the remaining installments of each Class of the Term Facility, or as otherwise directed by the Borrower to the remaining installments of each Class of the Term Facility, and (ii) in the case of each Incremental First Lien Term Loan Tranche, as set forth in the Incremental First Lien Term Commitments Amendment with respect to such Incremental First Lien Term Loan Tranche; and each such prepayment shall be paid to the Term Lenders and the Incremental First Lien Lenders in accordance with their respective Pro Rata Shares.

(v)           Funding Losses, Etc. All prepayments under this Section 2.03 shall be made together with, in the case of any such prepayment of a ~~Eurodollar Rate~~Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such ~~Eurodollar Rate~~Term SOFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.03(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~Eurodollar Rate~~Term SOFR Loans is required to be made under this Section 2.03(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 2.03(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with this Section 2.03(b).

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(vi)          Foreign Dispositions. Notwithstanding any other provisions of this Section 2.03, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or such Excess Cash Flow so affected (any such portion being “Restricted Proceeds”) will not be required to be applied to repay Term Loans at the times provided in this Section 2.03(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such Restricted Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Restricted Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.03(b) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax cost consequences with respect to such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, such Net Cash Proceeds or portion of the Excess Cash Flow, as the case may be, so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any such Net Cash Proceeds or portion of Excess Cash Flow, as the case may be, so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.03(b), the Borrower applies an amount equal to such Net Cash Proceeds or such portion of Excess Cash Flow, as the case may be, to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, had been received by the Borrower rather than such Foreign Subsidiary, less, in the case of such Net Cash Proceeds only, the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated.

(vii)         If there are no Declining Lenders pursuant to Section 2.03(c) in connection with any prepayment of any Class of Term Loans pursuant to this Section 2.03(b), such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar Rate~~Term SOFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c)          Term Opt-out.

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With respect to any prepayment of the Term Facility and the Incremental First Lien Term Loans pursuant to Section 2.03(b) (other than prepayments pursuant to Section 2.03(b)(iii)), any Term Lender or Incremental First Lien Lender, at its option, may elect not to accept such prepayment; provided, for the avoidance of doubt, that no such Term Lender or Incremental First Lien Lender may elect to accept a partial prepayment. Upon receipt by the Administrative Agent of any such prepayment of the Term Facility and the Incremental First Lien Term Loans, the amount of the prepayment that is available to prepay the Term Loans and the Incremental First Lien Term Loans (the “Prepayment Amount”) shall be deposited in a Cash Collateral Account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the Term Lenders and the Incremental First Lien Lenders of the amount available to prepay the Term Loans and the Incremental First Lien Lenders and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be ten (10) Business Days after the date of such receipt. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. (New York Time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term Lenders and the Incremental First Lien Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Term Loans and the Incremental First Lien Lenders owing to such Accepting Lenders shall be withdrawn from the applicable Cash Collateral Account and applied ratably to prepay Term Loans and Incremental First Lien Term Loans owing to such Accepting Lenders in the manner described in Section 2.03(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans or Incremental First Lien Term Loans owing to Declining Lenders (x) shall instead be made available for any mandatory prepayment of the Second Lien Loans (or any Specified Second Lien Refinancing Debt) that may be required at such time pursuant to Section 2.03(b) of the Second Lien Credit Agreement (or comparable documentation governing any Specified Second Lien Refinancing Debt) and (y) to the extent declined by the lenders under the Second Lien Credit Agreement (and any Specified Second Lien Refinancing Debt), together with the amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders but were required to be made available for any mandatory prepayment of the Second Lien Loans (or any Specified Second Lien Refinancing Debt), shall instead be retained by the Borrower (such amounts, “Declined Amounts”).

(d)           Prepayment Premium. (x) Any optional prepayment of any portion of the outstanding Term Loans made pursuant to Section 2.03(a)(i) in connection with a Repricing Transaction (including any mandatory assignment pursuant to Section 3.07 in connection therewith) and (y) any prepayment of Term Loans pursuant to Section 2.03(b)(iii) in connection with a Repricing Transaction or any amendment to this Agreement in connection with a Repricing Transaction (in each case including any mandatory assignment pursuant to Section 3.07 in connection therewith), in each case of clause (x) and clause (y) on or prior to the date that is six months following the Fourth Amendment Effective Date shall be subject to a premium equal to the principal amount of Term Loans subject to such prepayment or the principal amount of Term Loans affected by such amendment (or mandatorily assigned in connection therewith), as applicable, multiplied by 1%. Any prepayment of all or any portion of the outstanding Term Loans on or after the date that is six months following the Third Amendment Effective Date shall not be subject to a premium.

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2.04          Termination or Reduction of Term Commitments.

(a)          Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Term Commitments, or from time to time permanently reduce the unused portions of the Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof. The Borrower shall pay to the Administrative Agent, in each case, for the account of the applicable Lenders, on the date of each termination or reduction, any fees on the amount of the Term Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(b)          Mandatory. The aggregate Term Commitments shall be automatically and permanently reduced to zero after the making of the Term Borrowing, if any, on the Fourth Amendment Effective Date.

(c)          Application of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitments under this Section 2.06. Upon any reduction of unused Term Commitments under the Term Facility, the Term Commitment of each Lender under such Term Facility shall be reduced by such Lender’s Pro Rata Share of the amount by which such Term Facility is reduced (other than the termination of the Term Commitment of any Lender as provided in Section 3.07).

2.05          Repayment of Term Loans.

(a)          Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Term Loans pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Fourth Amendment Effective Date), with each such installment due and payable on each date set forth below (or, if such day is not a Business Day, on the immediately preceding Business Day):

Date	Term Loan Principal Amortization Payment
4/30/2021	$1,277,500.00
7/31/2021	$1,277,500.00
10/31/2021	$1,277,500.00
1/31/2022	$1,277,500.00
4/30/2022	$1,277,500.00
7/31/2022	$1,277,500.00
10/31/2022	$1,277,500.00
1/31/2023	$1,277,500.00
4/30/2023	$1,277,500.00
7/31/2023	$1,277,500.00
10/31/2023	$1,277,500.00
1/31/2024	$1,277,500.00
4/30/2024	$1,277,500.00
7/31/2024	$1,277,500.00
10/31/2024	$1,277,500.00
1/31/2025	$1,277,500.00
4/30/2025	$1,277,500.00
Maturity Date of the Term Facility	Remaining Balance

provided, however, that the final principal repayment installment of each Class of Term Loans shall be repaid on the Maturity Date for such Class of Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

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(b)          Incremental First Lien Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Incremental First Lien Lenders the aggregate principal amount of all Incremental First Lien Term Loans outstanding of each Incremental First Lien Term Loan Tranche in such installments as set forth in the Incremental First Lien Term Commitments Amendment with respect to such Incremental First Lien Term Loan Tranche (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Incremental First Lien Term Loans of such Incremental First Lien Term Loan Tranche pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth in the applicable Incremental First Lien Term Commitment Amendment for the Incremental First Lien Term Loans made as of the initial Incremental First Lien Term Commitments Effective Date with respect to such Incremental First Lien Term Loan Tranche).

2.06          Interest.

(a)          Subject to the provisions of Section 2.06(b), (i) each ~~Eurodollar Rate~~Term SOFR Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the greater of (x) the ~~Eurodollar Rate~~Adjusted Term SOFR for such Interest Period and (y) 0.00%, plus (B) the Applicable Rate for ~~Eurodollar Rate~~Term SOFR Loans that are Term Loans; and (ii) each Base Rate Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the greater of (x) 0.00% and (y) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans that are Term Loans.

(b)          The Borrower shall pay interest on the principal amount of all overdue First Lien Obligations hereunder (including, for the avoidance of doubt, following the occurrence of an Event of Default pursuant to Section 8.01(f)) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07          Fees.

(a)          The Borrower shall pay to the Arrangers, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)          The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08          Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided, that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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2.09          Evidence of Indebtedness.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the First Lien Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

(b)          Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to such Lender under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

2.10          Payments Generally; Administrative Agent’s Clawback.

(a)          General. Subject to Section 3.01, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, in each case, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York Time). The Administrative Agent will promptly distribute to each Lender its Pro Rata Share in respect of the Term Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of ~~Eurodollar Rate~~Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)         (i)         Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York Time) on the date of a Term Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Term Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Term Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Term Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Term Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii)          Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)          Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Term Loan or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 9.07.

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(e)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(f)          Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(g)          Unallocated Funds. If the Administrative Agent receives funds for application to the First Lien Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Term Loans outstanding at such time, in repayment or prepayment of such of the outstanding Term Loans or other First Lien Obligations then owing to such Lender.

2.11          Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Term Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loans, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the First Lien Obligations purchased to the same extent as though the purchasing Lender were the original owner of the First Lien Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the prepayments pursuant to Section 2.03(a)(iii), or Section 2.03(b)(iii) (out of proceeds of the Specified Refinancing Debt), the implementation of the Incremental First Lien Term Commitments Amendment or to the assignments and participations described in Section 10.07.

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2.12          Incremental First Lien Term Facilities.

(a)          Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Third Amendment Effective Date, the Borrower may request one or more additional tranches of term loans (each an “Incremental First Lien Term Commitment” and all of them, collectively, the “Incremental First Lien Term Commitments”); provided no Lender shall be required to participate in any Incremental First Lien Facility; and provided, further that after giving effect to any such addition, the aggregate amount of Incremental First Lien Term Commitments that have been added pursuant to this Section 2.12 (together with the aggregate amount of (i) Permitted Other First Lien Indebtedness incurred in lieu of the Incremental First Lien Term Facilities pursuant to clause (x) of the definition thereof, (ii) Incremental Second Lien Term Loans incurred pursuant to Section 2.12(a)(x) of the Second Lien Credit Agreement and (iii) Permitted Other Second Lien Indebtedness incurred pursuant to clause (x) of the definition thereof) shall not exceed (x) $100,000,000, plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the First Lien Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Incremental First Lien Term Facilities) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available to exceed (I) 4.20:1.00 or (II) if the Incremental First Lien Term Facility is incurred to finance a Permitted Acquisition, the First Lien Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition, and any such addition shall be in an aggregate amount of not less than $20,000,000 or any whole multiple of $1,000,000 in excess thereof. The Borrower may incur Incremental First Lien Term Commitments pursuant to either clause (x) or clause (y) of the second proviso of the immediately preceding sentence and shall not be obligated to initially incur Incremental First Lien Term Commitments pursuant to clause (x) prior to incurring any Incremental First Lien Term Commitments pursuant to clause (y); provided, however, that to the extent the Borrower incurs Incremental First Lien Term Commitments on any Incremental First Lien Term Commitments Effective Date pursuant to clause (y), the Borrower may not in addition rely on clause (x) for the incurrence of such Incremental First Lien Term Commitments on such Incremental First Lien Term Commitments Effective Date. Any loans made in respect of any such Incremental First Lien Term Commitments (the “Incremental First Lien Term Loans”) may be made, at the option of the Borrower, by either (i) increasing the Term Commitments with the same terms (including pricing) as the existing Term Loans, in which case such Incremental First Lien Term Loans shall constitute Term Loans for all purposes hereunder and under the other Loan Documents or (ii) creating a new tranche of term loans (an “Incremental First Lien Term Loan Tranche”, and increases of the Term Commitments pursuant to the preceding sub-clauses (i) and (ii), each an “Incremental First Lien Term Facility”). The Incremental First Lien Term Facilities shall rank either pari passu or junior (as elected by the Borrower in its sole discretion) in right of payment and in respect of lien priority as to the Collateral with the outstanding Term Loans under the Term Facility or any other Incremental First Lien Term Facility. The proceeds of the Incremental First Lien Term Facilities shall be used for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) the Borrower and its Restricted Subsidiaries.

(b)          The Incremental First Lien Term Loans comprising each Incremental First Lien Term Loan Tranche:

(i)          shall have a maturity date that is not prior to the Latest Maturity Date of all Classes of Term Loans then in effect and will have a Weighted Average Life to Maturity that is not shorter than that of the Term Loans;

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(ii)          shall share ratably (and may not share more than ratably) in any prepayments of the Term Facility (unless the Incremental First Lien Lenders with respect to such Incremental First Lien Term Loans agree to receive prepayments after the prepayments of the Term Facility or any other Incremental First Lien Term Loans);

(iii)          except as set forth in subsection (a) above and this subsection (b) with respect to prepayment events, maturity date, interest rate, yield, fees and original issue discounts and except with respect to the amortization schedule for the Incremental First Lien Term Loans and the permitted use of proceeds thereof, shall have terms substantially the same terms as (and in any event no more favorable than) the outstanding Term Loans (and to the extent materially differing from the terms of the outstanding Term Loans, shall be reasonably satisfactory to the Administrative Agent); provided that if the initial yield (as determined by the Administrative Agent as set forth below) on any Incremental First Lien Term Loan Tranche incurred on or prior to the date that is 12 months following the Third Amendment Effective Date exceeds by more than 75 basis points (the amount of such excess above 75 basis points being herein referred to as the “Yield Differential”) the yield then in effect for outstanding Term Loans (such yield, in the case of each of such Incremental First Lien Term Loan Tranche and the Term Loans, for purposes of this proviso being deemed to include all upfront or similar fees or original issue discount paid by the Borrower generally to the Lenders who provide such Incremental First Lien Term Loan Tranche or to the Lenders who provided the outstanding Term Loans in the primary syndication thereof based on an assumed four-year life to maturity), then the Applicable Rate then in effect for outstanding Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental First Lien Term Loans under the Incremental First Lien Term Loan Tranche.

For purposes of clause (iii) above, the initial yield on any Incremental First Lien Term Loan Tranche shall be determined by the Administrative Agent to be equal to the sum of (x) the interest rate margin for loans under the Incremental First Lien Term Loan Tranche that bear interest based on the ~~Eurodollar Rate~~Adjusted Term SOFR (for the avoidance of doubt, including the ~~Eurodollar Rate~~Adjusted Term SOFR and the margin or spread) and (y) if the Incremental First Lien Term Loan Tranche is originally advanced at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings or the Borrower for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental First Lien Term Loan Tranche, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of the Incremental First Lien Term Loan Tranche and (B) four); provided that for purposes of clause (x) above, if either the lowest permissible ~~Eurodollar Rate~~Adjusted Term SOFR or the lowest permissible Base Rate, in each case applicable to such Incremental First Lien Term Loan Tranche, is greater than 0.00%, the difference between such “floor” and 0.00% shall be equated to interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Term Facility shall be required, to the extent an increase in the interest rate floor in the existing Term Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Term Facility shall be increased to the extent of such differential between interest rate floors.

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(c)          Each notice from the Borrower pursuant to this Section 2.12 shall set forth the requested amount and proposed terms of the Incremental First Lien Term Commitments. At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Incremental First Lien Term Loans (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity (but in no case (i) by any Loan Party, (ii) except in compliance with the proviso of Section 2.12(h) below, by an Affiliated Lender, (iii) by any Defaulting Lender or any of its Subsidiaries, (iv) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clause (iii), or (v) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental First Lien Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental First Lien Lender’s, as the case may be, making such Incremental First Lien Term Loans if such consent would be required under Section 10.07 for an assignment of Term Loans, to such Lender or Incremental First Lien Lender, as the case may be. No Lender shall be obligated to provide any Incremental First Lien Term Loans unless it so agrees. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Incremental First Lien Term Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Term Facility held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental First Lien Term Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Term Lenders pursuant to an accession agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d)          Incremental First Lien Term Commitments shall become Term Commitments under this Agreement pursuant to an amendment (an “Incremental First Lien Term Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender, as the case may be agreeing to provide such Term Commitment, if any, each Incremental First Lien Lender, if any, and the Administrative Agent. An Incremental First Lien Term Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

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(e)          If any Incremental First Lien Term Commitments are added in accordance with this Section 2.12, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental First Lien Term Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such addition and the Incremental First Lien Term Commitments Effective Date.

(f)          The effectiveness of any Incremental First Lien Term Commitments Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Incremental First Lien Lenders, if any, with respect to the conditions set forth in clauses (ii)(A) and (ii)(C) below as set forth in the last paragraph of this clause (f), be subject to the satisfaction on the date thereof of each of the following conditions:

(i)          the Administrative Agent shall have received on or prior to the Incremental First Lien Term Commitments Effective Date each of the following, each dated the applicable Incremental First Lien Term Commitments Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental First Lien Term Commitments Amendment; (B) certified copies of resolutions of each Loan Party approving the execution, delivery and performance of the Incremental First Lien Term Commitments Amendment and either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date; (C) to the extent requested by the Administrative Agent, a Mortgage modification or a new Mortgage with respect to each Mortgaged Property and the related documents, agreements and instruments (including legal opinions) set forth in Sections 6.12(a)(iii) and 6.12(a)(iv), which Mortgage modification, new Mortgage and related documents, agreements and instruments (including legal opinions) may, if agreed to by the Administrative Agent in its sole discretion, be delivered within sixty (60) days of the date of effectiveness of the applicable Incremental First Lien Term Commitments Amendment (or such longer period as agreed to by the Administrative Agent in its sole discretion); and (D) a favorable opinion of counsel for the Loan Parties dated the Incremental First Lien Term Commitments Effective Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(ii)          (A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Incremental First Lien Term Commitments Amendment and the additional credit extensions provided thereby, (B) such increase shall be made on the terms and conditions provided for above, and (C) both at the time of any request for Incremental First Lien Term Commitments and upon the effectiveness of any Incremental First Lien Term Commitments Amendment, no Default or Event of Default shall exist and at the time that any such Incremental Loan is made (and after giving effect thereto) no Default or Event of Default shall exist; and

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(iii)          there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental First Lien Term Commitments Amendment on the related Incremental First Lien Term Commitments Effective Date), as applicable, all fees and, to the extent required by Section 10.04, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental First Lien Term Commitments Effective Date.

If the proceeds of any Incremental First Lien Term Facility will be used to consummate a Permitted Acquisition and the terms of the definitive acquisition agreement (the “Subject Acquisition Agreement”) in respect thereof so require, (x) the condition that, at the time of any request for Incremental First Lien Term Commitments and upon the effectiveness of any Incremental First Lien Term Commitments Amendment and at the time that any such Incremental Loan is made (and after giving effect thereto), no Default or Event of Default shall exist and (y) the condition that the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) at the time that any such Incremental Loan is made (and after giving effect thereto), may in each case of the foregoing clauses (x) and (y) be waived by the lenders under such Incremental First Lien Term Facility without the consent of any other Lenders.

(g)          On each Incremental First Lien Term Commitments Effective Date, each Lender or Eligible Assignee which is providing an Incremental First Lien Term Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have an Incremental First Lien Term Commitment which shall become a “Term Commitment” hereunder and (iii) in the case of an Incremental First Lien Term Commitment, shall make an Incremental First Lien Term Loan to the Borrower in a principal amount equal to such Incremental First Lien Term Commitment, and such Incremental First Lien Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents (except that the interest rate applicable to any Incremental First Lien Term Loan under an Incremental First Lien Term Loan Tranche may be higher or lower).

(h)          This Section 2.12 shall supersede any provision of Section 2.11 or Section 10.01 to the contrary; provided that, notwithstanding the foregoing, any Affiliated Lender providing any Incremental First Lien Term Commitments or Incremental First Lien Term Loans pursuant to this Section 2.12 shall be subject to the restrictions with respect to Affiliated Lenders set forth in clauses (i) and (j) of Section 10.07.

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2.13          Defaulting Lenders. (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” in Section 1.01 and in Section 10.01; and

(ii)          any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the Term Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)          If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Article III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01          Taxes.

(a)          Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that, if any Indemnified Taxes or Other Taxes are required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be deducted from such payments, then (i) the sum payable by the Borrower or such Loan Party shall be increased as necessary so that after all required deductions of Indemnified Taxes or Other Taxes (including any such deductions applicable to additional sums payable under this Section 3.01) each Agent and Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.07, which assignment is not at the request of the Borrower pursuant to Section 3.07.

(c)          The Loan Parties shall, jointly and severally, indemnify each Agent and Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by such Agent or Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered to the Borrower by a Lender or Agent, or by the Administrative Agent on behalf of itself or a Lender or Agent, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e)          If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (without interest, other than any interest paid by the relevant taxation authority with respect to such refund) to the Borrower (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party (plus any penalties, interest or other charges imposed by the relevant taxation authority) in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to the Borrower pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-tax position than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect thereto had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)          Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts due under this Section 3.01, which may include the designation of another Lending Office for any Term Loan affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the First Lien Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c).

(g)          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)          Each Foreign Lender shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of (i) IRS Form W-8BEN or W-8BEN-E (or the applicable successor form) certifying exemption from or a reduction in the rate of United States federal withholding tax under an applicable treaty to which the United States is a party, (ii) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (iii) IRS Form W-8EXP or W-8IMY (or successor form), together with required attachments, certifying exemption from or reduction in the rate of United States federal withholding tax, or (iv) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN or W-8BEN-E (or the applicable successor form) together with a statement substantially in the form of Exhibit N. Each Foreign Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. In addition, each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form (or any other form of certification adopted by the United States taxing authorities for such purpose). Solely for purposes of this Section 3.01(g), the term “Foreign Lender” shall include any Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(iii)          Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h)          Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of IRS Form W-9 (or successor form) establishing that such Lender or Agent is not subject to United States backup withholding tax.

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(i)          If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(i), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(j)          Each party’s obligations under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all other First Lien Obligations hereunder and the resignation of the Administrative Agent. For purposes of this Section 3.01 and Section 9.01, the term “applicable law” includes FATCA.

3.02          Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR, or to determine or charge interest rates based upon SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurodollar Rate~~Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

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3.03          Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a ~~Eurodollar Rate~~Term SOFR Loan or a conversion to or continuation of any of the foregoing that (a) ~~deposits are not being offered to banks in the European interbank market, the London interbank Eurodollar market or other offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurodollar Rate Loan~~[reserved], (b) adequate and reasonable means do not exist for determining the ~~Eurodollar Rate~~Adjusted Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (c) the ~~Eurodollar Rate~~Adjusted Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the utilization of the ~~Eurodollar Rate~~Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans in the amount specified therein~~.~~ and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.09, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate for Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

3.04          Increased Cost and Reduced Return; Capital Adequacy.

(a)          If any Lender determines that as a result of the introduction of or any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term Loan the interest on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR (or, in the case of any Change in Law with respect to Taxes, any Term Loan), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document and Other Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes (other than clause (a)(ii) of the definition of Excluded Taxes), (iii) Connection Income Taxes, and (iv) ~~reserve requirements reflected in the Eurodollar Rate),~~[reserved], then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

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(b)          If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of, or increasing the liquidity required to be maintained by, such Lender or any holding company of such Lender, if any, as a consequence of this Agreement and the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction or increase suffered.

(c)          The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05          Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any assignment pursuant to Section 3.07, continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained.

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~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Term Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for Dollars in a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.~~

3.06          Matters Applicable to All Requests for Compensation

(a)          A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)          With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another ~~Eurodollar Rate~~Term SOFR Loans, or to convert Base Rate Loans into ~~Eurodollar Rate~~Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)          If the obligation of any Lender to make or continue from one Interest Period to another any ~~Eurodollar Rate~~Term SOFR Loan, or to convert Base Rate Loans into ~~Eurodollar Rate~~Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s ~~Eurodollar Rate~~Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurodollar Rate~~Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)          to the extent that such Lender’s ~~Eurodollar Rate~~Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurodollar Rate~~Term SOFR Loans shall be applied instead to its Base Rate Loans; and

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(ii)          all Term Loans that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurodollar Rate~~Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurodollar Rate~~Term SOFR Loans shall remain as Base Rate Loans.

(d)          If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s ~~Eurodollar Rate~~Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurodollar Rate~~Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurodollar Rate~~Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Term Loans held by the Lenders holding ~~Eurodollar Rate~~Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Term Commitments.

3.07          Replacement of Lenders under Certain Circumstances

(a)          If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make ~~Eurodollar Rate~~Term SOFR Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07) or (iv) any Lender is an Ineligible Assignee, then the Borrower may, at its sole expense and effort, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender (or such lesser time as may be agreed by the Administrative Agent), replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person, (B) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans (or, in the case of the preceding clause (iv), the lesser of (x) the purchase price paid by such Ineligible Assignee for its Term Loans and (y) the outstanding principal thereof), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.03 (if applicable) and 3.05) in accordance with the Assignment and Assumption with respect to such assignment, (C) such assignment does not conflict with applicable Law and (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

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(b)          Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Term Loans, and (ii) deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent. If such replaced Lender fails to execute and deliver such Assignment and Assumption within three Business Days after the receipt of notice referred to in the foregoing clause (a), the Administrative Agent is hereby authorized to execute such Assignment and Assumption instead of such replaced Lender (and each Lender, by its becoming a Lender hereunder is deemed to have granted to the Administrative Agent an irrevocable proxy, which proxy shall be deemed to be coupled with interest, to execute and deliver the Assignment and Assumption, as provided in this Section). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Term Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Term Loans so assigned shall be paid in full to such assigning Lender in accordance with such Assignment and Assumption concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Term Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)          Notwithstanding anything to the contrary contained above, the Lender that acts as (or whose Affiliate acts as) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)          In the event that (i) the Borrower has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Term Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

3.08         [Reserved].

3.09          ~~LIBOR~~Benchmark Replacement Notwithstanding anything to the contrary herein or in any other Loan Document:

~~(a) Replacing Eurodollar Base Rate. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of Eurodollar Base Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month Eurodollar Base Rate tenor settings. On the earlier of (i) the date that all Available Tenors of Eurodollar Base Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is Eurodollar Base Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

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(a)          [reserved].

(b)          Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representatives will not be restored, the Borrower may revoke any request for a conversion to or continuation of Loans to be converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to Base Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(c)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)          Notices; Standards for Decisions and Determination. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.09.

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(e)          Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or Eurodollar Base Rate~~), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

3.10          ~~Rates; LIBOR Notification~~[Reserved].

~~. The interest rate on Eurodollar Rate Loans is determined by reference to the LIBOR Screen Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the IBA for purposes of the IBA setting the London interbank offered rate. On March 5, 2021, the IBA stated that as a result of its not having access to input data necessary to calculate LIBOR settings on a representative basis beyond the intended cessation dates set forth in the table below, it would have to cease publication of all 35 LIBOR settings immediately after such dates:~~

~~LIBOR Currency~~	~~LIBOR Settings~~	~~Date~~
~~USD~~	~~1-week, 2-month~~	~~December 31, 2021~~
~~USD~~	~~All other settings (i.e., Overnight/Spot Next, 1-month, 3-month, 6-month and 12-month)~~	~~June 30, 2023~~
~~GBP, EUR, CHF, JPY~~	~~All settings~~	~~December 31, 2021~~

~~The IBA did not identify any successor administrator in its announcement. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 3.09 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 3.09, of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.09, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.09, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~

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3.11          Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other First Lien Obligations hereunder and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01          Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(i)          executed counterparts of this Agreement, a Guaranty from each Guarantor (subject to the last paragraph of this Section 4.01) and the Intercompany Note, as applicable;

(ii)            a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)          the Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01):

(A)          certificates (including original share certificates and/or original certificates of title) representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)          copies of financing statements, filed or duly prepared for filing under, the Uniform Commercial Code in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(C)          evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)          the Intellectual Property Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Collateral Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

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(v)          (i) the Term Intercreditor Agreement, duly executed by the Loan Parties, the Collateral Agent and the Second Lien Collateral Agent and (ii) the ABL/Term Intercreditor Agreement, duly executed by the Loan Parties, the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent;

(vi)          such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Collateral Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(vii)          such documents and certifications (including, without limitation, Organization Documents and good standing certificates) as the Administrative Agent or the Collateral Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing (where such concept is applicable) and qualified to engage in business (as applicable) in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(viii)          an opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, and (ii) each local counsel listed on Schedule 4.01(a)(viii), in each case addressed to each Agent and each Lender, as to the matters set forth in Exhibit I;

(ix)          a customary certificate, substantially in the form of Exhibit J, from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent;

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(x)          (a) consolidated audited financial statements (consisting of consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity) of the Target as of April 30, 2012 and April 30, 2013, (b) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for the six (6) months’ period ended October 31, 2013, (c) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for each fiscal quarter (and the corresponding portion of the fiscal year and the preceding fiscal year) ending after October 31, 2013 and at least 45 days prior to the Closing Date (if such period is a fiscal quarter) or at least 60 days prior to the Closing Date (if such period is a fiscal year) and (d) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Target as of and for the four quarter period for which financial statements have been delivered pursuant to the preceding clauses (b) or (c), prepared by the Sponsor after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations), in each case of the foregoing clauses (a), (b), (c) and (d) prepared in accordance with GAAP.

(xi)          a Committed Loan Notice relating to the initial Credit Extension;

(xii)          a certificate, dated as of the Closing Date, duly executed by of a Responsible Officer of Holdings certifying that the conditions precedent set forth in Sections 4.01(d), 4.01(e), 4.01(i) and 4.01(j) have been satisfied as of the Closing Date;

(xiii)          evidence that the Second Lien Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the Second Lien Credit Agreement) will occur on the Closing Date; and

(xiv)          evidence that the ABL Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the ABL Facility) will occur on the Closing Date.

(b)           Holdings and the Borrower shall have received the Equity Contribution and Other Equity in the manner and amount described in the definition of the “Transactions”.

(c)           On the Closing Date, after giving effect to the Transactions, neither Holdings nor the Borrower nor any of their Subsidiaries shall have any outstanding Indebtedness for borrowed money other than the Term Facility, Second Lien Loans in an aggregate principal amount of $160,000,000, loans under the ABL Facility, and Permitted Surviving Debt.

(d)          The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the initial funding of the Term Facility, without giving effect to any amendments thereto, waivers thereof or consents with respect thereto that are materially adverse to the Lenders in their capacity as Lenders, without the consent of each Initial Lender, such consent not to be unreasonably withheld or delayed.

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(e)          (a) Between November 30, 2013 and February 11, 2014, there shall not have occurred a Closing Material Adverse Effect and (b) between February 11, 2014 and the Closing Date, no fact, event or circumstance shall have occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or could reasonably be expected to have a Closing Material Adverse Effect.

(f)           The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.

(g)          All fees and expenses required to be paid on the Closing Date shall have been paid in full in cash from the proceeds of the initial funding under the Term Facility.

(h)          All actions necessary to establish that the Collateral Agent will have a perfected (with the priority required by the Intercreditor Agreements) security interest (subject to liens permitted by Section 7.01) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(i)          The representations made by or with respect to the Target, its subsidiaries and their respective businesses in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement, shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(j)          The Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

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(k)          The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except, in the case of assets other than Pledged Interests, for Liens permitted under Section 7.01.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that (x) to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) customary Uniform Commercial Code Lien searches with respect to Holdings, the Borrower and the Subsidiary Guarantors, in each case, in its jurisdiction of organization, (ii) execution and delivery of a customary personal property security agreement, (iii) the perfection of Liens on Collateral that may be perfected by the filing of financing statements under the Uniform Commercial Code or by intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office and (iv) the pledge and perfection of security interests in the capital stock or other Equity Interests of the Borrower and its Restricted Subsidiaries with respect to which a Lien may be perfected by the delivery of a stock or equivalent certificate) after Holdings’ and the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or Collateral shall not constitute a condition precedent to the availability of the Term Facility on the Closing Date, but instead shall be required to be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Collateral Agent pursuant to arrangements to be mutually agreed between the Collateral Agent and the Borrower and (y) to the extent any Guarantee of any Subsidiary Guarantor cannot be provided as a condition precedent to the availability of the Term Facility on the Closing Date because the directors or managers of such Subsidiary Guarantor have not authorized such Guarantee and the election of new directors or managers to authorize such Guarantee has not taken place prior to the funding of the Term Facility (such Guarantee, a “Duly Authorized Guarantee”), such election shall take place and such Duly Authorized Guarantee shall be provided no later than 5:00 p.m., New York Time, on the Closing Date (it being understood that, notwithstanding the foregoing, the execution of all such Guarantees shall be a condition to the availability of the Term Facility on the Closing Date; provided, however, that the release of such executed Guarantees shall not be a condition to the availability of the Term Facility on the Closing Date).

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4.02          Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than on the Closing Date and other than a Committed Loan Notice requesting only a conversion of Term Loans to the other Type, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) is subject to the following conditions precedent:

(a)          The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Sections 5.05(b) and (c) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)          No Default or Event of Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds therefrom.

(c)          The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Term Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

5.01          Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite valid and subsisting governmental licenses, authorizations, consents and approvals (“Permits”) to operate its business as currently conducted; except in each case referred to in clause (b)(i) (other than with respect to the Borrower), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of the Borrower’s or any Guarantor’s knowledge, threatened in writing that seek the revocation, cancellation, suspension or modification of any of the Permits where any of the same could reasonably be expected to have a Material Adverse Effect.

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5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, except on the Closing Date as set forth in clause (y) of the last paragraph of Section 4.01, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) the Second Lien Credit Agreement (or any Specified Second Lien Refinancing Debt), (ii) the ABL Facility, (iii) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (iv) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b)(ii) and (b)(iii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

5.03          Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by an Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

5.04          Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.05          Financial Statements; No Material Adverse Effect.

(a)          The consolidated audited financial statements of the Target as of April 30, 2013, consisting of the consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity, for the year then ended have been prepared in accordance with GAAP on a consistent basis throughout the indicated period (except as may be indicated in the footnotes thereto). During the period from April 30, 2013 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Target of any material part of the business or property of the Target and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Target, which is not reflected in the foregoing combined financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date. The financial statements delivered pursuant to Section 4.01(a)(x) fairly present in all material respects the consolidated financial condition and results of operation of the Target, taken as a whole, at the dates and for the relevant periods indicated.

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(b)          The unaudited consolidated financial statements described in clause (b) of Section 4.01(a)(x) and, commencing with the financial statements required to be delivered with respect to the fiscal quarter ended on or about January 31, 2014, the unaudited interim consolidated financial statements of the Target (i) were prepared in accordance with GAAP on a consistent basis throughout the indicated period, subject to normal and recurring year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the consolidated financial condition and results of operations of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(c)          Since April 30, 2013, there has been no change, event, occurrence, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)          The forecasted financial information of the Target delivered to the Lenders pursuant to Section 4.01 or 6.01 was prepared in good faith using assumptions based on information sourced from the financial records of the Target for the periods stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery and at the time of preparation of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

5.06          Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or any of its Restricted Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transactions, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07          No Default. Neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08          Ownership of Property; Liens.

(a)          Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to (or legal and beneficial title to, as applicable in the relevant jurisdiction), or valid leasehold interests in, all real property (including leased real property) necessary in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and for Permitted Encumbrances and, in the case of leased real property, encumbrances which encumber the fee estate and do not result from a violation by the Loan Party or Restricted Subsidiary in question of the terms of its lease.

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(b)          Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Material Real Property owned by any Loan Party or any of its Restricted Subsidiaries, as of the Third Amendment Effective Date, showing as of the Third Amendment Effective Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

5.09          Environmental Matters.

Except as disclosed in Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)          There are no pending or, to the knowledge of the Borrower, threatened claims against Holdings or any of its Subsidiaries alleging either potential liability under, or responsibility for violation of, any Environmental Law or alleging potential liability with respect to any Hazardous Material, and to the knowledge of the Borrower, (i) there are no pending investigations by any Governmental Authority regarding any such potential claims and (ii) no facts or circumstances exist that would likely be the basis for any such claim.

(b)          (i) Neither Holdings nor any of its Subsidiaries has generated, used, stored, treated, transported, or caused any Environmental Release of, Hazardous Materials at or to any location and (ii) none of the real properties currently owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of the Borrower, the real properties formerly owned, leased or operated by Holdings or any of its Subsidiaries, contain any Hazardous Materials that, in the case of either (i) or (ii) above, are in amounts or concentrations or in a manner which (x) constitute a violation by Holdings or any of its Subsidiaries of, (y) require any investigation, remediation or response action under, or (z) are reasonably likely to give rise to liability against Holdings or any of its Subsidiaries under, Environmental Laws.

(c)          Neither Holdings nor any of its Subsidiaries is undertaking or, to the knowledge of the Borrower, is obliged to undertake, either individually or together with other potentially responsible parties, any investigation, remediation, or response action relating to any actual or threatened Environmental Release of Hazardous Materials at any site.

5.10          Taxes. Holdings and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

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5.11          ERISA Compliance.

(a)          Each Company Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received, or is entitled to rely upon, a favorable determination letter from the Internal Revenue Service or an opinion of counsel to the effect that the form of such Company Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower and Holdings, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)          There are no pending or, to the knowledge of the Borrower and Holdings, threatened claims, actions or lawsuits, or action by any governing body or Governmental Authority, with respect to any Company Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Company Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate such Pension Plan, except with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)          Neither any Loan Party nor, to the knowledge of the Borrower, any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Third Amendment Effective Date, those listed on Schedule 5.11(d) hereto.

5.12          Subsidiaries; Equity Interests. As of the Third Amendment Effective Date, each Loan Party has no Subsidiaries and is not engaged in any Joint Venture or partnership other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or any Lien permitted under Sections 7.01(bb), 7.01(ee) or 7.01(ff).

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5.13          Margin Regulations; Investment Company Act.

(a)          The Borrower is not engaged and will not engage in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Term Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)          None of Holdings, the Borrower, any Person Controlling Holdings, or any other Subsidiary of Holdings is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Neither the making of any Term Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

5.14          Disclosure. Holdings has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such information to any Agent or Lender; it being understood that such projections may vary from actual results and that such variances may be material.

5.15          Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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5.16          Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party and each of their Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, trade dress, domain names, copyrights, patents, patent applications, franchises, licenses, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses. Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration of any IP Rights owned or exclusively licensed by a Loan Party or any of its Subsidiaries as of the Third Amendment Effective Date. To the knowledge of Holdings and the Borrower, (i) the conduct of the business of the Loan Parties and their Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any rights held by any other Person, and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed or sold, or now contemplated to be employed or sold, by any Loan Party or any Subsidiary infringes upon, misappropriates, dilutes or otherwise violates any rights held by any other Person except in each case for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, no Person is infringing, misappropriating, diluting or otherwise violating any IP Rights that are material to the operation of the business of the Loan Parties or any of their Subsidiaries.

5.17          Solvency. Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

5.18          Labor Matters. Other than mandatory national, provincial or industry-wide collective bargaining arrangements, there are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.18, covering the employees of Holdings or any of its Subsidiaries as of the Third Amendment Effective Date and neither Holdings nor any Subsidiary has suffered any strikes, walkouts, slowdowns, lockouts, work stoppages or other material labor difficulty within the last five years. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them and (b) to the knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Borrower, no union organization activity that is taking place.

5.19          Perfection, Etc. Subject to the last paragraph of Section 4.01, all filings and other actions necessary or desirable to create, perfect and protect the Lien in the Collateral of the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected Lien in the Collateral with the priority specified in the Intercreditor Agreements, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

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5.20          OFAC and PATRIOT Act Compliance. To the extent applicable, Holdings, each member of the Restricted Group and each Unrestricted Subsidiary is in compliance, in all respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

5.21          Anti-Corruption Compliance. Each Loan Party is in compliance in all material respects with all applicable anti-corruption Laws, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and maintains (whether internally or administered through the Seller, as the case may be) policies and procedures designed to ensure that each Loan Party will continue to be in compliance in all material respects with all applicable anti-corruption Laws. No part of the proceeds of the Term Loans has been or will be used, directly or indirectly, by any Loan Party for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption Law.

5.22          OFAC. No Loan Party (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities or (c) derives revenue from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. The proceeds of any Term Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5.23          Designation as Senior Debt. The First Lien Obligations constitute “Designated Senior Debt”, or any similar term under and as defined in the agreements relating to any Indebtedness of the Borrower or any Guarantor, including any subordinated Indebtedness, which contains such designation.

5.24          Tax Reporting Compliance. The Borrower does not intend to treat the Term Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event that the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Term Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

Article VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder or any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

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6.01          Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)          as soon as available, but in any event within ninety (90) days (or one hundred twenty (120) days in the case of the fiscal years ending on April 30, 2014 and April 30, 2015, respectively) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Pricewaterhouse Coopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under the credit facilities provided for herein that is scheduled to occur within one year from the time such opinion is delivered or (B) any potential inability to satisfy any financial covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness on a future date or in a future period), together with a Narrative Report with respect thereto;

(b)          as soon as available, but in any event (x) for each of the first three fiscal quarters ended after the Closing Date (commencing with the fiscal quarter ending July 31, 2014) within sixty (60) days and (y) thereafter, within forty-five (45) days, in each case, after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, together with a Narrative Report with respect thereto; and

(c)          as soon as available, but in any event no later than forty-five (45) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, statements of operations and statements of cash flow of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year then ended.

To the extent Holdings designates any of its Subsidiaries as an Unrestricted Subsidiary, the financial statements referred to in this Section 6.01 shall be accompanied by reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

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6.02          Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)          promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)          promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of any Indebtedness of any Loan Party or of any of its Subsidiaries in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d)          promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(e)          reasonably promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law or otherwise relating to any Hazardous Material against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(f)          together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report supplementing Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) hereto, including, in the case of supplements to Schedule 5.08(b), an identification of all Material Real Property disposed of by any Loan Party since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street (if available), county or other relevant jurisdiction, state, and the record owner and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.03(b);

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(g)          copies of any notice of default under, and any material amendment, supplement, waiver or other modification of, the ABL Facility or the Second Lien Credit Agreement;

(h)          promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them; and

(i)          promptly, such additional information regarding the business, legal, financial or corporate affairs or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Collateral Agent materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”; all other Lenders, “Private Lenders”) may have personnel who do not wish to receive material non-public information with respect to the Borrower and the Target and their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Each of Holdings and the Borrower hereby (i) acknowledges and agrees that no Borrower Material delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall contain any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws and (ii) authorizes the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to treat all Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) as not containing any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws and as suitable for distribution to Public Lenders.

6.03          Notices. Promptly notify the Administrative Agent and each Lender:

(a)          of the occurrence of any Default or Event of Default;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or otherwise relating to any Hazardous Material or in respect of IP Rights, or (iv) the occurrence of any ERISA Event;

(c)          of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

(d)          of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(iii).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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6.04          Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

6.05          Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing in each jurisdiction in which such qualification is required), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered or issued IP Rights to the extent appropriate consistent with its reasonable business judgment.

6.06          Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

6.07          Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of established reputation engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ (ten (10) days’ in the case of cancellation for non-payment) prior written notice to the Administrative Agent of termination, lapse or cancellation of any such insurance.

6.08          Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and Permits and duly observe all requirements of any foreign, Federal, state or local Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09          Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

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6.10          Inspection Rights. Permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Collateral Agent on behalf of the Administrative Agent and the Lenders may exercise rights under this Section 6.10 and the Collateral Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Administrative Agent, the Collateral Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

6.11          Use of Proceeds. Use the proceeds of the Term Borrowing (w) on the Closing Date solely to finance the Acquisition and the Refinancing and to pay Transaction Costs in connection therewith, (x) on the New Incremental First Lien Term Commitments Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the New Incremental First Lien Term Commitments Amendment) on the New Incremental First Lien Term Commitments Effective Date, (B) promptly after receipt of the proceeds of the New Incremental First Lien Term Loans (as defined in the New Incremental First Lien Term Commitments Amendment), but in no event later than October 3, 2016, to repay a portion of the ABL Loans outstanding on the date of such repayment and (C) to pay fees and expenses incurred in connection with the New Incremental First Lien Term Commitments Amendment and (D) thereafter, for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries, (y) on the Second Amendment Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the Second Amendment) on the Second Amendment Effective Date, (B) promptly after receipt of the proceeds of the 2017 Incremental First Lien Term Loans (as defined in the Second Amendment), but in no event later than June 8, 2017, to repay a portion of the ABL Loans outstanding on the date of such repayment and (C) to pay fees and expenses incurred in connection with the Second Amendment and (D) thereafter, for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries, (z) on the Third Amendment Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the Third Amendment) on the Third Amendment Effective Date, (B) to finance the Transactions (as defined in the Third Amendment) and (C) to pay fees, premiums and expenses in connection therewith (including upfront fees and original issue discount) and (z) on the Fourth Amendment Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the Fourth Amendment) on the Fourth Amendment Effective Date, (B) to finance the Transactions (as defined in the Fourth Amendment) and (C) to pay fees, premiums and expenses in connection therewith (including upfront fees and original issue discount).

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6.12          Covenant to Guarantee Obligations and Give Security.

(a)          Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary other than an Excluded Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property,” as defined in the Security Agreement) or any Material Real Property by any Loan Party, which real or personal property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower’s expense:

(i)          in connection with the formation or acquisition of a Restricted Subsidiary, within ten (10) days after such formation or acquisition or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not an Excluded Subsidiary, to duly execute and deliver to the Administrative Agent and the Collateral Agent a Guaranty or Guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered) deliver certificates representing the Equity Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Collateral Agent, together with supplements to the Security Agreement (and, if applicable, supplements to the other Collateral Documents) with respect to the pledge of any Equity Interests or Indebtedness and any additional assets of such Restricted Subsidiary in accordance with the Security Agreement, Intellectual Property Security Agreement and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all the First Lien Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(ii)          within ten (10) days after such formation or acquisition, or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent and the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Administrative Agent and the Collateral Agent;

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(iii)          within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent Mortgages (with respect to Material Real Properties only) and other agreements, documents and instruments as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement and Mortgages), securing payment of all the First Lien Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(iv)          within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Restricted Subsidiary that is not an Excluded Subsidiary to take, whatever additional action (including, without limitation, the recording of Mortgages (with respect to Material Real Properties only), the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens (to the extent required by the Collateral Documents) on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v)          as promptly as practicable (but in any event no later than sixty (60) days or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion) after the request of the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property owned in fee by a Loan Party that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the Material Real Properties covered thereby), American Land Title Association/American Congress on Surveying and Mapping form surveys and environmental assessment reports in each case in scope, form and substance reasonably satisfactory to the Administrative Agent, and favorable opinions of local counsel to the Loan Parties in states in which the applicable Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)          at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents.

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(b)          Notwithstanding the foregoing, the Collateral Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

(c)          For the avoidance of doubt, changes in organization of a Loan Party or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not constitute a formation or acquisition of a Restricted Subsidiary; provided that within ten (10) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) such converted entity shall deliver such instruments and documents (including Uniform Commercial Code financing statements and affirmation of its obligations under the Loan Documents) and take all such other action as the Administrative Agent or the Collateral Agent may deem necessary or desirable in preserving the continuing validity and perfection of the Collateral Agent’s Lien on the Collateral owned by (or, in the case of Equity Interests of such Person included in the Collateral, issued by) such Person.

(d)          No later than five (5) days prior to the date on which a Mortgage with respect to a Material Real Property is executed and delivered pursuant to this Agreement, (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvements to the applicable improved property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification to the Borrower (“Borrower Notice”), (C) the Borrower’s written acknowledgment of receipt of Borrower Notice from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program (“NFIP”) and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Mortgaged Property is located, a copy of the flood insurance policy, copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Secured Parties (any of the foregoing being “Evidence of Flood Insurance”).

6.13          Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and make all reasonable efforts to cause all lessees operating or occupying its owned, leased or operated properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and owned, leased or operated properties; and (c) conduct any investigation, remediation or other response action necessary to address any Environmental Release of Hazardous Materials at any of its owned, leased or operated properties, to the extent required by, and in accordance with, applicable Environmental Laws.

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6.14          Further Assurances, Post Closing Obligations.

(a)          Promptly upon request by the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(b)          By the date that is ninety (90) days after the Closing Date, as such time period may be extended, by not more than an additional thirty (30) days, in the Administrative Agent’s reasonable discretion, the Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Administrative Agent, unless otherwise agreed by the Administrative Agent, the following:

(i)          a Mortgage with respect to each Initial Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)          fully paid American Land Title Association Lender’s Extended Coverage customary title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements (including zoning endorsements) and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens) and such customary coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable; provided, with respect to any property located in a state in which a zoning endorsement is either not available or is available but only at a premium that is excessive or requires a legal opinion, a customary zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resources Corporation, in each case reasonably satisfactory to the Administrative Agent, may be delivered in lieu of a zoning endorsement;

(iii)          American Land Title Association/American Congress on Surveying and Mapping form surveys for each of the Mortgaged Properties, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the states in which the applicable Mortgaged Property is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects that could not reasonably be expected to result in a Material Adverse Effect; provided, however, notwithstanding the foregoing, new or updated surveys with respect to any of the Mortgaged Properties will not be required if an existing survey is available for any such Mortgaged Properties and the issuer of the Mortgage Policies is willing to provide survey coverage for the Administrative Agent’s Mortgage Policies on the basis of such existing survey and without the need for a new or updated survey with respect to such Mortgaged Properties;

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(iv)          reliance letter executed by ENVIRON International Corporation entitling the Administrative Agent on behalf of the Lenders to rely on its Desktop Environmental Diligence Review of Gypsum Management and Supply, Inc. prepared for the Acquisition, in scope, form and substance reasonably satisfactory to the Administrative Agent;

(v)          favorable opinions of local counsel to the Loan Parties in states in which the Initial Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent;

(vi)          favorable opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance satisfactory to the Administrative Agent;

(vii)          no later than five (5) days prior to the date on which a Mortgage with respect to each Initial Mortgaged Property is executed and delivered pursuant to this Agreement or such shorter period reasonably acceptable to the Administrative Agent: (A) a Flood Determination Form, (B) if it is a Flood Hazard Property, a Borrower Notice, (C) the Borrower’s written acknowledgment of receipt of the Borrower Notice from the Administrative Agent as to the fact that such Initial Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the NFIP and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Initial Mortgaged Property is located, Evidence of Flood Insurance;

(viii)          evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(ix)          evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

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6.15          Maintenance of Ratings. Use commercially reasonable efforts to maintain a public credit rating of the Term Facility from each of S&P and Moody’s, a public corporate family rating of the Borrower from Moody’s and a public corporate credit rating of the Borrower from S&P (but, in each case, not any specific credit rating).

6.16          Conference Calls. With respect to each full fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), not later than twenty (20) days after the delivery of the financial statements with respect to such fiscal year pursuant to Section 6.01(a), hold, at the request of the Administrative Agent (a) a telephonic conference call with all Lenders who choose to attend such conference call, on which conference call shall be reviewed the financial results and the financial condition of the Borrower and its Restricted Subsidiaries for, and as of the last day of, such fiscal year, and (b) a telephonic conference call with all Private Lenders who choose to attend such conference call, on which conference call shall be reviewed the projections presented for the then-current fiscal year of the Borrower; it being understood that only one such call pursuant to each of clauses (a) and (b) shall be held per calendar year.

6.17          ERISA.

(a)          Provide to the Administrative Agent promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their respective ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

(b)          Provide to the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan and (iii) such other documents or governmental reports, filings or findings relating to any Plan (or employee benefit plan sponsored or contributed to by any Loan Party), as the Administrative Agent shall reasonably request.

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Article VII
NEGATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder or any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, (A) (except with respect to Section 7.14) the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly and (B) (with respect to Section 7.14) Holdings shall not:

7.01          Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)          Liens pursuant to any Loan Document;

(b)          Liens existing on the Third Amendment Effective Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)          Liens for taxes, assessments or governmental charges which are either (x) immaterial to the Restricted Group taken as a whole or (y) not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)          statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)          pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank Guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;

(f)          deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(g)          easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, individually and in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

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(h)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)          Liens securing Indebtedness permitted under Section 7.03(e); provided, that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)          Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(k)          leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(l)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m)          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) incurred in connection with a cash management program established in the ordinary course of business;

(n)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (o) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(o)          Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(f);

(p)          Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary (excluding Liens existing on property of any Person designated as a Restricted Subsidiary in accordance with the second sentence of the definition of “Unrestricted Subsidiary”, provided, however, the foregoing exclusion shall not apply to Liens existing on property that would have otherwise been permitted by this Section 7.01(p) had such Unrestricted Subsidiary been a Restricted Subsidiary at the time such property was acquired by such Unrestricted Subsidiary) after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(k)(B);

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(q)          Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)          any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

(s)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)          Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(u)          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)          Permitted Other Indebtedness Liens;

(w)          Specified Refinancing Liens and Specified Second Lien Refinancing Liens;

(x)          Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(y)          (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

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(z)          Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa)         Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(bb)         Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(cc)         Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(dd)         other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets;

(ee)         Liens on the Collateral securing the Second Lien Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(C); provided, that such Liens (i) shall be subject to the Term Intercreditor Agreement and shall be subordinated to the Liens securing the First Lien Obligations pursuant to the Term Intercreditor Agreement and (ii) shall be subject to the ABL/Term Intercreditor Agreement and shall rank relative to the Liens securing the ABL Obligations as provided in the ABL/Term Intercreditor Agreement;

(ff)         Liens on the Collateral securing the ABL Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(B); provided, that such Liens shall be subject to the ABL/Term Intercreditor Agreement and shall rank relative to the Liens securing the First Lien Obligations and the Second Lien Obligations as provided in the ABL/Term Intercreditor Agreement; and

(gg)         Liens on assets of non-Loan Parties securing obligations under the Canadian ABL Facility.

7.02          Investments. Make or hold any Investments, except:

(a)          Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)          loans or advances to officers, directors and employees of Holdings and its Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business), and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount not to exceed $3,000,000;

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(c)          Investments (i) by any Loan Party in the Borrower or any Subsidiary Guarantor (including any new Restricted Subsidiary which becomes a Subsidiary Guarantor), (ii) by any Restricted Subsidiary of the Borrower that is not a Loan Party in any Loan Party (other than Holdings) or in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary of the Borrower that is not a Loan Party; provided that the aggregate amount of Investments made pursuant to this clause (iii) (other than any such Investments made for the purpose of consummating a substantially simultaneous Permitted Acquisition by the applicable Restricted Subsidiary pursuant to Section 7.02(i)) following the Third Amendment Effective Date shall not exceed $60,000,000 at any one time outstanding;

(d)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(e)          Investments arising out of transactions permitted under Sections 7.01, 7.03 (other than Section 7.03(d)(B)(2)), 7.04 (other than Sections 7.04(a)(ii)(B), 7.04(c)(ii) and 7.04(d)), 7.05 (other than Section 7.05(f)(C)), 7.06 (other than Section 7.06(d) with respect to Investments under Section 7.02) and 7.13;

(f)          Investments existing on the Third Amendment Effective Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)          Investments in Swap Contracts permitted under Section 7.03(g);

(h)          promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(f));

(i)          the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person (such assets or Person being referred to herein as the “Acquired Business”) that, upon the consummation thereof, will be a Restricted Subsidiary (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A)          each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12;

(B)          in the case of any purchase or other acquisition (in one transaction or series of related transactions) of (x) any Person that does not become a Guarantor or (y) any assets that do not become Collateral because such assets are owned by a Person that is not, and is not required to be, a Guarantor, after giving effect thereto on a Pro Forma Basis, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) the First Lien Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed the greater of (x) 4.20:1.00 and (y) the First Lien Leverage Ratio immediately preceding the consummation of such purchase or other acquisition;

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(C)          immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing;

(D)          the Acquired Business shall be an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that the Target is engaged in on the Closing Date;

(E)          in the case of the acquisition of the Equity Interests of another Person, the Board of Directors of such other Person to be acquired shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition and shall not have commenced any action which alleges that such acquisition will violate applicable Law; and

(F)          The Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j)          Investments in Joint Ventures, such Investments not to exceed $20,000,000 at any one time outstanding; provided that prior to making any Investments under this Section 7.02(j), the Borrower shall have delivered a statement in reasonable detail from the Borrower setting out the business rationale for such Investment;

(k)          Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(l)          Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)          the licensing, sublicensing or contribution of IP Rights pursuant to joint research development or marketing arrangements with Persons other than the Borrower and its Restricted Subsidiaries consistent with past practices;

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(n)          loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Sections 7.06(e), 7.06(f) or 7.06(i) (so long as such amounts are counted as Restricted Payments for purposes of such sections);

(o)          so long as immediately after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing, other Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and(i)(B), respectively) not exceeding the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any one time outstanding; provided, however, that, such amount may be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Restricted Payments pursuant to Section 7.06(c) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.13 or to make previous Investments pursuant to this Section 7.02(o);

(p)          pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with Liens permitted under Section 7.01;

(q)          loans or advances made to distributors in the ordinary course of business and consistent with past practice;

(r)          Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;

(s)          Investments of a Restricted Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Borrower and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger or consolidation;

(t)          Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively) made with the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.02(t), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that immediately before and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing; and

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(u)          in addition to the foregoing Investments, additional Investments, so long as, after giving effect on a Pro Forma Basis to any such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed 5.00:1.00.

7.03          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness of the Loan Parties in respect of (A) the First Lien Obligations, (B) the ABL Obligations; provided, that the aggregate amount of the ABL Obligations (other than ABL Obligations outstanding under Secured Cash Management Agreements or Secured Hedge Agreements (each as defined in the ABL Facility without giving effect to any amendment, supplement or other modification to such defined terms in the ABL Facility that would result in an increase in the respective amounts thereof)) at any one time outstanding under this clause (B) shall not exceed the ABL Cap, and (C) the Second Lien Obligations in an aggregate amount at any one time outstanding under this clause (C), together with the then outstanding Specified Second Lien Refinancing Debt, not to exceed the Second Lien Cap;

(b)          Indebtedness outstanding or committed to be incurred on the Third Amendment Effective Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(c)          Guarantees of any Loan Party (other than Holdings) in respect of Indebtedness of the Borrower or a Restricted Subsidiary otherwise permitted hereunder;

(d)          Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party constituting an Investment permitted under Section 7.02(c), 7.02(i), 7.02(o) or 7.02(t), and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness pursuant to this clause (d) shall be (1) unsecured, (2) evidenced by the Intercompany Note, (3) if owed to a Loan Party, subject to the Collateral Agent’s perfected security interest pursuant to the Collateral Documents with the priority specified in the Intercreditor Agreements and (4) if owed by a Loan Party, expressly subordinated in right of payment to the payment in full of the First Lien Obligations on terms reasonably satisfactory to the Administrative Agent;

(e)          Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, lease, repair or improvement of any assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) used in the business of the Borrower or any Restricted Subsidiary, in each case within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all Indebtedness incurred pursuant to this Section 7.03(e) at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 7.03(e), shall not exceed $275,000,000;

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(f)          Indebtedness of the Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed $15,000,000;

(g)          Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(h)          guarantees incurred by the Borrower or a Restricted Subsidiary in the ordinary course of business in respect of obligations (not for money borrowed) of a Restricted Subsidiary to a supplier, customer, franchisee, lessor or licensee that in each case is not an Affiliate;

(i)          Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries;

(j)          Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;

(k)          (A) Indebtedness incurred by the Borrower or its Restricted Subsidiaries in a Permitted Acquisition or a Disposition permitted under Section 7.05 under agreements providing for the adjustment of the purchase price or similar adjustments and (B) Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is secured, if at all, only by Liens permitted by Section 7.01(p); provided that (x) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (y) immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (z) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000;

(l)          Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for customary indemnification, deferred purchase price, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisition, or other acquisition or Disposition of any business or assets or Person or any Equity Interests of a Subsidiary otherwise permitted hereunder, provided that, with respect to Dispositions, the maximum liability of the Borrower and the Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and the Restricted Subsidiaries in connection with such Disposition;

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(m)          Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n)          Indebtedness in an aggregate principal amount not to exceed the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any time outstanding;

(o)          Indebtedness in respect of (A) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and (B) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business;

(p)          (A) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (a) and (b) in the ordinary course of business and (B) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank Guarantees, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(q)          obligations in respect of performance, bid, appeal and surety bonds and performance and completion Guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)          Indebtedness (“Specified Affiliate Indebtedness”) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (A) the borrower with respect to such Indebtedness shall be the Borrower; (B) the lender with respect to such Indebtedness shall be the Sponsor or any of its Affiliates other than Holdings, the Borrower and its Restricted Subsidiaries or any other portfolio company of the Sponsor; (C) the all-in interest rate per annum with respect to such Indebtedness shall not exceed a market interest rate as determined by the Borrower, and in any event shall not exceed the ~~Eurodollar Rate for Dollars~~Adjusted Term SOFR for a one-month interest period plus 4.50% per annum; (D) no premiums shall be payable with respect to such Indebtedness; (E) such Indebtedness shall be unsecured; (F) if guaranteed, such Indebtedness shall be guaranteed by one or more of the Guarantors only and there shall be no additional guarantors with respect to such Indebtedness other than the Sponsor or any of its Affiliates other than Holdings, the Borrower, or its Restricted Subsidiaries or other portfolio companies of the Sponsor; (G) such Indebtedness shall not be subject to any amortization or scheduled prepayments of principal; (H) the covenants, events of default, Guarantees and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (H), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (I) such Indebtedness shall not have any financial covenants; (J) the proceeds of such Indebtedness shall be used solely to fund working capital needs of the Restricted Group; (K) and such Indebtedness shall be subordinated on terms reasonably satisfactory to the Administrative Agent; (L) any repayment or prepayment of such Indebtedness shall be conditioned upon (i) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available not exceeding 5.00:1.00 and (ii) the absence of a Default or Event of Default, and (M) such Indebtedness shall be disregarded for purposes of determining the availability or amount of any covenant baskets or carve-outs;

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(s)          Indebtedness incurred by a Loan Party constituting Permitted Other Indebtedness;

(t)          Indebtedness incurred by a Loan Party constituting Permitted Ratio Debt;

(u)          Indebtedness constituting Specified Refinancing Debt;

(v)          Indebtedness constituting Specified Second Lien Refinancing Debt in an aggregate amount at any one time outstanding, together with the then outstanding Second Lien Obligations, not to exceed the Second Lien Cap; and

(w)          Indebtedness under the Canadian ABL Facility in an aggregate amount not to exceed $105,000,000, at any one time outstanding.

7.04          Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)          any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction), provided, that the Borrower shall be the continuing or surviving Person or the surviving Person shall be a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries, provided, that when any Guarantor is merging with another Restricted Subsidiary, (A) the Guarantor shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

(b)          (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve, or the Borrower or any Subsidiary may (if the perfection and priority of the Liens securing the First Lien Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders (it being understood that in the case of any dissolution of a Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Guarantor; and in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)          any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d)          any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02; and

(e)          a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(f)(A)).

7.05          Dispositions. Make any Disposition, except:

(a)          Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of tangible property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b)          the abandonment or other Disposition of IP Rights (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned) to the extent Borrower determines in its reasonable business judgment that (i) such IP Rights are not commercially reasonable to maintain under the circumstances and (ii) such Disposition could not reasonably be expected to materially and adversely affect the business of the Borrower or any of its Restricted Subsidiaries;

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(c)           Dispositions of inventory and goods held for sale in the ordinary course of business;

(d)           Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(f)            (A) Dispositions permitted by Section 7.04, (B) Liens permitted by Section 7.01 (other than Section 7.01(n)(ii)), (C) Investments permitted by Section 7.02 (other than Section 7.02(e) with respect to Dispositions under this Section 7.05 and Section 7.02(h)) and (D) Restricted Payments permitted by Section 7.06;

(g)           Dispositions by the Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) not less than 75% of the purchase price for such property shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision) and (ii) any lease entered into in connection therewith shall not contravene Section 7.03;

(h)           Dispositions of Cash Equivalents;

(i)            Dispositions of accounts receivable in connection with the collection or compromise thereof;

(j)            licensing or sublicensing of IP Rights in the ordinary course of business on customary terms and which does not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(k)           sales of property and issuances and sales of Equity Interests (A) among or between Loan Parties (other than Holdings); provided that the sale or issuance by the Borrower of its Equity Interests to Holdings shall be permitted, (B) among or between Restricted Subsidiaries that are not Loan Parties, (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to Restricted Subsidiaries that are not Loan Parties; provided that the fair market value of all property so Disposed of pursuant to this sub-clause (D) following the Third Amendment Effective Date shall not exceed $25,000,000 in the aggregate;

(l)            leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

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(m)          transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(n)           Dispositions of Excess Properties (as defined in the Acquisition Agreement); and

(o)           Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (o) following the Third Amendment Effective Date shall not exceed $25,000,000 and (iii) not less than 75% of the purchase price for asset or property sold in such Disposition shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision);

provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (h) and (j)), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed to any Person that is not a Loan Party of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

7.06         Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)           each Restricted Subsidiary may make Restricted Payments to the Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)           the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)           the Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Investments pursuant to Section 7.02(o) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.13 or to make previous Restricted Payments pursuant to this Section 7.06(c);

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(d)           to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02, 7.04, 7.08 or 7.13;

(e)           the Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings (or, in the case of sub-clause (iv), to the shareholders of a Restricted Subsidiary), so long as, with respect to any such Restricted Payments made pursuant to sub-clause (iv), sub-clause (vii) or sub-clause (viii) below, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:

(i)           so long as the Borrower is a member of a consolidated, combined or unitary group of which Holdings (or any direct or indirect parent entity of Holdings) is the parent for foreign, federal, state or provincial or local income tax purposes, the proceeds of which will be used to pay the tax liability to each foreign, federal, state, provincial or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or any direct or indirect parent entity of Holdings) that includes the Borrower and its Subsidiaries, to the extent such tax liability does not exceed the lesser of (x) the taxes that would have been payable by the Borrower and its Subsidiaries as a stand-alone group and (y) the actual tax liability of Holdings’ (or any direct or indirect parent entity of Holdings) consolidated, combined, unitary or affiliated group, reduced by any such payments paid or to be paid directly by the Borrower or its Subsidiaries;

(ii)          the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,500,000 in any 12-month period plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries or (b) the fees and other amounts described in Section 7.08(d) to the extent that the Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;

(iii)         the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) franchise taxes and similar taxes and other expenses necessary to maintain its corporate existence;

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(iv)         the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of Holdings or any of its Restricted Subsidiaries (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interests or phantom Equity Interests) from directors, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $20,000,000 in any calendar year; provided, that the Borrower may carry over and make in any subsequent calendar year or years, in addition to the amount for such subsequent calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $20,000,000 with respect to such subsequent calendar year; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Borrower or a Restricted Subsidiary, to the extent such proceeds are received by the Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Borrower, the Net Cash Proceeds from the sale of Equity Interests of any of the Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date;

(v)          the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, provided that if such purchase or other acquisition had been made by the Borrower, it would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such purchase or other acquisition;

(vi)         repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants;

(vii)        the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, management fees permitted by Section 7.08(d); and

(viii)       the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

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(f)            in addition to the foregoing Restricted Payments, additional Restricted Payments following the Third Amendment Effective Date in an aggregate amount not to exceed the sum of (1) an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets; plus (2) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.06(f)(2), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, provided that (in the case of this Section 7.06(f)(2)) immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(g)           after a Qualifying IPO, Restricted Payments of up to 6% per annum of the Net Cash Proceeds contributed to the common equity of the Borrower from such Qualifying IPO; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(h)           Restricted Payments (including payments on stock appreciation rights) made on the Closing Date or within 60 days thereafter, in each case in connection with the Transactions and in accordance with the Acquisition Agreement;

(i)            repurchases of Equity Interests of Parent, Holdings, the Borrower or any Restricted Subsidiary to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options;

(j)            in addition to the foregoing Restricted Payments, additional Restricted Payments, so long as, after giving effect on a Pro Forma Basis to any such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available to does not exceed 5.00:1.00; and

(k)           Restricted Payments consisting of the proceeds of any Disposition permitted under Section 7.05(n), to the extent made in accordance with the Acquisition Agreement.

7.07         Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Third Amendment Effective Date or any business reasonably related or ancillary thereto.

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7.08         Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (d) (i) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, the direct or indirect payment of fees (including termination payments) and/or other payments to the Sponsor or its Affiliates pursuant to the Sponsor Management Agreement (which fees and/or payments shall not exceed (A) in respect of annual fees and/or payments, up to the greater of (x) $2,250,000 and (y) an amount equal to 1% of the aggregate amount of the cash equity contributions directly or indirectly made by the Sponsor to Holdings and further contributed to the Borrower, (B) in respect of the fees and/or payments payable in connection with the Acquisition, the amount disclosed to the Administrative Agent on or prior to the Closing Date and (C) in respect of fees payable in connection with transactions permitted by this Agreement, in amounts that are usual, customary and market for such transactions) and (ii) the payment of related indemnities and reasonable expenses, (e) customary fees and indemnities may be paid to any directors of Holdings (or any direct or indirect parent thereof), the Borrower and its Restricted Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed, in each case, to the extent directly attributable to the operations of the Borrower and its Restricted Subsidiaries, (f) the Borrower and its Restricted Subsidiaries may enter into employment, severance or collective bargaining arrangements or consultant or employee benefit with officers, employees and directors in the ordinary course of business and transactions pursuant to stock option, stock appreciation rights, stock incentive or other equity compensation plans and employee benefit plans and arrangements in the ordinary course of business, (g) the Borrower and its Restricted Subsidiaries may make payments pursuant to the tax sharing agreements among the Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and its Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 7.02, (j) any payments required to be made pursuant to the Acquisition Agreement, (k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; (l) the Transactions; (m) pledges of Equity Interests of the Unrestricted Subsidiary to secured Indebtedness of such Unrestricted Subsidiary; (n) the provision of cash collateral permitted under Section 7.01 and payments and distributions of amounts therefrom; and (o) transactions pursuant to agreements in existence on the Third Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

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7.09         Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, any ABL Loan Document, or any Second Lien Loan Document) that limits the ability:

(a)           of any Restricted Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Guarantor which is a Restricted Subsidiary of the Borrower or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for (i) any agreement in effect on the Third Amendment Effective Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those contained in those agreements on the Third Amendment Effective Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, provided that (x) any such agreement expressly permits such Restricted Payments, transfers of property and investments to pay the First Lien Obligations and (y) the exception in this clause (ii) shall not apply to agreements that are binding on a Person that becomes a Restricted Subsidiary pursuant to the second sentence of the definition of “Unrestricted Subsidiary” unless any such agreement would have otherwise been permitted under this Section 7.09(a) had such Person been a Restricted Subsidiary at the time of entering into such agreement, (iii) any agreement included in any agreement governing Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03; (iv) (x) any agreement in connection with a Disposition permitted by Section 7.05 and (y) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 7.02), which limitation is applicable only to the assets that are the subject of such agreements, (v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary restrictions contained in the Permitted Other Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Permitted Ratio Debt and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that the provisions of any such Indebtedness are not, taken as a whole, materially more restrictive (as determined by the Borrower in good faith) than similar restrictions contained in this Agreement), (viii) applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, (ix) restrictions contained in the Canadian ABL Facility in effect on the Third Amendment Effective Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreement; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those contained in such agreement on the Third Amendment Effective Date, or (x) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; or

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(b)           of Holdings or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the First Lien Obligations except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(e) or 7.03(k)(B) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (iii) customary restrictions contained in the Permitted Other Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Permitted Ratio Debt and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that such restrictions do not restrict the Liens securing the First Lien Obligations or the priority thereof required by the Intercreditor Agreements), (iv) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (vii) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

7.10         Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB), (b) extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (c) other than pursuant to and in accordance with Section 6.11.

7.11         Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; it being understood and agreed that changes in organization of the Borrower or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not be deemed materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; provided that the Borrower and its Restricted Subsidiaries shall comply with the provisions of Sections 6.12 and 6.14 with respect to such changes in organization.

7.12         Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) in the case of the Borrower only, fiscal year.

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7.13         Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (1) the Second Lien Loans, (2) any Permitted Ratio Debt, (3) any Specified Refinancing Debt that is unsecured or secured on a junior basis to the First Lien Obligations or any Permitted Other Indebtedness that is unsecured or secured on a junior basis to the First Lien Obligations or (4) any Specified Affiliate Indebtedness (collectively, together with any Permitted Refinancing of any of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a prepayment of Junior Financing made using the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.13(a)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that immediately before and immediately after giving Pro Forma Effect to any such prepayment, no Default or Event of Default shall have occurred and be continuing; (ii) (A) the repayment, prepayment or refinancing of the Second Lien Loans or any other Junior Financing (other than Specified Affiliate Indebtedness) with the Net Cash Proceeds of any Permitted Ratio Debt or of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.13) and (B) the refinancing of the Second Lien Loans or any Indebtedness described in the preceding clause (a)(3) with the proceeds of any Specified Second Lien Refinancing Debt in respect thereof or any Permitted Other Indebtedness that is unsecured or secured on a junior basis to the First Lien Obligations, in each case, to the extent not required to prepay any Term Loans or the Term Facility pursuant to Section 2.03(b); (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests); (iv) the prepayment of any Junior Financing or Permitted Refinancing thereof, in an aggregate amount following the Third Amendment Effective Date not to exceed an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets, (v) (A) any repayment or prepayment of Specified Affiliate Indebtedness that is permitted by clause (L) of Section 7.03(r) and (B) the refinancing of Specified Affiliate Indebtedness with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.13), and (vi) any repayment or prepayment of the Second Lien Loans as contemplated by clause (x) of the last sentence of Section 2.03(c) of this Agreement or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders any term or condition of any Junior Financing Documentation (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to any such modification or change, together with a reasonably detailed description of the material terms and conditions of such modification or change or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period).

7.14         Holding Companies. (a) In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower and the performance of the Loan Documents, the ABL Loan Documents, the Second Lien Loan Documents, any Specified Refinancing Debt or any Specified Second Lien Refinancing Debt, (ii) incur any Indebtedness (other than (x) the First Lien Obligations, the ABL Obligations and the Second Lien Obligations, (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section 7.03(n), (s), (t), (u) or (v)), (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Borrower (other than Liens pursuant to any Loan Document, any ABL Loan Document or any Second Lien Loan Document, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or non-consensual Liens arising solely by operation of law); or (iv) make any Investments (other than (x) Investments in the Borrower or its Restricted Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02) or (y) Investments of the type permitted by Section 7.02(a), (b), (h), (k) or (m).

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(b)           In the case of GYP IV or GYP V, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to their ownership of the Equity Interests of GYP V or the Canadian ULCs, as applicable, (ii) incur any Indebtedness (other than (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section 7.03(f) (to the extent incurred by a Foreign Subsidiary), (n) (to the extent incurred by a Foreign Subsidiary) and (w)), or (iii) make any Investments (other than (x) Investments in GYP V, the Canadian ULCs or their Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02), (y) Investments of the type permitted by Section 7.02(a), (b), (c), (h), (i), (k) or (m) or (z) in the case of GYP IV, that certain $390,000,000 promissory note, dated as of the Third Amendment Effective Date, between GYP IV, as lender, and GYP Canada Holdings LP, as borrower).

(c)           Nothing in this Section 7.14 shall prevent Holdings, GYP IV or GYP V from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Transactions, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) making Restricted Payments or Dispositions (other than Dispositions of the Equity Interests of the Borrower), (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vi) holding any cash and Cash Equivalents (but not operating any property), (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders and (ix) any activities incidental to the foregoing.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01          Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)           Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Term Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)           Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in clause (y) of the final paragraph of Section 4.01, any of Sections 6.03(a), 6.05 (solely with respect to the Borrower) and 6.11 or Article VII; or

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(c)           Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or the Collateral Agent to the Borrower; or

(d)           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Indebtedness under the ABL Facility or the Second Lien Credit Agreement or (y) any other Indebtedness (other than Indebtedness hereunder or under the ABL Facility or the Second Lien Credit Agreement) having (in the case of this clause (y)) an aggregate principal amount of more than the Threshold Amount, (B) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to clause (e)(A) (other than the Indebtedness under the ABL Facility), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, provided that clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, or (C) fails to observe or perform any agreement or condition relating to the Indebtedness under the ABL Facility, or any other event occurs, the effect of which default or other event is to cause the Indebtedness under the ABL Facility to become due prior to its stated maturity; or

(f)            Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries that is not an Immaterial Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days or an order for relief is entered in any such proceeding; or

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(g)           Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary that is not an Immaterial Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)           Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j)            Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the First Lien Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the First Lien Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

(k)           Change of Control. There occurs any Change of Control; or

(l)            Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien on and security interest in the Collateral covered thereby with the priority required by the Intercreditor Agreements, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, Section 6.12 or Section 6.14 or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

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Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided however that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

8.02         Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Term Facility has been designated as “Designated Senior Debt,” and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Term Loans shall automatically terminate and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable), any amounts received on account of the First Lien Obligations shall, subject to the provisions of Section 2.13 and the prior payment and distribution of the proceeds of the ABL Priority Collateral to the ABL Collateral Agent (for distribution in accordance with the ABL Loan Documents) in accordance with the ABL/Term Intercreditor Agreement, be applied by the Collateral Agent in the following order:

First, to payment of that portion of the First Lien Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent, each in its capacity as such;

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Second, to payment of that portion of the First Lien Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the First Lien Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the First Lien Obligations constituting unpaid principal of the Term Loans and First Lien Obligations then owing under Secured Hedge Agreements, ratably among the Lenders and the Hedge Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other First Lien Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such First Lien Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date;

Sixth, to the Second Lien Collateral Agent, to be applied in accordance with the Second Lien Loan Documents or as otherwise provided in the Intercreditor Agreements;

Seventh, to the ABL Collateral Agent, to be applied in accordance with the ABL Loan Documents or as otherwise provided in the Intercreditor Agreements; and

Last, the balance, if any, after all of the First Lien Obligations and all obligations under the Second Lien Loan Documents and the ABL Loan Documents have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding anything herein to the contrary, the Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the First Lien Obligations otherwise set forth above in this Section 8.03.

Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01         Appointment and Authorization of Agents.

(a)          Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

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(b)          The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02         Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. None of the Administrative Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of its own gross negligence or willful misconduct to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction.

9.03         Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

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9.04         Reliance by Agents.

(a)          Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)          For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05         Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the applicable Lenders, unless it shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” Each of the Administrative Agent and the Collateral Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

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9.06         Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07         Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other First Lien Obligations and the resignation of the Administrative Agent or the Collateral Agent.

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9.08         Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

9.09         Successor Agents.

(a)          The Administrative Agent may resign as the Administrative Agent and the Collateral Agent upon thirty (30) days’ notice to the Lenders. If an Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective on such date and the retiring Administrative Agent may (but shall not be obligated to) with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. If a successor Administrative Agent has not so been appointed, the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. With effect from the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and the Collateral Agent.

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(b)          Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as the Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent, hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and (ii) the retiring Collateral Agent shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

9.10          Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent or the Collateral Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other First Lien Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent or the Collateral Agent under 2.07 and 10.04) allowed in such judicial proceeding; and

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(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the First Lien Obligations or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding, except as set forth in clause (A)(z) of the second to last paragraph of Section 10.01.

9.11         Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential or actual Hedge Banks) irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all First Lien Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)           to subordinate or release any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or, in the case of subordination only, 7.01(p); and

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

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9.12          Secured Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, none of the Administrative Agent or the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, First Lien Obligations arising under Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such First Lien Obligations, together with such supporting documentation as the Administrative Agent or the Collateral may request, from the applicable Hedge Bank.

9.13          Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.14          Appointment of Supplemental Administrative Agents.

(a)          Each of the Administrative Agent and the Collateral Agent is hereby authorized to appoint additional Persons selected by it in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)          In the event that the Collateral Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers, privileges and duties with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the Borrower to pay the Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Administrative Agent, as the context may require.

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(c)          Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Administrative Agent.

9.15          Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Loan Party or the relevant Lender.

9.16          Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true.

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Term Commitments;

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement;

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(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)          none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of any obligation under the Loan Documents);

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(iv)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Term Loans, the Term Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)          no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers, or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Term Loans, the Term Commitments or this Agreement.

(c)          The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Commitments and this Agreement, (ii) may recognize a gain if it extended the Term Loans, the Term Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Article X
MISCELLANEOUS

10.01          Amendments, Etc. Except as expressly provided in Section 3.09, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Borrower may, with the consent of the other (and no other Person), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:

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(a)          extend or increase the Term Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Term Commitments shall not constitute an extension or increase of any Term Commitment of any Lender);

(b)          postpone any date scheduled for any payment of principal of, or interest on, any Term Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)          reduce the principal of, or the rate of interest specified herein on, any Term Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)          change any provision of this Section 10.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e)          release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)          release all or substantially all of the value of the guarantees made by the Guarantors, without the written consent of each Lender; or

(g)          change (A) Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (B) the order of application of any prepayment of Term Loans set forth in the applicable provisions of Section 2.03(a) or 2.03(b), respectively, in any manner that materially and adversely affects the Lenders under the Term Facility (or any Class thereof), without the written consent of the Required Lenders (or the majority Lenders with respect to such Class determined in a manner consistent with the definition of the “Required Lenders”);

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and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Term Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Persons providing any Specified Refinancing Debt to permit the refinancing of all outstanding Term Loans of any Class with replacement term loans in the amount of such Specified Refinancing Debt, to add such replacement term loans to this Agreement and to permit such replacement term loans and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof; (v) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; and (vi) this Agreement may be amended (or amended and restated) to the extent required to give effect of the provisions of Section 2.12. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Term Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Term Loans may not be extended and the principal amount of any of its Term Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein:

(A)          (x) any Term Loans held by a Lender that is a Non-Debt Fund Affiliate shall be excluded in the determination of any “Required Lender” votes; (y) no such Lender shall have any right to (i) attend (including by telephone) any meeting, call or discussions (or portion thereof) among an Agent, an Arranger or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by an Agent, an Arranger or any Lender or any communication by or among an Agent, an Arranger and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) make or bring (other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against an Agent (except with respect to any rights expressly retained by such Affiliated Lender under the Loan Documents, which shall not be required to be waived) or an Arranger, or (iv) receive advice of counsel to an Agent, an Arranger or any other Lender (other than counsel to the Affiliated Lenders), or challenge an Agent’s, an Arranger’s or any Lender’s attorney-client privilege and (z) each Affiliated Lender that is a Non-Debt Affiliate hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any First Lien Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar First Lien Obligations held by Lenders that are not Affiliated Lenders; and

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(B)          in connection with any “Required Lender” votes or Class votes with respect to any Class of Term Loans, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts includable in determining whether the “Required Lenders” or a majority of Lenders with respect to such Class have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Further, notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Term Commitments or Term Loans under the Term Facility (the Term Facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Class(es) of Term Commitments or Term Loans of the Lenders under the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Loan Modification Accepting Lenders”) and, in the case of any Loan Modification Accepting Lender, only with respect to such Lender’s Term Commitments or Term Loans of such Class(es) under such Affected Facility as to which such Lender’s acceptance has been made. The Borrower and each Loan Modification Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Term Commitments and Term Loans of the Loan Modification Accepting Lenders under the Affected Facility. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01 reasonably requested by the Administrative Agent. As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Term Loans of the Loan Modification Accepting Lenders (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a reduction, elimination or extension of the scheduled amortization of the applicable Term Loans of the Loan Modification Accepting Lenders, (iii) a change in rate of interest (including a change to the Applicable Rate and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Term Loans of the Loan Modification Accepting Lenders and/or a change in the payment of fees to the Loan Modification Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement); provided that any additional premiums pursuant to this clause (iii) shall apply to the applicable Term Loans of the Loan Modification Accepting Lenders after the Latest Maturity Date then in effect with respect to the Affected Facility and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence.

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10.02          Notices; Effectiveness; Electronic Communications.

(a)          General. Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)          if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent and the Collateral Agent and may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Collateral Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

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(e)          Reliance by Administrative Agent, Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03          No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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10.04          Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the Arrangers and, if necessary, of one local counsel in each relevant jurisdiction and of special and conflicts counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Arranger and each Lender for all documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such documented costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the documented fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel and, in the event of any conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent and each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within five (5) Business Days after invoiced or demand therefor. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other First Lien Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, any Arranger or any Lender, in its sole discretion.

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10.05          Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, each Arranger, each Agent-Related Person, each Lender and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Commitment, Term Loan or the use or proposed use of the proceeds therefrom, (c) any Environmental Release of Hazardous Materials on or from any property currently owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party (other than any Environmental Release or Environmental Liability resulting solely from acts or omissions by Persons other than the Borrower, its Subsidiaries or any other Loan Party, with respect to the applicable property after the Collateral Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), (d) the Commitment Letter or the Fee Letter or (e) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by the Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) arise from a dispute that does not involve any action or omission of the Borrower or any of its Affiliates and is solely among the Indemnitees (other than in connection with any such party acting in its capacity as an Arranger or an Agent) or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’ bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliate’s bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee or Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not affect the Loan Parties’ indemnification obligations pursuant to this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

No Loan Party shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Borrower’s consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s consent, or if there is a judgment against an Indemnitee in any such claim, investigation, litigation or proceeding, you agree to indemnify and hold harmless each Indemnitee in the manner set forth above. Notwithstanding the immediately preceding sentence, if at any time an Indemnitee shall have requested in accordance with this Section 10.05 that you reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any claim, investigation, litigation or proceeding, which legal or other expenses are reimbursable pursuant to this Section 10.05, you shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without your written consent if (a) such settlement is entered into more than forty-five (45) days after such request for reimbursement is sent to you and (b) you shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (unless such reimbursement request is subject to a good faith dispute). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other First Lien Obligations. For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes arising from a non-Tax claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05.

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10.06          Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the First Lien Obligations and the termination of this Agreement.

10.07          Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), (iv) to an SPC in accordance with the provisions of Section 10.07(g) or (v) in accordance with Section 10.07(i) or 10.07(j) (and any other attempted assignment or transfer by any party hereto shall be null and void, subject to clause (y) of the proviso to clause (v) of Section 10.07(b)); provided that, for the avoidance of doubt, no assignments to the Borrower or any of its Affiliates shall be permitted other than in accordance with Section 10.07(i) or 10.07(j). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)          Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Term Loans at the time owing to it); provided, that (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Commitments and the Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need to be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Term Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Term Commitment is not then in effect, the outstanding principal balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Commitments or the Term Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Term Loans on a non-pro rata basis; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (C) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of the Term Facility and is made to a Lender, an Affiliate of a Lender or an Approved Fund or (3) in connection with the primary syndication of the Term Facility, such assignment is made to a Lender that has been identified to and consented to by the Borrower prior to the Closing Date, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and (D) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person, (C) Holdings or any of its Subsidiaries or (D) absent the consent of the Borrower (which consent may be withheld in the sole discretion of the Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list posted on the Platform on April ___, 2021, as updated from time to time (but no more often than quarterly) by the Borrower to include competitors of the Borrower (but not other Persons) by posting a new such list of Ineligible Assignees on the Platform; provided that, notwithstanding anything to the contrary, (x) the Administrative Agent shall not have any obligation to determine whether any potential assignee is an Ineligible Assignee or any liability with respect to any assignment made to an Ineligible Assignee and (y) if any assignment is made to any Person that is an Ineligible Assignee without the consent of the Borrower, the loans and commitments held by such Person shall be deemed to not be outstanding for purposes of any amendment, waiver or consent hereunder, and such Person shall not be permitted to attend lender meetings or receive information prepared by the Agent or any Lender in connection with this Agreement; (vi) the assigning Lender shall deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

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(c)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Term Commitments of, and principal amounts (and related interest amounts) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender with respect to such Lender’s entry, at any reasonable time and from time to time upon reasonable prior notice.

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(d)          Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitments and/or the Term Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further that the Administrative Agent shall not have any obligation to determine whether any potential Participant is an Ineligible Assignee or any liability with respect to any participation sold to an Ineligible Assignee. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e)          A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Borrower, to comply with obligations, restrictions and limitations under such Sections and Section 3.07 as though it were a Lender. Each Lender that sells a participation agrees to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.

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(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10(b)(ii). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and the obligations to provide the forms and certifications pursuant to Section 3.01 as if it were a Lender); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Term Loan by an SPC hereunder shall utilize the Term Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Term Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

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(h)          Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)          Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to Holdings, the Borrower or any of its Restricted Subsidiaries or to any Non-Debt Fund Affiliate, but only if:

(i)          such assignment is made pursuant to an open market purchase;

(ii)          no Default or Event of Default has occurred or is continuing or could result therefrom;

(iii)          the assigning Lender and Affiliated Lender purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iv)          after giving effect to such assignment, the Non-Debt Fund Affiliates shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding;

(v)          in the case of any such assignment to Holdings, the Borrower or any of its Restricted Subsidiaries, Holdings, the Borrower or its Restricted Subsidiary, as the case may be, shall at the time of such assignment affirm the No Undisclosed Information Representation;

(vi)          in the case of any such assignment to a Non-Debt Fund Affiliate, such Non-Debt Fund Affiliate shall be subject to the restrictions specified in clause (A) of the second to last paragraph of Section 10.01; and

(vii)          any such Term Loans assigned to Holdings, the Borrower or any Restricted Subsidiary will be automatically and permanently cancelled at the time of such assignment.

(j)          Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Debt Fund Affiliate, but only if:

(i)          such assignment is made pursuant to an open market purchase; and

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(ii)          such Debt Fund Affiliate shall at all times after such assignment be subject to the restrictions specified in clause (B) of the second to last paragraph of Section 10.01.

(k)          Each Lender that sells a participation or grants any rights to an SPC, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender's rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or SPC or any information relating to a Participant’s or SPC’s interest in such Lender's rights and/or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such rights and/or obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation or SPC interest.

10.08          Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors and to the Persons approving or administering a Term Loan on behalf of an Agent or a Lender (it being understood that all Persons pursuant to clause (a) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested or required by any regulatory authority having or purporting to have jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any prospective counterparty to any Swap Contract; (g) with the consent of the Borrower; (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.08 or (B) is independently developed by such Agent, Lender or any of their respective Affiliates; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Term Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each of the Agents and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09          Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all First Lien Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such First Lien Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the First Lien Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary of the Borrower or a Domestic Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code constitute security, or shall the proceeds of such assets be available for, payment of the First Lien Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is directly owned by the Borrower or a Domestic Subsidiary do not constitute such an asset (and may be pledged to the extent set forth in Section 6.12) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.03(b)(ii).

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10.10          Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the First Lien Obligations hereunder.

10.11          Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

10.12          Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than those provisions of the Commitment Letter which by their terms remain in full force and effect to the extent not covered by this Agreement. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13          Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Term Loan or any other First Lien Obligation hereunder shall remain unpaid or unsatisfied.

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10.14          Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.15          Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)          WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16          Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.17          Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Collateral Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

10.18          No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower, Holdings and their respective Subsidiaries and any Agent, any Arranger or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, any Arranger or any Lender has advised or is advising any of the Borrower, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Subsidiaries, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (C) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers and the Lenders has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Arrangers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests and transactions to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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10.19          Affiliate Activities. Each of the Borrower and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (ii) be customers or competitors of the Borrower, Holdings and their respective Affiliates, or (iii) have other relationships with the Borrower, Holdings and their respective Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower, Holdings and their respective Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

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10.20          Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.21          USA PATRIOT ACT; “Know Your Customer” Checks.

(a)          Each Lender that is subject to the PATRIOT Act (as hereinafter defined) or other applicable “know your customer” and anti-money laundering rules and regulations and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or other applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(b)          If in connection with (i) the introduction of or any Change in Law, (ii) any change in the status of a Loan Party after the Closing Date, (iii) the addition of any Guarantor pursuant to Section 6.12 or (iv) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, the Administrative Agent, any Lender (or, in the case of the event described in clause (iv) above, any prospective Lender) requires additional information in order to comply with “know your customer” or similar identification procedures, each of Holdings and the Borrower shall, and shall cause each other Loan Party and Restricted Subsidiary to, promptly upon the request of the Administrative Agent or such Lender, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or such Lender (for itself or, in the case of the event described in clause (iv) above, on behalf of any prospective Lender), in order for the Administrative Agent, such Lender, such prospective Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

10.22          Keepwell. Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 10.22 shall remain in full force and effect so long as any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied. Each Qualified ECP Loan Party intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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10.23          Intercreditor Agreements.

Each of the Lenders hereby acknowledges that it has received and reviewed the Term Intercreditor Agreement and the ABL/Term Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender under this Agreement) hereby authorizes and directs the Collateral Agent to enter into the Intercreditor Agreements on behalf of such Lender and agrees that the Collateral Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreements. In addition, each Lender and Agent acknowledge and agree that (a) the rights and remedies of the Agents and Lenders hereunder and under the other Loan Documents are subject to the Intercreditor Agreements and (b) in the event of a conflict, the provisions of the Intercreditor Agreements shall control.

10.24          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.25       Co-Obligor. Without limiting the obligations of GMS under the Subsidiary Guaranty, GMS is hereby joining this Agreement as co-obligor hereunder and under all other Loan Documents, jointly and severally liable with respect to all First Lien Obligations as a primary obligor and not merely as a surety.

10.26       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFCs may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGES INTENTIONALLY OMITTED]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GYP HOLDINGS III CORP.

By:
Name:
Title:

GYP HOLDINGS II CORP.

By:
Name:
Title:

[Signature Page to the First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Term Lender

By:
Name:
Title:

[Signature Page to the First Lien Credit Agreement]

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                  ,

To:         Credit Suisse AG, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain First Lien Credit Agreement, dated as of April 1, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement;” the capitalized terms defined therein being used herein as therein defined), among GYP HOLDINGS III CORP., a Delaware corporation, as Borrower, GYP HOLDINGS II CORP., a Delaware corporation, the Lenders from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent. The undersigned hereby requests (select one):

❑         A Borrowing of Term Loans         ❑         A conversion or continuation of Term Loans

Date of Term Loan (a Business Day)
Amount
Type of Term Loan	❑ Base Rate Loan ❑ Term SOFR Loan
Interest Period in months (for Term SOFR Loan)
Wire Instructions

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

GYP HOLDINGS III CORP.

By:
Name:
Title:

ANNEX III

Adjusted marked version reflecting changes made pursuant to the Fifth Amendment.

Added text shown underscored; deleted text shown ~~strikethrough~~.

FIRST LIEN CREDIT AGREEMENT

Dated as of April 1, 2014

among

GYP Holdings III Corp.

as the Borrower,

GYP Holdings II Corp.

as Holdings,

CREDIT SUISSE AG

as Administrative Agent and Collateral Agent

The Other Lenders Party Hereto,

BARCLAYS BANK PLC

CREDIT SUISSE LOAN FUNDING LLC

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Section		Page

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~61~~64
1.03	Accounting Terms	~~62~~65
1.04	Rounding	~~63~~65
1.05	References to Agreements and Laws	~~63~~65
1.06	Times of Day	~~63~~66
1.07	Timing of Payment or Performance	~~63~~66
1.08	Currency Equivalents Generally	~~63~~66
1.09	Pro Forma Calculations	~~63~~66
1.10	Basket Calculations	~~63~~66
1.11	Classification of Term Loans and Term Borrowings	~~64~~67
1.12	Divisions	~~64~~67
1.13	Quebec Interpretation	67

Article II
the COMMITMENTS and Credit Extensions

2.01	The Term Loans	~~64~~68
2.02	Term Borrowings, Conversions and Continuations of Term Loans	~~64~~68
2.03	Prepayments	~~66~~70
2.04	Termination or Reduction of Term Commitments	~~75~~78
2.05	Repayment of Term Loans	~~75~~79
2.06	Interest	~~76~~80
2.07	Fees	~~77~~81
2.08	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~77~~81
2.09	Evidence of Indebtedness	~~77~~81
2.10	Payments Generally; Administrative Agent’s Clawback	~~78~~82
2.11	Sharing of Payments	~~80~~84
2.12	Incremental First Lien Term Facilities	~~81~~85
2.13	Defaulting Lenders	~~86~~90

Article III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01	Taxes	~~87~~91
3.02	Illegality	~~90~~94
3.03	Inability to Determine Rates	~~91~~95
3.04	Increased Cost and Reduced Return; Capital Adequacy	~~91~~96
3.05	Funding Losses	~~92~~96

3.06	Matters Applicable to All Requests for Compensation	~~92~~97
3.07	Replacement of Lenders under Certain Circumstances	~~94~~98
3.08	[Reserved]	~~95~~99
3.09	LIBOR Replacement	~~95~~99
3.10	Rates; LIBOR Notification	101
~~3.10~~3.11	Survival	~~96~~102

Article IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01	Conditions to Initial Credit Extension	~~97~~102
4.02	Conditions to All Credit Extensions	~~101~~106

Article V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws	~~102~~106
5.02	Authorization; No Contravention	~~102~~106
5.03	Governmental Authorization; Other Consents	~~103~~107
5.04	Binding Effect	~~103~~107
5.05	Financial Statements; No Material Adverse Effect	~~103~~107
5.06	Litigation	~~104~~108
5.07	No Default	~~104~~108
5.08	Ownership of Property; Liens	~~104~~108
5.09	Environmental Matters	~~104~~108
5.10	Taxes	~~105~~109
5.11	ERISA Compliance	~~105~~109
5.12	Subsidiaries; Equity Interests	~~106~~110
5.13	Margin Regulations; Investment Company Act	~~106~~110
5.14	Disclosure	~~107~~110
5.15	Compliance with Laws	~~107~~110
5.16	Intellectual Property	~~107~~111
5.17	Solvency	~~108~~111
5.18	Labor Matters	~~108~~111
5.19	Perfection, Etc.	~~108~~111
5.20	OFAC and PATRIOT Act Compliance	~~108~~112
5.21	Anti-Corruption Compliance	~~109~~112
5.22	OFAC	~~109~~112
5.23	Designation as Senior Debt	~~109~~112
5.24	Tax Reporting Compliance	~~109~~112

Article VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	~~109~~112
6.02	Certificates; Other Information	~~110~~113

6.03	Notices	~~113~~115
6.04	Payment of Obligations	~~113~~116
6.05	Preservation of Existence, Etc.	~~114~~116
6.06	Maintenance of Properties	~~114~~116
6.07	Maintenance of Insurance	~~114~~116
6.08	Compliance with Laws	~~114~~117
6.09	Books and Records	~~114~~117
6.10	Inspection Rights	~~114~~117
6.11	Use of Proceeds	~~115~~118
6.12	Covenant to Guarantee Obligations and Give Security	~~116~~118
6.13	Compliance with Environmental Laws	~~118~~121
6.14	Further Assurances, Post Closing Obligations	~~118~~121
6.15	Maintenance of Ratings	~~121~~123
6.16	Conference Calls	~~121~~123
6.17	ERISA	~~121~~123

Article VII
NEGATIVE COVENANTS

7.01	Liens	~~122~~124
7.02	Investments	~~125~~128
7.03	Indebtedness	~~129~~131
7.04	Fundamental Changes	~~132~~135
7.05	Dispositions	~~133~~138
7.06	Restricted Payments	~~135~~141
7.07	Change in Nature of Business	~~138~~141
7.08	Transactions with Affiliates	~~138~~142
7.09	Burdensome Agreements	~~139~~143
7.10	Use of Proceeds	~~141~~143
7.11	Amendments of Organization Documents	~~141~~143
7.12	Accounting Changes	~~141~~144
7.13	Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments	~~141~~145
7.14	Holding Companies	~~142~~146
7.15	Canadian Defined Benefit Pension Plans	146

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	~~143~~149
8.02	Remedies Upon Event of Default	~~146~~149
8.03	Application of Funds	~~146~~150

Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01	Appointment and Authorization of Agents	~~147~~150

9.02	Delegation of Duties	~~148~~151
9.03	Liability of Agents	~~148~~151
9.04	Reliance by Agents	~~148~~152
9.05	Notice of Default	~~149~~152
9.06	Credit Decision; Disclosure of Information by Agents	~~149~~152
9.07	Indemnification of Agents	~~150~~153
9.08	Agents in their Individual Capacities	~~150~~153
9.09	Successor Agents	~~151~~154
9.10	Administrative Agent May File Proofs of Claim	~~152~~155
9.11	Collateral and Guaranty Matters	~~153~~156
9.12	Secured Hedge Agreements	~~153~~156
9.13	Other Agents; Arranger and Managers	~~154~~157
9.14	Appointment of Supplemental Administrative Agents	~~154~~157
9.15	Withholding	~~155~~158
9.16	Certain ERISA Matters	~~155~~158

Article X
MISCELLANEOUS

10.01	Amendments, Etc.	~~157~~162
10.02	Notices; Effectiveness; Electronic Communications	~~161~~165
10.03	No Waiver; Cumulative Remedies; Enforcement	~~163~~167
10.04	Expenses and Taxes	~~163~~168
10.05	Indemnification by the Borrower	~~164~~169
10.06	Payments Set Aside	~~166~~170
10.07	Successors and Assigns	~~166~~171
10.08	Confidentiality	~~172~~177
10.09	Setoff	~~173~~178
10.10	Interest Rate Limitation	~~174~~179
10.11	Counterparts	~~174~~179
10.12	Integration; Effectiveness	~~174~~180
10.13	Survival of Representations and Warranties	~~174~~180
10.14	Severability	~~175~~180
10.15	Governing Law; Jurisdiction; Etc.	~~175~~180
10.16	Waiver of Right to Trial by Jury	~~176~~181
10.17	Binding Effect	~~176~~181
10.18	No Advisory or Fiduciary Responsibility	~~176~~182
10.19	Affiliate Activities	~~177~~182
10.20	Electronic Execution of Assignments and Certain Other Documents	~~177~~183
10.21	USA PATRIOT ACT; “Know Your Customer” Checks	~~178~~183
10.22	Keepwell	~~178~~184
10.23	Intercreditor Agreements	~~179~~184
10.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~179~~184
10.25	Co-Obligor	~~179~~185
10.26	Acknowledgement Regarding Any Supported QFCs	~~180~~185
10.27	Judgment Currency	186
10.28	Hypothecary Representative	186

SCHEDULES

I	Guarantors
II	Immaterial Subsidiaries
2.01	Term Commitments and Pro Rata Shares
4.01(a)(viii)	Local Counsel
5.08(b)	Material Real Property
5.09	Environmental Matters
5.11(d)	Pension Plans
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property
5.18	Labor Matters
6.14	Initial Mortgaged Properties
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Existing Affiliate Transactions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Affiliated Lender Assignment and Assumption
E-3	Administrative Questionnaire
F-1	Holdings Guaranty
F-2	Subsidiary Guaranty
G	Security Agreement
H	Intellectual Property Security Agreement
I	Opinion Matters – Counsel to the Loan Parties
J	Solvency Certificate
K	Discounted Prepayment Option Notice
L	Lender Participation Notice
M	Discounted Voluntary Prepayment Notice
N	U.S. Tax Compliance Certificate
O	Secured Hedge Notice
P	Intercompany Note
Q	Term Intercreditor Agreement
R	ABL/Term Intercreditor Agreement

v

FIRST LIEN CREDIT AGREEMENT

This FIRST LIEN CREDIT AGREEMENT (this “Agreement”) is entered into as of April 1, 2014, among GYP Holdings III Corp., a Delaware corporation (the “Borrower”), GYP Holdings II Corp., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), CREDIT SUISSE AG, as Administrative Agent and as Collateral Agent.

PRELIMINARY STATEMENTS

Pursuant to the terms and conditions set forth in the Acquisition Agreement (as hereinafter defined), the Borrower will acquire (the “Acquisition”) 100% of the Shares other than Rollover Shares (each as defined in the Acquisition Agreement) of Gypsum Management and Supply, Inc., a Georgia corporation (“GMS”), from each of the persons set forth on Schedule A to the Acquisition Agreement (collectively, the “Seller”).

The Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Article IV below, the Lenders lend to the Borrower $390,000,000 in the form of a term loan facility.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“ABL Administrative Agent” means the administrative agent under the ABL Facility.

“ABL Cap” means the greater of (i) $445,000,000 and (ii) an amount equal to the sum of 90% of the book value of all inventory and 90% of the book value of all accounts receivable, in each case, owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent in accordance with Section 6.01(a) or (b) and calculated in accordance with GAAP.

“ABL Collateral Agent” means the collateral agent under the ABL Facility.

“ABL Facility” means the ABL Revolving Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms of the ABL/Term Intercreditor Agreement), among the Borrower, Holdings, Wells Fargo Bank, N.A., as administrative agent thereunder, the other agents party thereto and the ABL Lenders, including any replacement thereof entered into in connection with one or more refinancings thereof permitted under the ABL/Term Intercreditor Agreement (so long as the documents governing such replacement constitute “ABL Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“ABL Lender” means a lender under the ABL Facility.

“ABL Loan” means a “Loan” as defined in the ABL Facility.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Facility.

“ABL Obligations” means the “ABL Obligations” as defined in the ABL Facility.

“ABL Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“ABL/Term Intercreditor Agreement” means the ABL/Term Intercreditor Agreement substantially in the form of Exhibit R, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent.

“Acquisition” has the meaning specified in the “Preliminary Statements.”

“Acquisition Agreement” means the Stock Purchase Agreement (including the schedules and exhibits thereto), dated as of February 11, 2014, among the Borrower, as Buyer, GMS, as Company and the Seller.

“Acceptable Discount” has the meaning specified in Section 2.03(a)(iii)(C).

“Acceptance Date” has the meaning specified in Section 2.03(a)(iii)(B).

“Accepting Lenders” has the meaning specified in Section 2.03(c).

“Acquired Business” has the meaning specified in Section 7.02(i).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 0.00%, then Adjusted Term SOFR shall be deemed to be 0.00%.

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under the Term Facility, and any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-3 or any other form approved by the Administrative Agent.

“AEA” means AEA Investors LP and its Affiliates, other than any portfolio company of any of the foregoing.

“Affected Facility” has the meaning specified in Section 10.01(B).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lenders” means, collectively, the Borrower and its Subsidiaries, Non-Debt Fund Affiliates and Debt Fund Affiliates.

“Affiliated Lender Assignment and Assumption” means an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit E-2.

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, partners, members, representatives, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates and their respective successors and assigns.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Term Commitments of all the Lenders.

“Agreement” means this First Lien Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

“Applicable Discount” has the meaning specified in Section 2.03(a)(iii)(C).

“Applicable Rate” means a percentage per annum equal to 2.50% per annum for ~~Eurodollar Rate~~Term SOFR Loans, and 1.50% per annum for Base Rate Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means (i) in respect of periods prior to the Third Amendment Effective Date, each of CS Securities, RBC Capital Markets, and UBS Securities LLC, in their capacities as exclusive joint lead arrangers and joint bookrunners, and (ii) on and after the Third Amendment Effective Date, Barclays Bank PLC and Credit Suisse Loan Funding LLC, in their capacities as exclusive joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP (subject to Section 1.03(c)).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-in Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the one-month ~~Eurodollar Rate~~Adjusted Term SOFR (after giving effect to any applicable “floor”) plus 1%~~; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London Time) by reference to the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) as an authorized vendor for the purpose of displaying such rates)~~. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the ~~Eurodollar Rate~~Adjusted Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the ~~Eurodollar Rate~~Adjusted Term SOFR, as the case may be.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.

“Benchmark” means, initially, ~~Eurodollar Base Rate~~Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.09, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor~~:~~

~~(1)            For purposes of clause (a) of Section 3.09~~, the first alternative set forth below that can be determined by the Administrative Agent:

(a)          the sum of: (i) ~~Term~~Daily Simple SOFR and (ii) ~~0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration,~~ 0.26161% (26.161 basis points) ~~for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or~~; and

~~(b)          the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Government Body for the replacement of the tenor of Eurodollar Base Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 3.09; and~~

~~(2)            For purposes of clause~~ (b) ~~of Section 3.09,~~         the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (~~1~~a) or (~~2~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “~~ABR~~Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark ~~other than Eurodollar Base Rate~~, the occurrence of a public statement or publication of information by or on behalf of the administrator of the-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities and Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BIA” means the Bankruptcy and Insolvency Act (Canada), as now and hereinafter in effect, or any successor statute.

“Board of Directors” means: (a) with respect to Holdings, the Borrower or any other corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Notice” has the meaning specified in Section 6.12(d).

“Borrower Purchasing Party” means the Borrower and any of its Restricted Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office is located ~~and, if such day relates to any Eurodollar Rate Loan, is a day that is also a London Banking Day~~.

~~“Canadian ABL Facility” means the Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended on the date hereof to, among other things, permanently repay all outstanding term loans thereunder and as further amended, supplemented or otherwise modified in accordance with its terms), among Master Titan Holdings Limited Partnership, Watson Limited Partnership, Slegg Limited Partnership, BC Ceilings Limited Partnership, Core Acoustic Titan Limited Partnership and Shoemaker Limited Partnership, as the borrowers, Canadian Imperial Bank of Commerce, as administrative agent, co-lead arranger and sole bookrunner, and the other financial institutions from time to time party thereto.~~

“Canadian Collateral Documents” means, collectively, the Canadian Security Agreement, the ABL/Term Intercreditor Agreement, the Canadian Intellectual Property Security Agreement, the Canadian Deed of Hypothec, collateral assignments, Canadian Security Agreement Supplements, Canadian Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Canadian Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the First Lien Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Deed of Hypothec” means any deed of hypothec creating a hypothec in favor of the Collateral Agent, as hypothecary representative for the benefit of the Secured Parties, pursuant to the laws of the Province of Quebec on the assets of any Loan Party existing under the laws of the Province of Quebec, having its domicile (within the meaning of the Civil Code of Quebec) in the Province of Quebec or having a place of business or tangible property situated in the Province of Quebec.

“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Guarantors” means (a) each wholly-owned Canadian Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned Restricted Subsidiaries incorporated or organized under the laws of Canada or any province, territory, or political subdivision thereof in which (i) the minority interests are held solely by management and employees of such Restricted Subsidiary and (ii) the Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Borrower that is a Restricted Subsidiary and is listed on Schedule I as a “Canadian Guarantor”, and (b) each other wholly-owned Canadian Subsidiary of the Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.

“Canadian Intellectual Property Security Agreement” has the meaning specified for “Intellectual Property Security Agreement” in the Canadian Security Agreement.

“Canadian Intellectual Property Security Agreement Supplement” has the meaning specified for “Intellectual Property Security Agreement Supplement” in the Canadian Security Agreement.

“Canadian Loan Party” means each Canadian Guarantor.

“Canadian Pension Event” means (a) the termination in whole or in part of any Canadian Defined Benefit Pension Plan, (b) the merger of a Canadian Pension Plan, of which a Canadian Loan Party is the administrator or plan sponsor, with another pension plan, where either plan contains a defined benefit provision and has at any time been funded by a trust, (c) a material change in the contribution rates payable by a Canadian Loan Party to a Canadian Pension Plan, (d) the receipt by any Canadian Loan Party of any notice concerning liability arising from the withdrawal or partial withdrawal of any Canadian Loan Party or any other party from a Canadian Pension Plan, (e) the occurrence of an event under the Income Tax Act (Canada) that could reasonably be expected to affect the registered status of any Canadian Pension Plan, (f) the receipt by any Canadian Loan Party of any order or notice of intention to issue an order from the applicable pension standards regulator that could reasonably be expected to affect the registered status or cause the termination (in whole or in part) of any Canadian Defined Benefit Pension Plan, (g) the receipt of notice by the administrator or the funding agent of any failure to remit contributions to a Canadian Pension Plan by the applicable Canadian Loan Party, (h) the adoption of any amendment to a Canadian Pension Plan that would require the provision of security pursuant to applicable law, or (i) the receipt by any Canadian Loan Party of notice of any other event or condition with respect to a Canadian Pension Plan that could reasonably be expected to have a Material Adverse Effect.

“Canadian Pension Plan” means a pension plan that is a “registered pension plan” (as defined in the Income Tax Act (Canada)) or that is required to be registered under, or is subject to, the Pension Benefits Act (Ontario), Pension Benefits Standards Act (British Columbia) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Canadian Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Québec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.

“Canadian Secured Obligations” has the meaning specified for “Secured Obligations” in the Canadian Security Agreement.

“Canadian Security Agreement” means, collectively, the Canadian First Lien Security Agreement executed or to be executed by the Canadian Loan Parties, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

“Canadian Security Agreement Supplement” has the meaning specified for “Security Agreement Supplement” in the Canadian Security Agreement.

“Canadian Subsidiary” means each Subsidiary of the Borrower that is incorporated or organized under the laws of Canada or any province, territory, or political subdivision thereof.

“Canadian ~~ULCs~~ULC” means GYP Canada Holdings I ULC, a British Columbia corporation~~, and GYP Canada Holdings II ULC, a British Columbia corporation~~.

“Capital Expenditures” means, as of any date for the applicable period then ended, all capital expenditures of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP (subject to Section 1.03(c)), recorded as a capitalized lease.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Credit Suisse or a financial institution selected by the Administrative Agent, in the name of the Borrower and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries:

(a)            (i) direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of the United States (including, in each case, any agency or instrumentality thereof), ~~as the case may be,~~ the payment of which is backed by the full faith and credit of the United States, and which are not callable or redeemable at the issuer’s option~~;~~ and (ii) direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of Canada or any Canadian Province (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of Canada or such Canadian province, as applicable, and which are not callable or redeemable at the issuer’s option;

(b)            (i) overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of the United States; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency~~;~~ and (ii) overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of Canada or any Canadian province; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;

(c)            commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(d)            marketable short-term money market and similar funds (including such funds investing a portion of their assets in municipal securities) having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(e)            repurchase obligations with a term of not more than 30 days for underlying Investments of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(f)             Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that at least 95% of such investments are of the character, quality and maturity described in clauses (a), through (e) of this definition;

(g)            investment funds investing at least 95% of their assets in securities of the types (including as to credit quality and maturity) described in clauses (a) through (f) above; and

(h)            (x) such local currencies in those countries in which the Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (g) customarily utilized in countries in which Borrower or any of its Restricted Subsidiaries transacts business from time to time in the ordinary course of business.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“CCA” means the Companies’ Creditors Arrangement Act (Canada), as now and hereinafter in effect, or any successor statute.

“Cdn$” means the lawful currency of Canada, as in effect from time to time.

“CFC Holdco” means ~~(a)~~ a Subsidiary that (~~i~~a) has no material assets other than the equity of one or more Foreign Subsidiaries (other than any Canadian Subsidiary) or (~~ii~~b) is treated as a disregarded entity for U.S. federal income tax purposes that holds equity of one or more Foreign Subsidiaries ~~or~~ (~~b~~other than any Canadian Subsidiary) ~~GYP IV~~.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, standard or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, standards or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, standards or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(i)             the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended)) other than one or more Permitted Holders; or

(ii)            the adoption of a plan relating to the liquidation or dissolution of Holdings or the Borrower; or

(iii)           the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any Person (including any “person” as defined in clause (i) above) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of Holdings or the Borrower measured by voting power rather than number of shares; or

(iv)           the first day on which a majority of the members of the Board of Directors of Holdings or the Borrower are not Continuing Directors; or

(v)            Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of the Borrower; or

(vi)           a “Change of Control” (as defined in the ABL Facility or the Second Lien Credit Agreement) shall occur.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders holding Term Loans and (ii) Lenders holding an Incremental First Lien Term Loan Tranche, and (b) with respect to Term Loans, each of the following classes of Term Loans: (i) Term Loans and (ii) Incremental First Lien Term Loans of any Incremental First Lien Term Loan Tranche. For the avoidance of doubt, any Term Loans or Term Commitments created pursuant to a Permitted Amendment shall constitute a separate Class.

“Closing Date” means the first date on which all of the conditions precedent in Article IV are satisfied or waived in accordance with Article IV.

“Closing Material Adverse Effect” means any material adverse change, effect, event, occurrence, fact or condition in or on the business, results of operation, condition (financial or otherwise) or assets of the Target, taken as a whole, provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Closing Material Adverse Effect: any material adverse facts, circumstances, events, changes, effects or occurrences (a) resulting from or relating to the identity of Buyer or any of its Affiliates as the Buyer of the Target or the announcement of or execution of the Acquisition Agreement or the pendency of the transactions contemplated by the Acquisition Agreement, including losses or threatened losses of employees, customers, suppliers or others having relationships with the Target; (b) resulting from or relating to political conditions or any acts of terrorism or war; (c) relating to generally applicable economic conditions (including the state of the financial, debt, credit or securities markets, in the United States or elsewhere) or the industries in which the Target operates in general; (d) resulting from or relating to any change in Laws or GAAP or authoritative interpretations thereof; (e) resulting from or relating to the failure of the Business to meet projections, forecasts or estimates delivered to any Person (provided that the underlying causes of such failures may be considered in determining whether there is a Closing Material Adverse Effect unless otherwise provided in this definition); (f) resulting from or relating to any natural or man-made disaster or acts of God, or (g) resulting from or relating to actions of the Target or any of its Affiliates which Buyer has expressly requested or to which Buyer has expressly consented; except, in the case of clauses (b), (c), (d) or (f), where such change, effect, event, occurrence, fact or condition disproportionately affects the Target, taken as a whole, relative to other participants in the industries in which the Target operates. Capitalized terms used above in the definition of “Closing Material Adverse Effect” without definition shall have the meanings assigned to them in the Acquisition Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent.

“Collateral Documents” means, collectively, the ~~Security Agreement, the Intercreditor Agreements, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the First Lien Obligations in favor of the~~U.S. Collateral Documents and the Canadian Collateral ~~Agent for the benefit of the Secured Parties~~Documents.

“Commitment Letter” means the Commitment Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Commitment Letter, dated as of February 25, 2014), among Holdings, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Plan” means a Plan other than a Multiemployer Plan.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means (a) Taxes that are imposed on or measured by net income (however denominated) or (b) that are franchise Taxes, in each case that are imposed as a result of a present or former connection between Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all assets that, in accordance with GAAP, would be classified as current assets on the consolidated balance sheet of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding any payment of contract-related costs (customarily referred to as costs in excess of billing), cash, Cash Equivalents and Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of such Person.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding any advanced payments received for contracts (customarily referred to as billings in excess of costs), the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the consolidated balance sheet of such Person.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (other than clause (xix)), without duplication,

(i)	total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Leases, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Swap Contracts with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations,

(ii)	provision for taxes based on income, profits or capital of the Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,

(iii)	depreciation and amortization expense (including amortization of intangible assets),

(iv)	non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of Holdings, the Borrower or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(v)	any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests),

(vi)	all extraordinary, non-recurring or unusual losses and charges,

(vii)	costs and expenses in connection with branch startups, provided that the aggregate amount of add backs made pursuant to this clause (vii), when added to the aggregate amount of add backs pursuant to clauses (ix) and (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (vii) or clauses (ix) or (xix) below),

(viii)	cash fees and expenses (including Sponsor deal fees) and employee bonuses incurred in connection with, or in anticipation of, the Transactions,

(ix)	cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, recruiting, retention, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs (including legal services costs) incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (ix), when added to the aggregate amount of add backs pursuant to clause (vii) above and clause (xix) below, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (ix), clause (vii) above or clause (xix) below),

(x)	transaction fees and expenses (including those in connection with, to the extent permitted hereunder, any Investment, any Debt Issuance, any Equity Issuance, any Disposition, or any Casualty Event and any amendments or waivers of the Loan Documents, the ABL Loan Documents or the Second Lien Loan Documents, in each case, whether or not consummated),

(xi)	any losses (or minus any gains) realized upon the disposition of property outside of the ordinary course of business,

(xii)	any (x) expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any permitted Investment, Permitted Acquisitions or any permitted sale, conveyance, transfer or other disposition of assets or (y) expenses, charges or losses with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as the Borrower has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (A) not denied by the applicable indemnifying party, obligor or insurer in writing and (B) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period),

(xiii)	management fees (or special dividends in lieu thereof) permitted under Section 7.08(d),

(xiv)	any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02,

(xv)	non-cash losses from Joint Ventures and non-cash minority interest reductions,

(xvi)	fees and expenses in connection with debt exchanges or refinancings permitted under Section 7.13,

(xvii)	other expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,

(xviii)	losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items, and

(xix)	the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition or disposition by the Borrower or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements (including, without limitation, renegotiation of lease agreements, utilities and logistics contracts and insurance policies, as well as purchases of leased real properties)) or headcount reductions, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02, certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by the Borrower, and (y) such actions are to be taken and the results with respect thereto are to be achieved within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transactions, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition or any operational change, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transactions, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (xix), when added to the aggregate amount of add backs pursuant to clauses (vii) and (ix) above, shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to clauses (vii) and (ix) above or this clause (xix)), minus

(c)	an amount which, in the determination of Consolidated Net Income, has been included for:

(vii)          federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense),

(viii)         non-recurring income or gains from discontinued operations,

(ix)            all extraordinary, non-recurring or unusual gains and non-cash income during such period,

(x)             any gains realized upon the disposition of property outside of the ordinary course of business, and

(xi)            the amount of Restricted Payments permitted under Sections 7.06(e)(i), 7.06(e)(ii), 7.06(e)(iii), 7.06(e)(viii) and 7.06(i) (except to the extent that (x) the amount paid with such Restricted Payments would not, if the respective expense or other item had been incurred directly by the Borrower, have reduced Consolidated EBITDA determined in accordance with this definition or (y) such Restricted Payment is paid by the Borrower in respect of an expense or other item that has resulted in, or will result in, a reduction of Consolidated EBITDA, as calculated pursuant to this definition), plus or minus

(d)	unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP.

Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $21,900,000 for the fiscal quarter ended on April 30, 2013, $22,900,000 for the fiscal quarter ended on July 31, 2013, $27,400,000 for the fiscal quarter ended on October 31, 2013 and $21,000,000 for the fiscal quarter ended on January 31, 2014.

“Consolidated Funded First Lien Indebtedness” means (A) all Consolidated Funded Indebtedness constituting ABL Obligations and (B) all other Consolidated Funded Indebtedness that is secured by a Lien on any Collateral (other than Liens permitted under Section 7.01(i)) that is not subordinated to the Lien on such Collateral securing the First Lien Obligations; provided that (x) such Consolidated First Lien Indebtedness is not subordinated in right of payment to the First Lien Obligations and (y) for purposes of the definition of “Permitted Other First Lien Indebtedness”, the definition of “Permitted Other Second Lien Indebtedness” and clause (y) of the second proviso in Section 2.12(a) only, all Incremental First Lien Term Facilities and all Permitted Other First Lien Indebtedness (and any Permitted Refinancing thereof) shall be deemed to be (a) secured by a Lien on the Collateral that is not subordinated to the Lien on such Collateral securing the First Lien Obligations, whether or not so secured and (b) not subordinated in right of payment to the First Lien Obligations, whether or not so subordinated.

“Consolidated Funded Indebtedness” means all Indebtedness of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding (i) net obligations under any Swap Contract, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (iii) any deferred compensation arrangements, (iv) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, or (v) obligations in respect of letters of credit, bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Funded Indebtedness until one (1) Business Day after such amount is drawn. The amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or, if less, the fair market value of such identified asset.

“Consolidated Funded Secured Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on assets of the Borrower or any of its Restricted Subsidiaries, provided that (x) such Consolidated Funded Indebtedness is not subordinated in right of payment to the First Lien Obligations and (y) for purposes of the definition of “Permitted Other First Lien Indebtedness”, the definition of “Permitted Other Second Lien Indebtedness”, the definition of “Secured Leverage Ratio” as used in the definition of “Second Lien Cap” and clause (y) of the second proviso in Section 2.12(a) only, all Incremental First Lien Term Facilities and all Permitted Other Indebtedness (and any Permitted Refinancing thereof) shall be deemed to be (a) secured by a Lien on the assets of the Borrower and its Restricted Subsidiaries, whether or not so secured and (b) not subordinated in right of payment to the First Lien Obligations, whether or not so subordinated.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items, (ii) any amounts attributable to Investments in any Unrestricted Subsidiary or Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Restricted Subsidiaries during the applicable period, (y) such amounts were not earned by such Unrestricted Subsidiary or Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Unrestricted Subsidiary or Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Unrestricted Subsidiary or Joint Venture held by such Person and its Restricted Subsidiaries, (iii) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, (iv) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into, amalgamated with or consolidated with the Borrower or any of its Restricted Subsidiaries (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), (v) net income of any Restricted Subsidiary (other than a Loan Party) for any period to the extent that, during such period (or, for purposes of calculating Cumulative Credit, either during such period or in respect of any future period) there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Equity Interests of such Restricted Subsidiary held by such Person and its Restricted Subsidiaries, except to the extent ~~such encumbrance or restriction is contained in the Canadian ABL Facility or to the extent~~ that such net income is distributed in cash during such period to such Person or to a Restricted Subsidiary of such Person that is not itself subject to any such encumbrance or restriction, (vi) cancellation of Indebtedness income arising out of prepayments made in accordance with Section 2.03(a)(iii) and (vii) any income (loss) for such period attributable to the early extinguishment of (a) Indebtedness, (b) obligations under any Swap Contracts or (c) other derivative instruments), as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Leases during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments of such Funded Debt (including as required pursuant to Section 2.03) as determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Continuing Directors” means the directors of each of Holdings and the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings or the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Sponsor in his or her election by the stockholders of Holdings or of the Borrower.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Extension” means a Term Borrowing.

“Credit Suisse” means Credit Suisse AG, acting through such of its affiliates or branches as it deems appropriate, and its successors.

“CS Securities” means Credit Suisse Securities (USA) LLC and its successors.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate (except to the extent resulting from the operation of clause (e)), determined on a cumulative basis equal to:

(a)            the sum of a percentage of Excess Cash Flow for each full fiscal quarter ended after the Closing Date and prior to such date of determination, equal to, for each such fiscal quarter:

(i) 50% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was greater than or equal to 5.50:1.00,

(ii) 75% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was less than 5.50:1.00 but greater than or equal to 5.00:1.00 or

(iii) 100% if, as of the last day of such fiscal quarter, the Total Leverage Ratio was less than 5.00:1.00, plus

(b)           the sum of any Declined Amounts, plus

(c)            in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) (any such Investment for purposes of this clause (c) being an “Original Investment” and the amount of any such reduction for purposes of this clause (c) being the “Reduction Amount” in respect of such Investment) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or the acquisition of any Investments, an amount equal to the lesser of (A) the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents from: (i) the sale (other than to the Borrower or any such Restricted Subsidiary) of any such Equity Interests of an Unrestricted Subsidiary or any such Investments, or (ii) any dividend or other distribution by any such Unrestricted Subsidiary received in respect of any such Investments, or (iii) interest, returns of principal, repayments and similar payments by any such Unrestricted Subsidiary or received in respect of any such Investments, and (B) the Reduction Amount in respect of such Original Investment; plus

(d)          in the event that Cumulative Credit has been reduced as a result of an Investment made pursuant to Section 7.02(t) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary (any such designation being the “Original Designation” and the amount of any such reduction for purposes of this clause (d) being the “Reduction Amount” in respect of such designation), in the event any such Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, an amount equal to the lesser of (A) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the Reduction Amount in respect of such Original Designation, minus

(e)          the aggregate excess (or plus any shortfall) in respect of each fiscal year of the Borrower (commencing with the first full fiscal year ending after the Closing Date) completed prior to such date of (i) the cumulative amount of Cumulative Credit attributable to and determined in accordance with clause (a) of this definition for all four fiscal quarters of each such fiscal year over (ii) such cumulative amount for each such fiscal year attributable to clause (a) of this definition but determined on an annual (and not quarterly) basis for each such fiscal year (for the avoidance of doubt, based on the Total Leverage Ratio as of the last day of each such fiscal year), as such amount may be reduced from time to time to the extent that all or a portion of Cumulative Credit is applied to make Investments, Restricted Payments or prepayments of Junior Financing pursuant to Section 7.02(t), 7.06(f)(2) or 7.13(a)(i), respectively.

“Cure Amount” has the meaning specified in the ABL Facility.

“Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Declined Amounts” has the meaning specified in Section 2.03(c).

“Declining Lender” has the meaning specified in Section 2.03(c).

“Debt Fund Affiliate” means any Affiliate of the Sponsor that is a bona fide diversified debt fund primarily engaged in, or advising funds or other investment vehicles that are engaged in making, purchasing or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business whose managers have fiduciary duties to the third-party investors in such fund or investment vehicle that are independent of their duties to the equity holders of Holdings.

“Debt Issuance” means the issuance by any Person and its Restricted Subsidiaries of any Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the BIA, the CCA, the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, corporate statutes where such statute is used by a Person to propose an arrangement involving the compromise of claims of creditors, or similar debtor relief Laws of the United States, Canada, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided, however, that with respect to a ~~Eurodollar Rate~~Term SOFR Loan, the Default Rate shall be an interest rate equal to the ~~Eurodollar Rate~~Adjusted Term SOFR plus the Applicable Rate applicable to such ~~Eurodollar Rate~~Term SOFR Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two (2) Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; provided, further, that the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender of a Lender’s direct or indirect parent company under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not result in a Lender being deemed a Defaulting Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.03(a)(iii)(B).

“Discount Range” has the meaning specified in Section 2.03(a)(iii)(B).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.03(a)(iii)(A).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.03(a)(iii)(E).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligations or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other First Lien Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Latest Maturity Date of all Term Loans then in effect; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Holdings (other than any CFC Holdco) that is organized under the laws of the United States, any state thereof or the District of Columbia.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(1)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)          the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Base Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“Environmental Laws” means any and all Federal, state, provincial, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees or binding judicial or administrative decisions relating to pollution and the protection of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface or subsurface land, plant and animal life or any other natural resource), and public and worker health and safety as it relates to Hazardous Materials, including those related to the generation, use, handling, storage, transportation, treatment, recycling, labeling or Environmental Release of, or exposure to, any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, investigation or monitoring, consulting costs and attorney fees, and fines or penalties) resulting from or based upon (a) any Environmental Law, including any noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) an Environmental Release or threatened Environmental Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dispersal, dumping or disposing into or through the indoor or outdoor environment.

“Equity Contribution” has the meaning specified in the definition of the “Transactions.”

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated), that together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 302 of ERISA or Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the withdrawal of any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is in at-risk status, as defined in Section 430 of the Code or Section 303 of ERISA, or the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; or (j) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan.

“Erroneous Payment” has the meaning assigned to it in Section 9.17(a).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.17(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:~~

~~Eurodollar Rate =~~	 ~~Eurodollar Base Rate __ 1.00 – Eurodollar Reserve Percentage~~

~~where,~~

~~“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to (i) the rate determined by the Administrative Agent to be the applicable Screen Rate at approximately 11:00 a.m. (London Time), two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Base Rate” shall be the Interpolated Rate.~~

~~“Eurodollar Rate Loan” means a Term Loan that bears interest at the Eurodollar Rate.~~

~~“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurodollar liabilities”). The Eurodollar Rate for each outstanding Term Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.~~

“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” has the meaning specified in Section 6.12(d).

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount equal to (a) Consolidated Net Income of the Borrower and its Restricted Subsidiaries minus (b) without duplication (in each case, for the Borrower and its Restricted Subsidiaries on a consolidated basis),

(i)	Capital Expenditures, except to the extent made using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period,

(ii)	Consolidated Scheduled Funded Debt Payments and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes,

(iii)	Restricted Payments made by the Borrower and its Restricted Subsidiaries to the extent that such Restricted Payments are permitted to be made under Section 7.06(e) or 7.06(i), solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income,

(iv)	the aggregate amount of voluntary or mandatory permanent principal payments or repurchases of Indebtedness of the Borrower and its Restricted Subsidiaries (excluding the First Lien Obligations, the ABL Loans and the Second Lien Obligations); provided that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase and (C) such prepayments or repurchases are not made, directly or indirectly, using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period or (2) the Cumulative Credit,

(v)	cash payments made in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money) or non-cash charges in a prior period, in each case, not made directly or indirectly using (1) proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period or (2) the Cumulative Credit,

(vi)	to the extent not deducted in arriving at Consolidated Net Income, cash expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance,

(vii)	cash from operations used or to be used to consummate a Permitted Acquisition (if such Permitted Acquisition has been consummated, or committed to be consummated, prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.03(b)(i) with respect to such fiscal year period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (vii) with respect to a fiscal year as a result of a Permitted Acquisition that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then (A) for the avoidance of doubt, no amount shall be deducted from Excess Cash Flow pursuant to this clause (vii) as a result of such Permitted Acquisition being actually consummated for the Relevant Deduction Amount, and (B) if such Permitted Acquisition is not actually consummated for the Relevant Deduction Amount prior to the date on which a prepayment of Term Loans would be required pursuant to Section 2.03(b)(i) with respect to the immediately following fiscal year period, an amount equal to such Relevant Deduction Amount shall be added to Excess Cash Flow for such immediately following fiscal year period,

(viii)	to the extent not deducted in arriving at Consolidated Net Income, cash contributions to pension and other employee benefits plans,

(ix)	to the extent not deducted in arriving at Consolidated Net Income, any cash losses from extraordinary, unusual or non-recurring items,

(x)	to the extent not deducted in arriving at Consolidated Net Income, cash payments in respect of any hedging obligations,

(xi)	net non-cash gains and credits to the extent included in arriving at Consolidated Net Income, plus

(c) net non-cash charges and losses to the extent deducted in arriving at Consolidated Net Income; plus

(d) decreases in Net Working Capital for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), minus

(e) increases in Net Working Capital for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting).

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the first full fiscal year ended after the Closing Date.

“Excluded Subsidiary” means any Subsidiary of the Borrower that is (i) a Foreign Subsidiary (other than a Canadian Subsidiary) or a Foreign Subsidiary (other than a Canadian Subsidiary) of a Domestic Subsidiary or a CFC Holdco, (ii) an Immaterial Subsidiary, (iii) prohibited by applicable law, regulation or by any Contractual Obligation existing on the Closing Date or on the date such Person becomes a Subsidiary (as long as such Contractual Obligation was not entered into in contemplation of such Person becoming a Subsidiary) from providing a Subsidiary Guaranty or that would require a governmental (including regulatory) or third party consent, approval, license or authorization in order to grant such Subsidiary Guaranty (to the extent that the Borrower has used commercially reasonable efforts (not involving spending money in excess of de minimis amounts) to obtain such consent, approval, license or authorization), (iv) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary (other than a Canadian Subsidiary), (v) captive insurance companies, (vi) a not-for-profit Subsidiary, (vii) a Subsidiary not wholly-owned (other than any such Subsidiary described in the parenthetical in clause (~~ii~~b) of the definition of U.S. Guarantor or clause (a) of the definition of Canadian Guarantor) by the Borrower and/or one or more of its wholly owned Restricted Subsidiaries, (viii) any Unrestricted Subsidiary~~,~~ and (ix) a Subsidiary (other than a Canadian Subsidiary) to the extent that the burden or cost of obtaining a Subsidiary Guaranty therefrom is excessive in relation to the benefit afforded thereby (as reasonably determined by the Administrative Agent and the Borrower) ~~and (x) GYP V~~.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 14 of the Subsidiary Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (a) Taxes (i) imposed on (or measured by) its overall net income or overall gross income (however denominated) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any United States federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01(a), (d) Taxes attributable to such recipient’s failure to comply with Section 3.01(g) or Section 3.01(h) and (e) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning specified in Section 3.09.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day.

“Fee Letter” means the Fee Letter, dated as of February 11, 2014 (as amended, supplemented or otherwise modified by the Joinder to Fee Letter, dated as of February 25, 2014), among Holdings, Wells Fargo Bank, N.A., SunTrust Robinson Humphrey, Inc., SunTrust Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, UBS AG, Stamford Branch, and UBS Securities LLC.

“Fifth Amendment Effective Date” means December 22, 2022.

“First Lien Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded First Lien Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).

“First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term Loan or Secured Hedge Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and costs that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the First Lien Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party; provided that the First Lien Obligations shall not include Excluded Swap Obligations.

“Flood Determination Form” has the meaning specified in Section 6.12(d).

“Flood Hazard Property” has the meaning specified in Section 6.12(d).

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~Eurodollar Base Rate~~Adjusted Term SOFR.

“Foreign Disposition” has the meaning specified in Section 2.03(b)(vi).

“Foreign Lender” means any Lender that is not a United States person, as such term is defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary of the Borrower which is not a Domestic Subsidiary.

“Fourth Amendment” means the Fourth Amendment to First Lien Credit Agreement, dated as of April 22, 2021, by and among Holdings, the Borrower, the 2021 Incremental First Lien Lenders (as defined therein), the Administrative Agent and the other parties thereto.

“Fourth Amendment Effective Date” means April 22, 2021.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GMS” has the meaning specified in the “Preliminary Statements.”

“Governmental Authority” means the government of any nation or ~~government,~~ any state or other political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any (a) obligation, contingent or otherwise, of such Person Guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, ~~(i) Holdings, (ii) each wholly-owned Domestic Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned domestic Restricted Subsidiaries in which (x) the minority interests are held solely by management and employees of such Restricted Subsidiary and (y) the Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Borrower that is a Restricted Subsidiary and is listed on Schedule I, and (iii) each other wholly-owned Domestic Subsidiary of the Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.~~the U.S. Guarantors and the Canadian Guarantors.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“GYP ~~IV~~Holdings Barbados” means GYP Holdings IV ~~Corp., a Delaware corporation~~(Barbados) SRL.

~~“GYP V” means GYP Holdings V Corp., a Delaware corporation.~~

“Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable, explosive or radioactive substances, and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law.

“Hedge Bank” means (i) any Person that at the time it enters into a Secured Hedge Agreement, is an Agent, an ABL Agent, an Arranger, a Lender, an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender or (ii) any Person that is, as of the Closing Date, an Agent, an ABL Agent, an Arranger, a Lender, an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender and a party to a Secured Hedge Agreement, in each case, in its capacity as a party to such Secured Hedge Agreement. For the avoidance of doubt, such Person shall continue to be a Hedge Bank with respect to the applicable Secured Hedge Agreement even if it ceases to be an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender or an Affiliate of an Agent, an ABL Agent, an Arranger, a Lender or an ABL Lender after the date on which it entered into such Secured Hedge Agreement.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-1.

“IBA” has the meaning specified in Section 3.09.

“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Borrower to the Administrative Agent and the Collateral Agent in writing that meets all of the following criteria calculated on the Pro Forma Basis by reference to the most recently delivered set of the financial statements delivered pursuant to Section 6.01(a): (a) the aggregate gross assets (excluding goodwill) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 5% of the Consolidated Total Assets of the Restricted Group as of such date; (b) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of any Restricted Subsidiary designated as an Immaterial Subsidiary and its Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 5% of the Consolidated EBITDA of the Restricted Group for such period; (c) the aggregate gross assets (excluding goodwill) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) as of the date of such statements do not exceed an amount equal to 10% of the Consolidated Total Assets of the Restricted Group as of such date; and (d) the aggregate of the earnings before interest, tax, depreciation and amortization (calculated on the same basis as Consolidated EBITDA) of all Restricted Subsidiaries designated as Immaterial Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarter period ending on such date do not exceed an amount equal to 10% of the Consolidated EBITDA of the Restricted Group for such period; provided that if, at any time after the delivery of such financial statements, (i) with respect to any Restricted Subsidiary designated as an Immaterial Subsidiary at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (a) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Restricted Subsidiary and its Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (b) or (ii) with respect to all Restricted Subsidiaries designated as Immaterial Subsidiaries at such time, the aggregate gross assets (excluding goodwill) of such Restricted Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) shall exceed the threshold set forth in clause (c) or the aggregate of the earnings before interest, tax, depreciation and amortization of such Subsidiaries and their respective Restricted Subsidiaries (on a consolidated basis) exceed the threshold set forth in clause (d), then the Borrower shall, not later than thirty (30) days after the date by which financial statements for the fiscal quarter or the fiscal year, as applicable, in which such excess occurs must be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), (A) notify the Administrative Agent and the Collateral Agent in writing that one or more of such Restricted Subsidiaries no longer constitutes an Immaterial Subsidiary and (B) comply with the provisions of Section 6.12 applicable to such Subsidiary. All Immaterial Subsidiaries as of the Third Amendment Effective Date are set forth on Schedule II.

“Incremental First Lien Lender” has the meaning specified in Section 2.12(c).

“Incremental First Lien Term Commitment” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Commitments Amendment” has the meaning specified in Section 2.12(d).

“Incremental First Lien Term Commitments Effective Date” has the meaning specified in Section 2.12(e).

“Incremental First Lien Term Facilities” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Loan Tranche” has the meaning specified in Section 2.12(a).

“Incremental First Lien Term Loans” has the meaning specified in Section 2.12(a).

“Incremental Second Lien Term Loans” has the meaning specified in the Second Lien Credit Agreement.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(j)          the maximum amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank Guarantees, surety bonds, performance bonds, advance payment guarantees or bonds, warranties, bid guarantees or bonds and similar instruments issued or created by or for the account of such Person;

(k)          net obligations of such Person under any Swap Contract;

(l)          all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) expenses accrued in the ordinary course of business);

(m)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(n)          all Attributable Indebtedness;

(o)          all obligations of such Person in respect of Disqualified Equity Interests; and

(p)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For purposes of clause (e), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Ineligible Assignee” has the meaning specified in Section 10.07(b).

“Information” has the meaning specified in Section 10.08.

“Initial Lenders” means Credit Suisse, Royal Bank of Canada, and UBS.

“Initial Mortgaged Properties” means the properties listed on Schedule 6.14.

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, substantially in the form of Exhibit H hereto together with each intellectual property security agreement supplement, including any such supplement executed and delivered pursuant to Section 6.12.

“Intellectual Property Security Agreement Supplement” has the meaning specified in the applicable Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit P evidencing Indebtedness owed among the Loan Parties and their respective Subsidiaries.

“Intercreditor Agreements” means the ABL/Term Intercreditor Agreement and the Term Intercreditor Agreement.

“Interest Payment Date” means, (a) as to any ~~Eurodollar Rate~~Term SOFR Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date of the applicable Class of Term Loans under the Term Facility; provided, however, that if any Interest Period for a ~~Eurodollar Rate~~Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each January, April, July and October and the Maturity Date of the applicable Class of Term Loans under the Term Facility.

“Interest Period” means, as to each ~~Eurodollar Rate~~Term SOFR Loan, the period commencing on the date such ~~Eurodollar Rate~~Term SOFR Loan is disbursed or converted to or continued as a ~~Eurodollar Rate~~Term SOFR Loan and ending on the date one, ~~two,~~ three or six ~~months thereafter, or to the extent consented to by all Lenders, twelve~~ months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(q)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(r)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(s)          no Interest Period shall extend beyond the Maturity Date of the applicable Class of Term Loans under the Term Facility.

~~Notwithstanding the foregoing, to the extent the Borrower has elected to borrow the New Incremental First Lien Term Loan (as defined in the New Incremental First Lien Term Commitments Amendment) on the New Incremental First Lien Term Commitments Effective Date or Incremental First Lien Term Loans on an Incremental First Lien Commitments Effective Date, as the case may be, as Eurodollar Rate Loans, the Interest Period (x) applicable to such New Incremental First Lien Term Loan shall end on October 31, 2016 and (y) applicable to such Incremental First Lien Term Loans may, at the election of the Borrower, end on the next succeeding quarterly amortization date with respect to such Incremental First Lien Term Loans.~~

~~“Interpolated Rate” means, in relation to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Eurodollar Rate for the longest period (for which the applicable Eurodollar Rate is available for deposits in Dollars) that is shorter than the Interest Period of that Eurodollar Rate Loan and (b) the applicable Eurodollar Rate for the shortest period (for which such Eurodollar Rate is available for deposits in Dollars) that exceeds the Interest Period of that Eurodollar Rate Loan, in each case, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.~~

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (d) the Disposition of any property for less than the fair market value thereof (other than Dispositions under Sections 7.05(e), (i) and (k)). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns representing a return of capital with respect to such Investment received by the Borrower or a Restricted Subsidiary.

“Investors” has the meaning specified in the definition of the “Transactions.”

“IP Rights” has the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Financing” has the meaning specified in Section 7.13.

“Junior Financing Documentation” means the Second Lien Loan Documents and any documentation governing any other Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Class of Term Loans or Term Commitments at such time, including, for the avoidance of doubt, the latest maturity date of any Class of Term Loans or Incremental First Lien Term Loans established pursuant to any Incremental First Lien Term Commitments Amendment, in each case as extended from time to time in accordance with this Agreement (including pursuant to any Permitted Amendment in accordance with Section 10.01).

“Laws” means, collectively, all international, foreign, ~~Federal~~federal, provincial, territorial, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph to this Agreement.

“Lender Participation Notice” has the meaning specified in Section 2.03(a)(iii)(C).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

~~“LIBOR” means the London Interbank Offered Rate as administered by the IBA (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period).~~

~~“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).~~

“Lien” means any mortgage, lease, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, hypothec, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) any Incremental First Lien Term Commitments Amendment and (vii) any Loan Modification Agreement and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) any Incremental First Lien Term Commitments Amendment, (vii) any Loan Modification Agreement, and (viii) each Secured Hedge Agreement.

“Loan Modification Accepting Lender” has the meaning specified in Section 10.01(B).

“Loan Modification Agreement” has the meaning specified in Section 10.01(B).

“Loan Modification Offer” has the meaning specified in Section 10.01(B).

“Loan Parties” means, collectively, the Borrower and each Guarantor.

~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

~~“London Time” means Greenwich Mean Time or British Summer Time, as applicable.~~

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Agents or the Lenders under any Loan Document.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than $2,500,000) owned in fee by the Borrower or a Guarantor.

“Maturity Date” means: the earliest of (i)  June 1, 2025 and (ii) the date that the Term Loans are declared due and payable pursuant to Section 8.02.

“Maximum Rate” has the meaning specified in Section 10.10(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance satisfactory to the Collateral Agent.

“Mortgage Policies” has the meaning specified in Section 6.14(b)(ii).

“Mortgaged Properties” means (i) the Initial Mortgaged Properties listed on Schedule 6.14 and (ii) each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.12(a)(iii).

“Multiemployer Plan” means any Plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management of the Borrower for the fiscal quarter or fiscal year and for the period from the beginning of the then current fiscal year to the end of such period to which such financial statements relate.

“Net Cash Proceeds” means:

(t)          with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (C) income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction. It being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve;

(u)          with respect to the issuance of any Equity Interest by the Borrower or any Restricted Subsidiary, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (i) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such issuance; and

(v)          with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable and other out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.

“Net Working Capital” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“New Incremental First Lien Term Commitments Amendment” means the Incremental First Lien Term Commitments Amendment, dated as of September 27, 2016, among Holdings, the Borrower, the New Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“New Incremental First Lien Term Commitments Effective Date” means September 27, 2016.

“New York Time” means Eastern Standard Time or Eastern Daylight Time, as applicable.

“NFIP” has the meaning specified in Section 6.12(d).

“No Undisclosed Information Representation” by a Person means a representation that such Person is not in possession of any material non-public information with respect to Holdings, the Borrower, their respective Subsidiaries or their respective securities.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of the Sponsor other than (i) Holdings, (ii) any Subsidiary of Holdings, (iii) any Debt Fund Affiliate and (iv) any natural person.

“Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans made or held by such Term Lender.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Loans” has the meaning specified in Section 2.03(a)(iii)(C).

“OID” has the meaning specified in Section 2.12(b).

“Organization Documents” means: (a) with respect to any corporation, the certificate ~~or~~, articles or memorandum of incorporation or formation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Designation” has the meaning specified in the definition of “Cumulative Credit.”

“Original Investment” has the meaning specified in the definition of “Cumulative Credit.”

“Other Equity” has the meaning specified in the definition of the “Transactions.”

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording or filing Taxes or any other similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date.

“Parent” means GMS Inc., a Delaware corporation and the indirect parent company of the Borrower.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning set forth in Section 10.07(k).

“PATRIOT Act” has the meaning specified in Section 10.21.

“Payment Recipient” has the meaning assigned to it in Section 9.17(a)

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permits” has the meaning specified in Section 5.01.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Amendments” has the meaning specified in Section 10.01(B).

“Permitted Encumbrances” means any Liens or other encumbrances on any Mortgaged Property permitted under the applicable Mortgage Policy.

“Permitted Equity” has the meaning specified in the definition of the “Transactions.”

“Permitted Equity Issuance” means (a) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of Holdings the proceeds of which are contributed to the common equity of the Borrower, (b) any sale or issuance of any Equity Interests (excluding Disqualified Equity Interests) of the Borrower to Holdings or (c) any capital contribution to the Borrower.

“Permitted Holders” means the Sponsor and the members of the management of Holdings and its Subsidiaries (the “Management Shareholders”); provided that in no event shall the Management Shareholders be treated as Permitted Holders with respect to more than 10% of the Voting Stock of Holdings.

“Permitted Other First Lien Indebtedness” means Indebtedness, that is either unsecured or secured by Permitted Other Indebtedness Liens, and the aggregate principal amount of which, together with the aggregate principal amount of (i) all increases in the Term Facility incurred and outstanding in reliance on Section 2.12(a)(x), (ii) all increases in the Second Lien Loans incurred and outstanding in reliance on Section 2.12(a)(x) of the Second Lien Credit Agreement and (iii) all Permitted Other Second Lien Indebtedness incurred in reliance on clause (x) of the definition thereof, does not exceed the sum of (x) $100,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the First Lien Leverage Ratio (without netting the cash and Cash Equivalent constituting proceeds of the applicable Permitted Other First Lien Indebtedness) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Administrative Agent to exceed (I) 4.20:1.00 or (II) if such Permitted Other Indebtedness is incurred to finance a Permitted Acquisition, the First Lien Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition (it being understood and agreed that the Borrower may incur such Indebtedness under either clause (x) or (y) in such order as it may elect in its sole discretion); provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and, with respect to such Indebtedness incurred in the form of loans, customary amortization payments, subject to clause (B) below); (B) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Term Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (C) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (E) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent and the ABL Administrative Agent.

“Permitted Other Indebtedness” means Permitted Other First Lien Indebtedness and Permitted Other Second Lien Indebtedness.

“Permitted Other Indebtedness Liens” means Liens on the Collateral that secure Permitted Other Indebtedness and, in the case of any such Liens on the Term Priority Collateral, that are pari passu with or junior to the Liens on the Term Priority Collateral securing the First Lien Obligations, provided that (w) all such Liens on the Term Priority Collateral securing any Permitted Other Second Lien Indebtedness must be junior to the Liens securing the First Lien Obligations, (x) all such Liens on the Term Priority Collateral that are junior to the Liens on the Term Priority Collateral securing the First Lien Obligations will be pari passu with, or junior to, the Liens on the Term Priority Collateral securing the Second Lien Obligations, (y) such Liens are granted under security documents to a collateral agent for the benefit of the holders of the Permitted Other Indebtedness and subject to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent, the ABL Administrative Agent, the Second Lien Administrative Agent, the Collateral Agent, the ABL Collateral Agent, and the Second Lien Collateral Agent, and that are entered into among the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the senior, junior or pari passu treatment of such Liens with the Liens securing, as applicable, the First Lien Obligations, the ABL Obligations or Second Lien Obligations and (z) all such Liens on the ABL Priority Collateral shall be (i) junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, (ii) pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the First Lien Obligations and (iii) pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the Second Lien Obligations.

“Permitted Other Second Lien Indebtedness” means Indebtedness, that is either unsecured or secured by Permitted Other Indebtedness Liens, and the aggregate principal amount of which, together with the aggregate principal amount of (i) all increases in the Second Lien Loans incurred and outstanding in reliance on Section 2.12(a)(x) of the Second Lien Credit Agreement, (ii) all Incremental First Lien Term Commitments incurred and outstanding in reliance on Section 2.12(a)(x) of this Agreement (assuming the full funding thereof) and (iii) all Permitted Other First Lien Indebtedness (assuming the full funding thereof) incurred in reliance on clause (x) of the definition thereof, does not exceed the sum of (x) $100,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the Secured Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Permitted Other Second Lien Indebtedness) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Second Lien Administrative Agent to exceed (I) 6.00:1.00 or (II) if the Permitted Other Second Lien Indebtedness is incurred to finance a Permitted Acquisition, the Secured Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition (it being understood and agreed that the Borrower may incur such Indebtedness under either clause (x) or (y) in such order as it may elect in its sole discretion); provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date (as defined in the Second Lien Credit Agreement) of all Second Lien Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (B) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Second Lien Loans then in effect (and, if for any reason there are no Second Lien Loans outstanding, not shorter than the Latest Maturity Date of all First Lien Loans) and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Second Lien Loans; (C) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to the Borrower and its Restricted Subsidiaries than those set forth in the Second Lien Credit Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (C), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (D) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (E) the agent, trustee or other representative of the holders of such Indebtedness, acting on behalf of such holders, shall be party to the Intercreditor Agreements or other customary intercreditor agreements that are reasonably satisfactory to the Administrative Agent, the ABL Administrative Agent and the Second Lien Administrative Agent.

“Permitted Ratio Debt” means unsecured Indebtedness in the form of notes or loans under credit agreements, indentures or other similar agreements or instruments; provided that: (A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety one (91) days after the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (B) the covenants, events of default, Guarantees and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (B), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (C) if such Indebtedness is subordinated, the Term Facility has been designated as “Designated Senior Debt” or its equivalent in respect of such Indebtedness; (D) in the case of any such Indebtedness of the Borrower or any Restricted Subsidiary owed to the seller of any property acquired in a Permitted Acquisition, such Indebtedness is expressly subordinated to the prior payment in full in cash of the First Lien Obligations on terms and conditions that are reasonably acceptable to the Administrative Agent; (E) immediately before and immediately after giving Pro Forma Effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and (F) immediately after giving effect to the incurrence of such Indebtedness, the Borrower and its Restricted Subsidiaries shall be in Pro Forma Compliance with a maximum Total Leverage Ratio of 7.00:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail.

“Permitted Refinancing” means, with respect to any Indebtedness, any modification, refinancing, refunding, renewal, replacement or extension of such Indebtedness; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to accrued and unpaid interest, unpaid reasonable premium thereon and reasonable fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the First Lien Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the First Lien Obligations on terms as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; (iv) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced or extended Indebtedness are, (A) either (x) customary for similar debt in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that any negative covenants shall be incurrence-based) or (y) not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and (B) when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in the foregoing clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (v) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; and (vi) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Surviving Debt” has the meaning specified in the definition of the “Transactions.”

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the U.S. Security Agreement and the Canadian Security Agreement, as applicable.

“Pledged Interests” has the meaning specified in the U.S. Security Agreement and the Canadian Security Agreement, as applicable.

“PPSA” means the Personal Property Security Act (Ontario), the Civil Code of Quebec as in effect in the Province of Quebec or any other applicable Canadian federal, territorial or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Prepayment Amount” has the meaning specified in Section 2.03(c).

“Prepayment Date” has the meaning specified in Section 2.03(c).

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse (or any successor to Credit Suisse in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City and notified to the Borrower. Each change in the Prime Rate shall be effective as of the opening of business on the date such change is announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

“Private Lenders” has the meaning specified in Section 6.02.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Interests in a Person, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.13), the numerator of which is the amount of the Term Commitments of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided, that if the commitment of each Lender to make Term Loans has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Productive Asset” means any real estate, building and equipment that is to be used by the Borrower or a Restricted Subsidiary in connection with providing services to a third party pursuant to a written contract, the benefits of which the Borrower believes in good faith warrant the incurrence of the Attributable Indebtedness described in Section 7.03(e)(ii) incurred to finance all or any part of such Productive Asset.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.03(a)(iii)(B).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Borrower” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying IPO” means the issuance by Holdings, or any direct or indirect parent thereof, of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lenders” has the meaning specified in Section 2.03(a)(iii)(D).

“Qualifying Loans” has the meaning specified in Section 2.03(a)(iii)(D).

“Reduction Amount” has the meaning set forth in the definition of “Cumulative Credit.”

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Eurodollar Base Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Eurodollar Base Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

“Refinancing” has the meaning specified in the definition of the “Transactions.”

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.03(b)(ii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means any refinancing, replacement or repricing, in whole or in part, of any of the Term Loans under this Agreement, directly or indirectly, (x) from, or in anticipation of, the receipt of proceeds of any Indebtedness (including, without limitation, any Incremental First Lien Term Loans or any new or additional loans under this Agreement), or (y) pursuant to any amendment to this Agreement, in any case, having or resulting in a weighted average yield (to be determined by the Administrative Agent, after giving effect to margins, interest rate floors, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof generally and in their capacity as lenders or holders) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in the ~~Eurodollar Rate~~Adjusted Term SOFR or Base Rate), less than the weighted average yield of (to be determined by the Administrative Agent, on the same basis as above) such Term Loans immediately prior to such refinancing, replacement or repricing, excluding in each case any refinancing, replacement or repricing of Term Loans in connection with any registered equity offering and/or private placement, as the case may be, of common stock of Parent, a Change of Control transaction or any Permitted Acquisition for an aggregate consideration in excess of $300,000,000.

“Request for Credit Extension” means with respect to a Term Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments; provided that the unused Term Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, vice president, treasurer, assistant treasurer, secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to the Collateral Documents (or the Liens created thereunder)) or (b) are subject to any Lien (other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(b), 7.01(i), 7.01(o), 7.01(p), 7.01(v) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents), 7.01(w) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents), 7.01(ee) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents) and 7.01(ff) (but only to the extent the First Lien Obligations are secured by such cash and Cash Equivalents)) in favor of any Person other than the Collateral Agent, any Lender, the ABL Collateral Agent, the Second Lien Collateral Agent, any Second Lien Lender, or any ABL Lender.

“Restricted Group” means the Borrower and its Restricted Subsidiaries.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Proceeds” has the meaning specified in Section 2.03(b)(vi).

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly owned or controlled by a country, or (d) a Person resident in, or determined to be resident in, a country with which dealings by U.S. Persons are prohibited pursuant to a country sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (b) a Person owned or controlled by a Person named on the list of Specially Designated Nationals or Blocked Persons.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial, and any successor thereto.

~~“Screen Rate” means the Intercontinental Exchange Benchmark Administration Ltd. (or (x) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (y) any service selected by such Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) Interest Settlement Rate for Dollars for the relevant Interest Period. If the Intercontinental Exchange Benchmark Administration Ltd. (or any successor thereto) ceases to establish such rate, the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate.~~

“Seasonal ABL Indebtedness” means, as of the last day of any fiscal quarter, Indebtedness outstanding under the ABL Facility used to finance seasonal working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower in good faith) as of such day.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means the Second Amendment to First Lien Credit Agreement, dated as of June 7, 2017, among Holdings, the Borrower, the 2017 Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“Second Amendment Effective Date” means June 7, 2017.

“Second Lien Administrative Agent” means the “Administrative Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Cap” means (a) the sum of (x) $260,000,000 plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the Secured Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Second Lien Obligations) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered to the Second Lien Administrative Agent to exceed 6.00:1.00, minus (b) the sum of (i) all Permitted Other Second Lien Indebtedness incurred in reliance on clause (x) of the definition thereof, (ii) all Incremental First Lien Term Commitments incurred and outstanding in reliance on Section 2.12(a)(x) of this Agreement (assuming the full funding thereof) and (iii) all Permitted Other First Lien Indebtedness (assuming the full funding thereof) incurred in reliance on clause (x) of the definition thereof.

“Second Lien Collateral Agent” means the “Collateral Agent” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms and with the Intercreditor Agreements), among Holdings, the Borrower, the Second Lien Lenders, the Second Lien Administrative Agent and the Second Lien Collateral Agent, including any replacement thereof entered into in connection with one or more refinancings thereof permitted hereunder (whether or not such refinancing has previously been consummated) (so long as the documents governing such replacement constitute “Term Debt Documents” for purposes of the ABL/Term Intercreditor Agreement).

“Second Lien Lender” means any “Lender” as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Loans” means the “Loans” as defined in the Second Lien Credit Agreement and shall, for the avoidance of doubt, include Incremental Second Lien Loans.

“Second Lien Obligations” means the “Second Lien Obligations” as defined in the Second Lien Credit Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank and for which (a) written notice substantially in the form of Exhibit O has been delivered by the Loan Party or the Hedge Bank to the Administrative Agent and the Collateral Agent, which (i) specifies that such Swap Contract is intended to be secured on a pari passu basis with the other First Lien Obligations and is a Secured Hedge Agreement, and (ii)  acknowledges and accepts Hedge Bank’s appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto, and (b) the Loan Party and/or Hedge Bank provides to the Administrative Agent and the Collateral Agent such supporting documentation as the Administrative Agent or the Collateral Agent may reasonably request.

“Secured Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Secured Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Administrative Agent, the ABL Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered.

“Secured Obligations” ~~has the meaning specified in the Security Agreement~~means, collectively, the U.S. Secured Obligations and the Canadian Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, any Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(b).

“Security Agreement” means, collectively, each of the U.S. Security Agreement ~~dated as of the Closing Date executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.~~, the Canadian Security Agreement and the Canadian Deed of Hypothec.

~~“Security Agreement Supplement” has the meaning specified in the Security Agreement.~~

“Seller” has the meaning specified in the “Preliminary Statements.”

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including, without limitation, contingent liabilities, subordinated or otherwise, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities, subordinated, contingent or otherwise, as they become absolute and mature ~~and~~, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) with respect to a Canadian Loan Party, such Person is “solvent” or not “insolvent”, as applicable, within the meaning given those terms and similar terms under applicable laws relating to bankruptcy, insolvency, voidable transfers and fraudulent transfers and conveyances. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Affiliate Indebtedness” has the meaning specified in Section 7.03(r).

“Specified Intercompany Note” means that certain Amended and Restated Promissory Note, dated October 30, 2020, in the principal amount of Cdn$432,544,421.67, evidencing the Indebtedness of the Canadian ULC owing to GYP Holdings Barbados.

“Specified Refinancing Debt” means Indebtedness that is either unsecured or secured by Specified Refinancing Liens, provided that: (A) an amount equal to the principal amount of such Indebtedness is applied concurrently with the incurrence thereof to prepay the Term Loans pursuant to Section 2.03(b)(iii) or any previously incurred Specified Refinancing Debt; (B) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date of all Classes of Term Loans then in effect (other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss, customary acceleration rights after an event of default and, with respect to such Indebtedness incurred in the form of loans, customary amortization payments, subject to clause (C) below); (C) the maturity date of such Indebtedness shall not be shorter than the Latest Maturity Date of all Classes of Term Loans then in effect and, with respect to such Indebtedness incurred in the form of loans, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans; (D) the covenants, events of default, Guarantees, collateral and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (D), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (E) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; (F) there shall be no borrowers or guarantors in respect of such Indebtedness that are not the Borrower or a Guarantor, and the borrower with respect to such Indebtedness shall be the borrower of the Indebtedness being refinanced; (G) if secured, such Indebtedness shall not be secured by any assets that do not constitute Collateral; and (H) the terms relating to the holding of loans under such Indebtedness by an Affiliated Lender shall be no less restrictive to such Affiliated Lender than those in Sections 10.01 and 10.07.

“Specified Refinancing Liens” means Liens on the Collateral that secure Specified Refinancing Debt and, in the case of any such Liens on the Term Priority Collateral, that are junior to, or pari passu with, the Liens on the Term Priority Collateral securing the First Lien Obligations, provided that (x) such Liens are granted under security documents to a collateral agent for the benefit of the holders of such Specified Refinancing Debt that are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than the Collateral Documents (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the security documents with respect to such Specified Refinancing Debt or drafts of such security documents, stating that the Borrower has determined in good faith that such security documents satisfy the requirement set forth in the first proviso above, shall be conclusive evidence that such security documents satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period) and are subject to the Intercreditor Agreements or an intercreditor agreement that is reasonably satisfactory to the Administrative Agent and the Collateral Agent and that is entered into among the Collateral Agent, such other collateral agent and the Loan Parties and which provides for lien sharing and for the junior or pari passu treatment, as the case may be, of such Liens with and relative to the Liens securing the First Lien Obligations and (y) all such Liens on the ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the ABL Obligations, and pari passu with, or junior to, the Liens on the ABL Priority Collateral securing the First Lien Obligations.

“Specified Representations” means those representations made in Sections 5.01(a) and (b)(ii), 5.02(a), 5.04, 5.13, 5.17 (as evidenced by the certificate delivered pursuant to Section 4.01(a)(xii)), 5.19 (subject to the last paragraph of Section 4.01), 5.20, 5.21, and 5.22.

“Specified Second Lien Refinancing Debt” means, “Specified Refinancing Debt” (as defined in the Second Lien Credit Agreement).

“Specified Second Lien Refinancing Liens” means, to the extent permitted by the Intercreditor Agreements, “Specified Refinancing Liens” (as defined in the Second Lien Credit Agreement).

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment that results in a Person becoming a Restricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of the Borrower or implementation of initiative not in the ordinary course of business and described in reasonable detail in the officer’s certificate of the Borrower.

“Sponsor” means AEA.

“Sponsor Management Agreement” means the Management Agreement, dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time), by and among GYP Holdings I Corp., a Delaware corporation, the Borrower and AEA Investors LP.

“Subject Acquisition Agreement” has the meaning specified in Section 2.12(f).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F-2, together with each other Guaranty and Guaranty supplement delivered pursuant to Section 6.12.

“Supplemental Administrative Agent” has the meaning specified in Section 9.14(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include an Agent, an Arranger or a Lender or any Affiliate of an Agent, an Arranger or a Lender).

“Target” means GMS and its Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type made, converted or continued on the same date and, in the case of ~~Eurodollar Rate~~Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Commitments of all Term Lenders shall be $511,000,000.00 on the Fourth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement. From and after the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Term Commitment (as defined in the New Incremental First Lien Term Commitments Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents. From and after the Second Amendment Effective Date, the 2017 Incremental First Lien Term Commitment (as defined in the Second Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents. From and after the Third Amendment Effective Date, the 2018 Incremental First Lien Term Commitment (as defined in the Third Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents. From and after the Fourth Amendment Effective Date, the 2021 Incremental First Lien Term Commitment (as defined in the Fourth Amendment) shall constitute a Term Commitment for all purposes hereof and of the other Loan Documents.

“Term Facility” means, at any time, (a) prior to the Fourth Amendment Effective Date, the aggregate Term Commitments of all Term Lenders at such time, and (b) thereafter, the aggregate Term Loans of all Term Lenders at such time.

“Term Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement substantially in the form of Exhibit Q, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof), among the Loan Parties, the Collateral Agent and the Second Lien Collateral Agent.

“Term Lender” means (a) at any time on or prior to the Fourth Amendment Effective Date, any Lender that has a Term Commitment at such time and (b) at any time after the Fourth Amendment Effective Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility. From and after the New Incremental First Lien Term Commitments Effective Date, the New Incremental First Lien Term Loan (as defined in the New Incremental First Lien Term Commitments Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents. From and after the Second Amendment Effective Date, the 2017 Incremental First Lien Term Loan (as defined in the Second Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents. From and after the Third Amendment Effective Date, the 2018 Incremental First Lien Term Loan (as defined in the Third Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents. From and after the Fourth Amendment Effective Date, the 2021 Incremental First Lien Term Loan (as defined in the Fourth Amendment) shall constitute a Term Loan for all purposes hereof and of the other Loan Documents.

“Term Priority Collateral” has the meaning specified in the ABL/Term Intercreditor Agreement.

“Term SOFR” means,

(1)          for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(2)          for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means 0.11448% (11.448 bps) for an Interest Period of one-month’s duration, 0.26161% (26.161 bps) for an Interest Period of three-months’ duration, and 0.42826% (42.826 bps) for an Interest Period of six-months’ duration.

“Term SOFR Loan” means a Term Loan that bears interest at a rate based on Adjusted Term SOFR.

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Amendment” means the Third Amendment to First Lien Credit Agreement, dated as of June 1, 2018, among Holdings, the Borrower, the 2018 Incremental First Lien Lender (as defined therein), the Administrative Agent and the other parties thereto.

“Third Amendment Effective Date” means June 1, 2018.

“Threshold Amount” means $20,000,000.

“Total Leverage Ratio” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date, the ratio of (x) Consolidated Funded Indebtedness (net of (i) cash and Cash Equivalents on hand that are not Restricted, (ii) cash and Cash Equivalents restricted in favor of, without duplication, the Administrative Agent, the Collateral Agent, the ABL Collateral Agent, the ABL Administrative Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent, any Lender, any ABL Lender, or any Second Lien Lender, and (iii) Seasonal ABL Indebtedness in an amount not to exceed $20,000,000) of the Borrower and its Restricted Subsidiaries on the last day of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) to (y) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four (4) consecutive fiscal quarter period ending on or prior to such date for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Sections 6.01(a) and (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Transaction Costs” has the meaning specified in the definition of the “Transactions”.

“Transactions” means the acquisition of the Target by the Borrower and associated funds and certain other investors (collectively, the “Investors”), together with each of the following transactions consummated or to be consummated in connection therewith:

(a)          The Acquisition.

(b)          Equity contributions in the form of common equity (“Permitted Equity”) being made in cash directly or indirectly to Holdings (which shall be contributed in cash by Holdings to the Borrower in the form of common equity) by the Investors (the “Equity Contribution”), in an aggregate amount that, when taken together with all Permitted Equity rolled over or directly or indirectly invested in Permitted Equity of Holdings and all Permitted Equity of Holdings, the Borrower, or the Guarantors issued to, or otherwise directly or indirectly held or acquired by, any existing shareholders and management of the Target (the “Other Equity”) will be not less than 25% of the sum of (i) the aggregate principal amount of the Term Facility made available on the Closing Date, (ii) the aggregate principal amount of Second Lien Loans borrowed on the Closing Date, (iii) the aggregate principal amount of ABL Loans borrowed on the Closing Date, (iv) the aggregate amount of existing Indebtedness of Holdings and its Subsidiaries not subject to the Refinancing (as defined below), (v) the Equity Contribution and (vi) the Other Equity.

(c)          Substantially all existing Indebtedness for borrowed money of the Target, other than intercompany indebtedness and existing capital leases, other Indebtedness permitted to exist beyond the Closing Date under the Acquisition Agreement and certain limited indebtedness that the Arrangers and Holdings reasonably agree may remain outstanding after the Closing Date (collectively, the “Permitted Surviving Debt”), will be refinanced by the Term Loans made on the Closing Date, the Second Lien Loans made on the Closing Date, and the ABL Facility, terminated or discharged and satisfied and all liens securing any such indebtedness will be released (the “Refinancing”) at the closing of the Acquisition. For the avoidance of doubt, letters of credit outstanding on the Closing Date no longer available to the Target may be backstopped or replaced by letters of credit issued under the ABL Facility on the Closing Date.

(d)          The Borrower obtaining the Term Facility.

(e)          The Borrower obtaining the ABL Facility in an aggregate principal amount of $200,000,000.

(f)          The Borrower obtaining the Second Lien Loans in an aggregate principal amount of $160,000,000.

(g)          All fees, premiums and expenses incurred in connection with the Transactions (the “Transaction Costs”) being paid.

“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a ~~Eurodollar Rate~~Term SOFR Loan.

“UBS” means UBS AG, Stamford Branch acting through such of its affiliates or branches as it deems appropriate, and its successors.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and the Collateral Agent; provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02 and the designation of such Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined by the Borrower in good faith of the Borrower’s (as applicable) Investment therein, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 7.02, (d) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the ABL Facility, Second Lien Credit Agreement and any then outstanding Specified Second Lien Refinancing Debt, (e) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated and (f) the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (e), and (2) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) any Indebtedness owed by such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.03 on the date of such Subsidiary Redesignation, (iii) any Liens on the property or assets of such Unrestricted Subsidiary shall be permitted to be incurred under Section 7.01 on the date of such Subsidiary Redesignation and (iv) the Borrower shall have delivered to the Administrative Agent and the Collateral Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) through (iii). Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary. As of the Third Amendment Effective Date, all Subsidiaries of the Borrower are Restricted Subsidiaries.

“U.S. Collateral Documents” means, collectively, the U.S. Security Agreement, the ABL/Term Intercreditor Agreement, the U.S. Intellectual Property Security Agreement, U.S. Security Agreement Supplements, U.S. Intellectual Property Security Agreement Supplements, security agreements, pledge agreements, collateral assignments, or other similar agreements delivered to the Administrative Agent, the Collateral Agent and the Lenders pursuant to Section 6.12 or 6.14, and each of the other agreements, instruments or documents entered into by a U.S. Loan Party that creates or purports to create a Lien over all or any part of its assets in respect of the First Lien Obligations in favor of the Collateral Agent for the benefit of the Secured Parties.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantors” means (a) Holdings, (b) each wholly-owned Domestic Subsidiary (which term, for purposes of this definition, shall include non-wholly-owned domestic Restricted Subsidiaries in which (i) the minority interests are held solely by management and employees of such Restricted Subsidiary and (ii) the Borrower directly or indirectly owns at least 80% of the Equity Interests of such Restricted Subsidiary) of the Borrower that is a Restricted Subsidiary and is listed on Schedule I, and (c) each other wholly-owned Domestic Subsidiary of the Lead Borrower that is a Restricted Subsidiary that shall be required to execute and deliver a Guaranty or Guaranty supplement pursuant to Section 6.12.

“U.S. Intellectual Property Security Agreement” has the meaning specified in the U.S. Security Agreement.

“U.S. Intellectual Property Security Agreement Supplement” has the meaning specified for “Intellectual Property Security Agreement Supplement” in the U.S. Security Agreement.

“U.S. Loan Party” means the Borrower and each U.S. Guarantor.

“U.S. Secured Obligations” has the meaning specified for “Secured Obligations” in the U.S. Security Agreement.

“U.S. Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

“U.S. Security Agreement Supplement” has the meaning specified for “Security Agreement Supplement” in the U.S. Security Agreement.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower, any Loan Party, or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” has the meaning specified in Section 2.12(b)(iii).

1.02          Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)         (i)              The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)          The term “including” is by way of example and not limitation.

(iv)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)          The words “province”, “provincial” or like terms shall be deemed to include “territory”, “territorial” and like terms.

(e)          ~~(d)~~ Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(f)          Any terms used in this Agreement that are defined (i) in the Uniform Commercial Code shall be construed and defined as set forth in the Uniform Commercial Code unless otherwise defined herein; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 of the Uniform Commercial Code shall govern, and (ii) the PPSA shall be construed and defined as set forth in the PPSA to the extent applicable to Collateral of the Canadian Loan Parties subject to the PPSA. Notwithstanding the foregoing, and where the context so requires, (A) any term defined in this Agreement by reference to the “Uniform Commercial Code” or the “UCC” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including the Personal Property Security Act of each applicable province or territory of Canada, the CCQ, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (B) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including the Act respecting the transfer of securities and the establishment of security entitlements (Québec) and the Securities Transfer Act of each applicable province or territory of Canada), and (C) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws.

1.03          Accounting Terms.

(a)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

(b)          If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

(c)          Notwithstanding anything to the contrary in this Section 1.03, any obligation of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capitalized Lease or Attributable Indebtedness on a balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a Capitalized Lease or Attributable Indebtedness as a result of the adoption of changes in GAAP or changes in the application of GAAP.

1.04          Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05          References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by this Agreement or the Intercreditor Agreements; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York Time.

1.07          Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.10 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.08          Currency Equivalents Generally. Any amount specified in this Agreement or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by Credit Suisse at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

1.09          Pro Forma Calculations. Notwithstanding anything to the contrary herein, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Total Leverage Ratio shall be calculated (including, but not limited to, for purposes of Section 2.12) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Total Leverage Ratio for purposes of determining the applicable percentage of Excess Cash Flow set forth in Section 2.03, the events described in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

1.10          Basket Calculations. If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of either (x) fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII or (y) fluctuations in applicable currency exchange rates after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations; provided that, for the avoidance of doubt, the provisions of Section 1.09 shall otherwise apply to such baskets, including with respect to determining whether any Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.13 may be incurred or made at any time under Article VII; provided, further, that, once incurred or made, the amount of such Lien, Investment, Indebtedness, Disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.13 shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

1.11          Classification of Term Loans and Term Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Class  or by Type (e.g., a “~~Eurodollar Rate~~Term SOFR Loan”). Term Borrowings also may be classified and referred to by Class or by Type (e.g., a “~~Eurodollar~~Term SOFR Term Borrowing”).

1.12         Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.13          Quebec Interpretation. For all purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall include “movable property”, (ii) “real property” shall include “immovable property”, (iii) “tangible property” shall include “corporeal property”, (iv) “intangible property” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (vii) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (viii) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall include a “mandatary”, (x) “construction liens” or “materialmen’s, repairman’s, construction contractors’, mechanics’ and other like Liens” shall include “legal hypothecs”, (xi) “joint and several” shall include “solidary”, (xii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiii) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xiv) “easement” shall include “servitude”, (xv) “priority” shall include “prior claim”, (xvi) “survey” shall include “certificate of location and plan”, (xvii) “accounts” shall include “claims” and “monetary claims”, (xviii) “fee simple title” shall include “absolute ownership”, (xix) “leasehold interest” shall include “a valid lease”, and (xx) any reference to a PPSA financing statement, financing change statement or like document shall include the equivalent filing under the Civil Code of Québec.

1.14          Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II
the COMMITMENTS and Credit Extensions

2.01          The Term Loans. Subject to the terms and conditions set forth herein, the 2021 Incremental First Lien Lender (as defined in the Fourth Amendment), in its capacity as a Term Lender, agrees to make a single term loan denominated in Dollars to the Borrower on the Fourth Amendment Effective Date in an amount not to exceed the 2021 Incremental First Lien Lender’s Term Commitment. The Term Borrowing shall consist of a Term Loan made by the 2021 Incremental First Lien in accordance with its Term Commitment. Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or ~~Eurodollar Rate~~Term SOFR Loans, as further provided herein.

2.02          Term Borrowings, Conversions and Continuations of Term Loans.

(a)          Term Loans and Incremental First Lien Term Loans. Each Term Borrowing of Term Loans or Incremental First Lien Term Loans, each conversion of Term Loans or Incremental First Lien Term Loans from a Base Rate Loan to a ~~Eurodollar Rate~~Term SOFR Loan (or vice versa) and each continuation of ~~Eurodollar Rate~~Term SOFR Term Loans or ~~Eurodollar Rate~~Term SOFR Incremental First Lien Term Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may initially be given by telephone and promptly confirmed in writing by delivering to the Administrative Agent a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, prior to the applicable time specified in the immediately succeeding sentence. Each such notice must be received by the Administrative Agent not later than (A) with respect to Term Borrowings of Term Loans on the Fourth Amendment Effective Date, 10:00 a.m. (New York time) one Business Day prior to the Fourth Amendment Effective Date, (B) with respect to Term Borrowings of Incremental First Lien Term Loans consisting of ~~Eurodollar Rate~~Term SOFR Loans, conversions of Term Loans or Incremental First Lien Term Loans from one Type to the other and each continuation of ~~Eurodollar Rate~~Term SOFR Loans, 2:00 p.m. (New York Time) three (3) Business Days prior to the requested date of such Term Borrowing, conversion or continuation or (C) with respect to Term Borrowings of Incremental First Lien Term Loans consisting of Base Rate Loans, 10:00 a.m. (New York time) on the requested date of such Term Borrowing; provided, however, that if the Borrower wishes to request ~~Eurodollar Rate~~Term SOFR Loans having an Interest Period other than one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:30 p.m. (New York Time) four (4) Business Days prior to the requested date of such Term Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:30 p.m. (New York Time) three (3) Business Days before the requested date of such Term Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Term Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Term Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (1) whether the Borrower is requesting a Term Borrowing of Term Loans or Incremental First Lien Term Loans, a conversion of Term Loans or Incremental First Lien Term Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans, (2) the requested date of such Term Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Term Loans or Incremental First Lien Term Loans to be borrowed, converted or continued, (4) the Type of Term Loans or Incremental First Lien Term Loans to be borrowed or to which existing Term Loans or Incremental First Lien Term Loans are to be converted and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan or Incremental First Lien Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Incremental First Lien Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~Term SOFR Loans. If the Borrower requests a Term Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)          Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Term Loan or Incremental First Lien Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon (New York Time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Term Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)          Except as otherwise provided herein, a ~~Eurodollar Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~Term SOFR Loan unless the Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Term Loans may be converted to or continued as ~~Eurodollar Rate~~Term SOFR Loans and the Required Lenders or the Administrative Agent acting with the consent of the Required Lenders may demand that any or all of the then outstanding Term Loans be prepaid and/or any or all of the then outstanding ~~Eurodollar Rate~~Term SOFR Loans be converted into Base Rate Loans, in each case on the last day of the then current Interest Period with respect thereto or such other day as the Required Lenders may demand.

(d)          The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~Term SOFR Loans upon determination of such interest rate. The determination of the ~~Eurodollar Rate~~Adjusted Term SOFR and the ~~Screen~~Term SOFR Reference Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e)          After giving effect to all Term Borrowings or all conversions of Term Loans from one Type to the other, and all continuations to Term Loans of the same Type, there shall not be more than five (5) Interest Periods in effect.

(f)           The failure of any Lender to make the Term Loan to be made by it as part of any Term Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Term Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Term Borrowing.

2.03          Prepayments.

(a)          Optional.

(i)          The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Class of Term Loans or Incremental First Lien Term Loans in whole or in part without premium or penalty (subject to Section 2.03(d)); provided that (a) such notice must be received by the Administrative Agent not later than 2:00 p.m. (New York Time), (x) three (3) Business Days prior to any date of prepayment of ~~Eurodollar Rate~~Term SOFR Loans and (y) one (1) Business Day prior to the date of prepayment of Base Rate Loans; (b) any prepayment of ~~Eurodollar Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Term Loans to be prepaid and, if ~~Eurodollar Rate~~Term SOFR Loans are to be prepaid, the Interest Period(s) of such Term Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Pro Rata Share of the Term Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurodollar Rate~~Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.13, each prepayment of the outstanding Term Loans pursuant to this Section 2.03(a) shall be applied in direct order of maturities to the principal repayment installments (or proportional fractions thereof) applicable to each of the Term Loans pursuant to Sections 2.05(a) or as otherwise directed by the Borrower; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares. All prepayments under this Section 2.03(a)(i) shall be subject to Section 2.03(d).

(ii)           Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment would have resulted from a refinancing of the Term Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iii)           Voluntary Non-Pro-Rata Prepayments.

(A)          Notwithstanding anything to the contrary herein, any Borrower Purchasing Party shall have the right at any time and from time to time to prepay any Class of Term Loans at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) without premium or penalty (but subject to Section 3.05) pursuant to the procedures described in this Section 2.03(a)(iii), provided that, on the date of any such Discounted Voluntary Prepayment, such Borrower Purchasing Party shall deliver to the Administrative Agent a certificate of a Responsible Officer stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.03(a)(iii) has been satisfied, (3) the aggregate principal amount of Term Loans so prepaid pursuant to such Discounted Voluntary Prepayment and (4) that such Borrower Purchasing Party does not have any material non-public information with respect to Holdings, the Borrower, or any of its Subsidiaries or any of their respective securities that either (A) has not been disclosed to the Lenders (other than Lenders that do not wish to receive such information) or has not otherwise been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD, prior to such time or (B) if not disclosed to the Lenders, could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings, the Borrower and the Restricted Subsidiaries.

(B)          To the extent any Borrower Purchasing Party seeks to make a Discounted Voluntary Prepayment, such Borrower Purchasing Party will provide written notice to the Administrative Agent substantially in the form of Exhibit K hereto (each, a “Discounted Prepayment Option Notice”) that such Borrower Purchasing Party desires to prepay Term Loans in each case in an aggregate principal amount specified therein by such Borrower Purchasing Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for the Term Loans, (B) a discount range (which may be a single percentage) selected by such Borrower Purchasing Party with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans (the “Discount Range”); provided that such Borrower Purchasing Party may elect not to include a Discount Range in the Discounted Prepayment Option Notice and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five (5) Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(C)          Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify all Term Lenders. On or prior to the Acceptance Date, each such Term Lender may specify by written notice substantially in the form of Exhibit L hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”), which Acceptable Discount shall be within the Discount Range, if the Discount Range is specified in the Discounted Prepayment Option Notice (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid), and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (the “Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Offered Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent and the applicable Borrower Purchasing Party, acting jointly, shall determine the applicable discount for the Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by such Borrower Purchasing Party if such Borrower Purchasing Party has selected a single percentage pursuant to Section 2.03(a)(iii)(B) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which such Borrower Purchasing Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be (x) the highest Acceptable Discount within the Discount Range or (y) if no Discount Range was specified in the Discounted Prepayment Option Notice, the highest Acceptable Discount acceptable to such Borrower Purchasing Party. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(D)          The applicable Borrower Purchasing Party shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, in each case calculated by applying the Applicable Discount, such Borrower Purchasing Party shall prepay all Qualifying Loans.

(E)          Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent and the applicable Borrower Purchasing Party shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (except as set forth in Section 3.05), upon irrevocable notice substantially in the form of Exhibit M hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 noon (New York Time), one (1) Business Day prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Qualifying Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(F)          To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.03(a)(iii)(C) above) established by the Administrative Agent in consultation with the applicable Borrower Purchasing Party.

(G)          Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the applicable Borrower Purchasing Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(H)         For the avoidance of doubt, each Discounted Voluntary Prepayment shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of the Term Loans prepaid. With respect to each Discounted Voluntary Prepayment, (1) the applicable Borrower Purchasing Party shall pay all accrued and unpaid interest, if any, on the par principal amount of the applicable Term Loans to the date of the Discounted Voluntary Prepayment and, if any ~~Eurodollar Rate~~Term SOFR Loan is prepaid on a date other than the scheduled last day of the Interest Period applicable thereto, such Borrower Purchasing Party shall also pay any amounts owing pursuant to Section 3.05 and (2) such Discounted Voluntary Prepayment shall not change the scheduled amortization of the Term Loans required by Section 2.05, except to reduce the amount outstanding and due and payable on the Maturity Date of the Class of Term Loans subject to such Discounted Voluntary Prepayment (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro-rata basis, to the Term Loans that are the subject of such Discounted Voluntary Prepayment).

(iv)           In connection with any voluntary prepayment of any Class of Term Loans pursuant to this Section 2.03(a), such voluntary prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar Rate~~Term SOFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(b)          Mandatory.

(i)          Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), but in any event not later than one hundred and twenty-five (125) days after the end of each fiscal year of the Borrower beginning with the first full fiscal year ended after the Closing Date, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the first full fiscal year ended after the Closing Date minus (B) the aggregate amount of voluntary principal prepayments of (x) the Term Loans pursuant to Section 2.03(a)(i), (y) the Second Lien Loans pursuant to Section 2.03(a)(i) of the Second Lien Credit Agreement and (z) the ABL Loans pursuant to Section 2.05(a)(i) of the ABL Facility (but only to the extent accompanied by a corresponding permanent reduction in the revolving credit commitments), minus (C) the aggregate discounted amount actually paid in cash by the Borrower Purchasing Parties in connection with all Discounted Voluntary Prepayments pursuant to Section 2.03(a)(iii) and all Discounted Voluntary Prepayments (as defined in the Second Lien Credit Agreement) of the Second Lien Loans pursuant to Section 2.03(a)(iii) of the Second Lien Credit Agreement (in the case of clauses (B) and (C), to the extent financed with internally generated funds); provided that such percentage shall be reduced to 25% or 0% if the Total Leverage Ratio as of the last day of the prior fiscal year was less than 5.50:1.00 or 5.00:1.00, respectively.

(ii)    (A)         If (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of (i) assets comprising the ABL Priority Collateral or (ii) any property or assets by the Borrower or any of its Restricted Subsidiaries permitted by Section 7.05(a), (b), (c), (d), (e), (f), (h), (i), (j), (k), (l) or (n)) or (y) any Casualty Event (other than any Casualty Event with respect to assets comprising the ABL Priority Collateral) occurs, and any transaction or series of related transactions described in the foregoing clauses (x) and (y) results in the realization or receipt by the Borrower and its Restricted Subsidiaries of Net Cash Proceeds in excess of $1,000,000 (any such transaction or series of related transactions being a “Relevant Transaction”), then if such Relevant Transaction, together with all other Relevant Transactions occurring in the same fiscal year of the Borrower, would result in the realization or receipt by the Borrower and its Restricted Subsidiaries of aggregate Net Cash Proceeds in excess of $2,500,000, the Borrower shall, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.03(b)(ii)(B) (which election may only be made if no Event of Default has occurred and is then continuing), prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received from such Relevant Transaction within two (2) Business Days of receipt thereof by the Borrower or such Restricted Subsidiary.

(B)          With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event (other than as specifically excluded in Section 2.03(b)(ii)(A)), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower or the applicable Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if Holdings, the Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.03.

(iii)           Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Specified Refinancing Debt or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

(iv)           Subject to Sections 2.12(b)(ii) and 2.13, each prepayment of Term Loans pursuant to this Section 2.03(b) shall be applied pro rata among the Term Facility and, unless otherwise provided in the documentation governing any Incremental First Lien Term Loans, any Incremental First Lien Term Loans (or, in the case of the incurrence of Specified Refinancing Debt, to the Term Facility or an Incremental First Lien Term Facility, as designated by the Borrower, to be refinanced with the proceeds thereof and allocated among the Term Facility or such Incremental First Lien Term Facilities, as specified by the Borrower) (and within any Class of the Term Facility and the Incremental First Lien Term Loans on a pro rata basis to the applicable Lenders of such Class) and (i) in the case of the Term Facility, to the principal repayment installments thereof, in direct order of maturities, to the remaining installments of each Class of the Term Facility, or as otherwise directed by the Borrower to the remaining installments of each Class of the Term Facility, and (ii) in the case of each Incremental First Lien Term Loan Tranche, as set forth in the Incremental First Lien Term Commitments Amendment with respect to such Incremental First Lien Term Loan Tranche; and each such prepayment shall be paid to the Term Lenders and the Incremental First Lien Lenders in accordance with their respective Pro Rata Shares.

(v)           Funding Losses, Etc. All prepayments under this Section 2.03 shall be made together with, in the case of any such prepayment of a ~~Eurodollar Rate~~Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such ~~Eurodollar Rate~~Term SOFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.03(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of ~~Eurodollar Rate~~Term SOFR Loans is required to be made under this Section 2.03(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 2.03(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with this Section 2.03(b).

(vi)           Foreign Dispositions. Notwithstanding any other provisions of this Section 2.03, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or such Excess Cash Flow so affected (any such portion being “Restricted Proceeds”) will not be required to be applied to repay Term Loans at the times provided in this Section 2.03(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such Restricted Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Restricted Proceeds will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.03(b) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition (other than a Disposition by a Canadian Subsidiary) or Excess Cash Flow attributable to Foreign Subsidiaries (other than a Canadian Subsidiary) would have material adverse tax cost consequences with respect to such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, such Net Cash Proceeds or portion of the Excess Cash Flow, as the case may be, so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any such Net Cash Proceeds or portion of Excess Cash Flow, as the case may be, so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.03(b), the Borrower applies an amount equal to such Net Cash Proceeds or such portion of Excess Cash Flow, as the case may be, to such reinvestments or prepayments, as applicable, as if such Net Cash Proceeds or such portion of the Excess Cash Flow, as the case may be, had been received by the Borrower rather than such Foreign Subsidiary, less, in the case of such Net Cash Proceeds only, the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated.

(vii)          If there are no Declining Lenders pursuant to Section 2.03(c) in connection with any prepayment of any Class of Term Loans pursuant to this Section 2.03(b), such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to ~~Eurodollar Rate~~Term SOFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(c)          Term Opt-out.

With respect to any prepayment of the Term Facility and the Incremental First Lien Term Loans pursuant to Section 2.03(b) (other than prepayments pursuant to Section 2.03(b)(iii)), any Term Lender or Incremental First Lien Lender, at its option, may elect not to accept such prepayment; provided, for the avoidance of doubt, that no such Term Lender or Incremental First Lien Lender may elect to accept a partial prepayment. Upon receipt by the Administrative Agent of any such prepayment of the Term Facility and the Incremental First Lien Term Loans, the amount of the prepayment that is available to prepay the Term Loans and the Incremental First Lien Term Loans (the “Prepayment Amount”) shall be deposited in a Cash Collateral Account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the Term Lenders and the Incremental First Lien Lenders of the amount available to prepay the Term Loans and the Incremental First Lien Lenders and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be ten (10) Business Days after the date of such receipt. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. (New York Time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term Lenders and the Incremental First Lien Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Term Loans and the Incremental First Lien Lenders owing to such Accepting Lenders shall be withdrawn from the applicable Cash Collateral Account and applied ratably to prepay Term Loans and Incremental First Lien Term Loans owing to such Accepting Lenders in the manner described in Section 2.03(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans or Incremental First Lien Term Loans owing to Declining Lenders (x) shall instead be made available for any mandatory prepayment of the Second Lien Loans (or any Specified Second Lien Refinancing Debt) that may be required at such time pursuant to Section 2.03(b) of the Second Lien Credit Agreement (or comparable documentation governing any Specified Second Lien Refinancing Debt) and (y) to the extent declined by the lenders under the Second Lien Credit Agreement (and any Specified Second Lien Refinancing Debt), together with the amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders but were required to be made available for any mandatory prepayment of the Second Lien Loans (or any Specified Second Lien Refinancing Debt), shall instead be retained by the Borrower (such amounts, “Declined Amounts”).

(d)          Prepayment Premium. (x) Any optional prepayment of any portion of the outstanding Term Loans made pursuant to Section 2.03(a)(i) in connection with a Repricing Transaction (including any mandatory assignment pursuant to Section 3.07 in connection therewith) and (y) any prepayment of Term Loans pursuant to Section 2.03(b)(iii) in connection with a Repricing Transaction or any amendment to this Agreement in connection with a Repricing Transaction (in each case including any mandatory assignment pursuant to Section 3.07 in connection therewith), in each case of clause (x) and clause (y) on or prior to the date that is six months following the Fourth Amendment Effective Date shall be subject to a premium equal to the principal amount of Term Loans subject to such prepayment or the principal amount of Term Loans affected by such amendment (or mandatorily assigned in connection therewith), as applicable, multiplied by 1%. Any prepayment of all or any portion of the outstanding Term Loans on or after the date that is six months following the Third Amendment Effective Date shall not be subject to a premium.

2.04          Termination or Reduction of Term Commitments.

(a)          Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused portions of the Term Commitments, or from time to time permanently reduce the unused portions of the Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent five (5) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof. The Borrower shall pay to the Administrative Agent, in each case, for the account of the applicable Lenders, on the date of each termination or reduction, any fees on the amount of the Term Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

(b)          Mandatory. The aggregate Term Commitments shall be automatically and permanently reduced to zero after the making of the Term Borrowing, if any, on the Fourth Amendment Effective Date.

(c)          Application of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Term Commitments under this Section 2.06. Upon any reduction of unused Term Commitments under the Term Facility, the Term Commitment of each Lender under such Term Facility shall be reduced by such Lender’s Pro Rata Share of the amount by which such Term Facility is reduced (other than the termination of the Term Commitment of any Lender as provided in Section 3.07).

2.05          Repayment of Term Loans.

(a)          Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Term Loans pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Fourth Amendment Effective Date), with each such installment due and payable on each date set forth below (or, if such day is not a Business Day, on the immediately preceding Business Day):

Date	Term Loan Principal Amortization Payment
4/30/2021	$1,277,500.00
7/31/2021	$1,277,500.00
10/31/2021	$1,277,500.00
1/31/2022	$1,277,500.00
4/30/2022	$1,277,500.00
7/31/2022	$1,277,500.00
10/31/2022	$1,277,500.00
1/31/2023	$1,277,500.00
4/30/2023	$1,277,500.00
7/31/2023	$1,277,500.00

Date	Term Loan Principal Amortization Payment
10/31/2023	$1,277,500.00
1/31/2024	$1,277,500.00
4/30/2024	$1,277,500.00
7/31/2024	$1,277,500.00
10/31/2024	$1,277,500.00
1/31/2025	$1,277,500.00
4/30/2025	$1,277,500.00
Maturity Date of the Term Facility	Remaining Balance

provided, however, that the final principal repayment installment of each Class of Term Loans shall be repaid on the Maturity Date for such Class of Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

(b)          Incremental First Lien Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Incremental First Lien Lenders the aggregate principal amount of all Incremental First Lien Term Loans outstanding of each Incremental First Lien Term Loan Tranche in such installments as set forth in the Incremental First Lien Term Commitments Amendment with respect to such Incremental First Lien Term Loan Tranche (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.03 and 2.04, or be increased as a result of any increase in the amount of Incremental First Lien Term Loans of such Incremental First Lien Term Loan Tranche pursuant to Section 2.12 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth in the applicable Incremental First Lien Term Commitment Amendment for the Incremental First Lien Term Loans made as of the initial Incremental First Lien Term Commitments Effective Date with respect to such Incremental First Lien Term Loan Tranche).

2.06          Interest.

(a)          Subject to the provisions of Section 2.06(b), (i) each ~~Eurodollar Rate~~Term SOFR Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the greater of (x) the ~~Eurodollar Rate~~Adjusted Term SOFR for such Interest Period and (y) 0.00%, plus (B) the Applicable Rate for ~~Eurodollar Rate~~Term SOFR Loans that are Term Loans; and (ii) each Base Rate Loan that is a Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the greater of (x) 0.00% and (y) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans that are Term Loans.

(b)          The Borrower shall pay interest on the principal amount of all overdue First Lien Obligations hereunder (including, for the avoidance of doubt, following the occurrence of an Event of Default pursuant to Section 8.01(f)) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)          Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.07          Fees.

(a)          The Borrower shall pay to the Arrangers, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)          The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08          Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided, that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09          Evidence of Indebtedness.

(a)          The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the First Lien Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

(b)          Entries made in good faith by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to such Lender under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

2.10          Payments Generally; Administrative Agent’s Clawback.

(a)          General. Subject to Section 3.01, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, in each case, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York Time). The Administrative Agent will promptly distribute to each Lender its Pro Rata Share in respect of the Term Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of ~~Eurodollar Rate~~Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)         (i)         Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York Time) on the date of a Term Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Term Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Term Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (y) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Term Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Term Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)          Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.

(c)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)          Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Term Loan or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or to make its payment under Section 9.07.

(e)          Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(f)          Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(g)          Unallocated Funds. If the Administrative Agent receives funds for application to the First Lien Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Term Loans outstanding at such time, in repayment or prepayment of such of the outstanding Term Loans or other First Lien Obligations then owing to such Lender.

2.11          Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Term Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loans, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the First Lien Obligations purchased to the same extent as though the purchasing Lender were the original owner of the First Lien Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the prepayments pursuant to Section 2.03(a)(iii), or Section 2.03(b)(iii) (out of proceeds of the Specified Refinancing Debt), the implementation of the Incremental First Lien Term Commitments Amendment or to the assignments and participations described in Section 10.07.

2.12          Incremental First Lien Term Facilities.

(a)          Upon written notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Third Amendment Effective Date, the Borrower may request one or more additional tranches of term loans (each an “Incremental First Lien Term Commitment” and all of them, collectively, the “Incremental First Lien Term Commitments”); provided no Lender shall be required to participate in any Incremental First Lien Facility; and provided, further that after giving effect to any such addition, the aggregate amount of Incremental First Lien Term Commitments that have been added pursuant to this Section 2.12 (together with the aggregate amount of (i) Permitted Other First Lien Indebtedness incurred in lieu of the Incremental First Lien Term Facilities pursuant to clause (x) of the definition thereof, (ii) Incremental Second Lien Term Loans incurred pursuant to Section 2.12(a)(x) of the Second Lien Credit Agreement and (iii) Permitted Other Second Lien Indebtedness incurred pursuant to clause (x) of the definition thereof) shall not exceed (x) $100,000,000, plus (y) such additional amount that would not, after giving effect on a Pro Forma Basis to the incurrence thereof cause the First Lien Leverage Ratio (without netting the cash and Cash Equivalents constituting proceeds of the applicable Incremental First Lien Term Facilities) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available to exceed (I) 4.20:1.00 or (II) if the Incremental First Lien Term Facility is incurred to finance a Permitted Acquisition, the First Lien Leverage Ratio immediately preceding the incurrence of such Incremental First Lien Term Facility and consummation of such Permitted Acquisition, and any such addition shall be in an aggregate amount of not less than $20,000,000 or any whole multiple of $1,000,000 in excess thereof. The Borrower may incur Incremental First Lien Term Commitments pursuant to either clause (x) or clause (y) of the second proviso of the immediately preceding sentence and shall not be obligated to initially incur Incremental First Lien Term Commitments pursuant to clause (x) prior to incurring any Incremental First Lien Term Commitments pursuant to clause (y); provided, however, that to the extent the Borrower incurs Incremental First Lien Term Commitments on any Incremental First Lien Term Commitments Effective Date pursuant to clause (y), the Borrower may not in addition rely on clause (x) for the incurrence of such Incremental First Lien Term Commitments on such Incremental First Lien Term Commitments Effective Date. Any loans made in respect of any such Incremental First Lien Term Commitments (the “Incremental First Lien Term Loans”) may be made, at the option of the Borrower, by either (i) increasing the Term Commitments with the same terms (including pricing) as the existing Term Loans, in which case such Incremental First Lien Term Loans shall constitute Term Loans for all purposes hereunder and under the other Loan Documents or (ii) creating a new tranche of term loans (an “Incremental First Lien Term Loan Tranche”, and increases of the Term Commitments pursuant to the preceding sub-clauses (i) and (ii), each an “Incremental First Lien Term Facility”). The Incremental First Lien Term Facilities shall rank either pari passu or junior (as elected by the Borrower in its sole discretion) in right of payment and in respect of lien priority as to the Collateral with the outstanding Term Loans under the Term Facility or any other Incremental First Lien Term Facility. The proceeds of the Incremental First Lien Term Facilities shall be used for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) the Borrower and its Restricted Subsidiaries.

(b)          The Incremental First Lien Term Loans comprising each Incremental First Lien Term Loan Tranche:

(i)          shall have a maturity date that is not prior to the Latest Maturity Date of all Classes of Term Loans then in effect and will have a Weighted Average Life to Maturity that is not shorter than that of the Term Loans;

(ii)          shall share ratably (and may not share more than ratably) in any prepayments of the Term Facility (unless the Incremental First Lien Lenders with respect to such Incremental First Lien Term Loans agree to receive prepayments after the prepayments of the Term Facility or any other Incremental First Lien Term Loans);

(iii)          except as set forth in subsection (a) above and this subsection (b) with respect to prepayment events, maturity date, interest rate, yield, fees and original issue discounts and except with respect to the amortization schedule for the Incremental First Lien Term Loans and the permitted use of proceeds thereof, shall have terms substantially the same terms as (and in any event no more favorable than) the outstanding Term Loans (and to the extent materially differing from the terms of the outstanding Term Loans, shall be reasonably satisfactory to the Administrative Agent); provided that if the initial yield (as determined by the Administrative Agent as set forth below) on any Incremental First Lien Term Loan Tranche incurred on or prior to the date that is 12 months following the Third Amendment Effective Date exceeds by more than 75 basis points (the amount of such excess above 75 basis points being herein referred to as the “Yield Differential”) the yield then in effect for outstanding Term Loans (such yield, in the case of each of such Incremental First Lien Term Loan Tranche and the Term Loans, for purposes of this proviso being deemed to include all upfront or similar fees or original issue discount paid by the Borrower generally to the Lenders who provide such Incremental First Lien Term Loan Tranche or to the Lenders who provided the outstanding Term Loans in the primary syndication thereof based on an assumed four-year life to maturity), then the Applicable Rate then in effect for outstanding Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental First Lien Term Loans under the Incremental First Lien Term Loan Tranche.

For purposes of clause (iii) above, the initial yield on any Incremental First Lien Term Loan Tranche shall be determined by the Administrative Agent to be equal to the sum of (x) the interest rate margin for loans under the Incremental First Lien Term Loan Tranche that bear interest based on the ~~Eurodollar Rate~~Adjusted Term SOFR (for the avoidance of doubt, including the ~~Eurodollar Rate~~Adjusted Term SOFR and the margin or spread) and (y) if the Incremental First Lien Term Loan Tranche is originally advanced at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings or the Borrower for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental First Lien Term Loan Tranche, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of the Incremental First Lien Term Loan Tranche and (B) four); provided that for purposes of clause (x) above, if either the lowest permissible ~~Eurodollar Rate~~Adjusted Term SOFR or the lowest permissible Base Rate, in each case applicable to such Incremental First Lien Term Loan Tranche, is greater than 0.00%, the difference between such “floor” and 0.00% shall be equated to interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Term Facility shall be required, to the extent an increase in the interest rate floor in the existing Term Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Term Facility shall be increased to the extent of such differential between interest rate floors.

(c)          Each notice from the Borrower pursuant to this Section 2.12 shall set forth the requested amount and proposed terms of the Incremental First Lien Term Commitments. At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Incremental First Lien Term Loans (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity (but in no case (i) by any Loan Party, (ii) except in compliance with the proviso of Section 2.12(h) below, by an Affiliated Lender, (iii) by any Defaulting Lender or any of its Subsidiaries, (iv) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clause (iii), or (v) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental First Lien Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental First Lien Lender’s, as the case may be, making such Incremental First Lien Term Loans if such consent would be required under Section 10.07 for an assignment of Term Loans, to such Lender or Incremental First Lien Lender, as the case may be. No Lender shall be obligated to provide any Incremental First Lien Term Loans unless it so agrees. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Incremental First Lien Term Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Term Facility held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental First Lien Term Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Term Lenders pursuant to an accession agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d)          Incremental First Lien Term Commitments shall become Term Commitments under this Agreement pursuant to an amendment (an “Incremental First Lien Term Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender, as the case may be agreeing to provide such Term Commitment, if any, each Incremental First Lien Lender, if any, and the Administrative Agent. An Incremental First Lien Term Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

(e)          If any Incremental First Lien Term Commitments are added in accordance with this Section 2.12, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental First Lien Term Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such addition and the Incremental First Lien Term Commitments Effective Date.

(f)          The effectiveness of any Incremental First Lien Term Commitments Amendment shall, unless otherwise agreed to by the Administrative Agent, each Lender party thereto, if any, and the Incremental First Lien Lenders, if any, with respect to the conditions set forth in clauses (ii)(A) and (ii)(C) below as set forth in the last paragraph of this clause (f), be subject to the satisfaction on the date thereof of each of the following conditions:

(i)          the Administrative Agent shall have received on or prior to the Incremental First Lien Term Commitments Effective Date each of the following, each dated the applicable Incremental First Lien Term Commitments Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental First Lien Term Commitments Amendment; (B) certified copies of resolutions of each Loan Party approving the execution, delivery and performance of the Incremental First Lien Term Commitments Amendment and either certified copies of the Organization Documents of each Loan Party or a certification by a Responsible Officer of each Loan Party that there have been no changes to the Organization Documents of such Loan Party since the Closing Date; (C) to the extent requested by the Administrative Agent, a Mortgage modification or a new Mortgage with respect to each Mortgaged Property and the related documents, agreements and instruments (including legal opinions) set forth in Sections 6.12(a)(iii) and 6.12(a)(iv), which Mortgage modification, new Mortgage and related documents, agreements and instruments (including legal opinions) may, if agreed to by the Administrative Agent in its sole discretion, be delivered within sixty (60) days of the date of effectiveness of the applicable Incremental First Lien Term Commitments Amendment (or such longer period as agreed to by the Administrative Agent in its sole discretion); and (D) a favorable opinion of counsel for the Loan Parties dated the Incremental First Lien Term Commitments Effective Date, to the extent requested by the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(ii)          (A) the conditions precedent set forth in Section 4.02 shall have been satisfied both before and after giving effect to such Incremental First Lien Term Commitments Amendment and the additional credit extensions provided thereby, (B) such increase shall be made on the terms and conditions provided for above, and (C) both at the time of any request for Incremental First Lien Term Commitments and upon the effectiveness of any Incremental First Lien Term Commitments Amendment, no Default or Event of Default shall exist and at the time that any such Incremental Loan is made (and after giving effect thereto) no Default or Event of Default shall exist; and

(iii)          there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental First Lien Term Commitments Amendment on the related Incremental First Lien Term Commitments Effective Date), as applicable, all fees and, to the extent required by Section 10.04, expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental First Lien Term Commitments Effective Date.

If the proceeds of any Incremental First Lien Term Facility will be used to consummate a Permitted Acquisition and the terms of the definitive acquisition agreement (the “Subject Acquisition Agreement”) in respect thereof so require, (x) the condition that, at the time of any request for Incremental First Lien Term Commitments and upon the effectiveness of any Incremental First Lien Term Commitments Amendment and at the time that any such Incremental Loan is made (and after giving effect thereto), no Default or Event of Default shall exist and (y) the condition that the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) at the time that any such Incremental Loan is made (and after giving effect thereto), may in each case of the foregoing clauses (x) and (y) be waived by the lenders under such Incremental First Lien Term Facility without the consent of any other Lenders.

(g)          On each Incremental First Lien Term Commitments Effective Date, each Lender or Eligible Assignee which is providing an Incremental First Lien Term Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have an Incremental First Lien Term Commitment which shall become a “Term Commitment” hereunder and (iii) in the case of an Incremental First Lien Term Commitment, shall make an Incremental First Lien Term Loan to the Borrower in a principal amount equal to such Incremental First Lien Term Commitment, and such Incremental First Lien Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents (except that the interest rate applicable to any Incremental First Lien Term Loan under an Incremental First Lien Term Loan Tranche may be higher or lower).

(h)          This Section 2.12 shall supersede any provision of Section 2.11 or Section 10.01 to the contrary; provided that, notwithstanding the foregoing, any Affiliated Lender providing any Incremental First Lien Term Commitments or Incremental First Lien Term Loans pursuant to this Section 2.12 shall be subject to the restrictions with respect to Affiliated Lenders set forth in clauses (i) and (j) of Section 10.07.

2.13          Defaulting Lenders. (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” in Section 1.01 and in Section 10.01; and

(ii)          any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Term Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the Term Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)          If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.14          Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Article III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01          Taxes.

(a)          Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that, if any Indemnified Taxes or Other Taxes are required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to be deducted from such payments, then (i) the sum payable by the Borrower or such Loan Party shall be increased as necessary so that after all required deductions of Indemnified Taxes or Other Taxes (including any such deductions applicable to additional sums payable under this Section 3.01) each Agent and Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 10.07, which assignment is not at the request of the Borrower pursuant to Section 3.07.

(c)          The Loan Parties shall, jointly and severally, indemnify each Agent and Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Agent or Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document and any Other Taxes paid or payable by such Agent or Lender (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered to the Borrower by a Lender or Agent, or by the Administrative Agent on behalf of itself or a Lender or Agent, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (without interest, other than any interest paid by the relevant taxation authority with respect to such refund) to the Borrower (but only to the extent of indemnity payments made or additional amounts paid under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party (plus any penalties, interest or other charges imposed by the relevant taxation authority) in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided, that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this Section 3.01(e), in no event will any Lender or Agent be required to pay any amount to the Borrower pursuant to this Section 3.01(e) the payment of which would place such Lender or Agent in a less favorable net after-tax position than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect thereto had never been paid. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit or oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f)          Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts due under this Section 3.01, which may include the designation of another Lending Office for any Term Loan affected by such event; provided, that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(f) shall affect or postpone any of the First Lien Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c).

(g)          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Each Foreign Lender shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of (i) IRS Form W-8BEN or W-8BEN-E (or the applicable successor form) certifying exemption from or a reduction in the rate of United States federal withholding tax under an applicable treaty to which the United States is a party, (ii) IRS Form W-8ECI (or successor form) certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, (iii) IRS Form W-8EXP or W-8IMY (or successor form), together with required attachments, certifying exemption from or reduction in the rate of United States federal withholding tax, or (iv) in the case of a Foreign Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” IRS Form W-8BEN or W-8BEN-E (or the applicable successor form) together with a statement substantially in the form of Exhibit N. Each Foreign Lender shall, to the extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. In addition, each Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form (or any other form of certification adopted by the United States taxing authorities for such purpose). Solely for purposes of this Section 3.01(g), the term “Foreign Lender” shall include any Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(iii)          Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h)          Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally able to do so, furnish to the Borrower and the Administrative Agent, on or prior to the date it becomes a party to this Agreement, two accurate and complete originally executed copies of IRS Form W-9 (or successor form) establishing that such Lender or Agent is not subject to United States backup withholding tax.

(i)          If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(i), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(j)          Each party’s obligations under this Section 3.01 shall survive the termination of the Aggregate Commitments, repayment of all other First Lien Obligations hereunder and the resignation of the Administrative Agent. For purposes of this Section 3.01 and Section 9.01, the term “applicable law” includes FATCA.

3.02          Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR, or to determine or charge interest rates based upon SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurodollar Rate~~Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurodollar Rate~~Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the ~~Eurodollar~~Term SOFR Reference Rate, Term SOFR or the Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

3.03          Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a ~~Eurodollar Rate~~Term SOFR Loan or a conversion to or continuation of any of the foregoing that (a) ~~deposits are not being offered to banks in the European interbank market, the London interbank Eurodollar market or other offshore interbank market for Dollars for the applicable amount and Interest Period of such Eurodollar Rate Loan~~[reserved], (b) adequate and reasonable means do not exist for determining the ~~Eurodollar Rate~~Adjusted Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (c) the ~~Eurodollar Rate~~Adjusted Term SOFR for any requested Interest Period with respect to a proposed ~~Eurodollar Rate~~Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the Base Rate, the utilization of the ~~Eurodollar Rate~~Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Term Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~Term SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Term Borrowing of Base Rate Loans in the amount specified therein~~.~~ and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.09, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate for Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

3.04          Increased Cost and Reduced Return; Capital Adequacy.

(a)          If any Lender determines that as a result of the introduction of or any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term Loan the interest on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR (or, in the case of any Change in Law with respect to Taxes, any Term Loan), or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document and Other Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes (other than clause (a)(ii) of the definition of Excluded Taxes), (iii) Connection Income Taxes, and (iv) ~~reserve requirements reflected in the Eurodollar Rate~~[reserved]), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)          If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of, or increasing the liquidity required to be maintained by, such Lender or any holding company of such Lender, if any, as a consequence of this Agreement and the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction or increase suffered.

(c)          The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05          Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any assignment pursuant to Section 3.07, continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained.

~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Term Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for Dollars in a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.~~

3.06          Matters Applicable to All Requests for Compensation

(a)          A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)          With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another ~~Eurodollar Rate~~Term SOFR Loans, or to convert Base Rate Loans into ~~Eurodollar Rate~~Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)          If the obligation of any Lender to make or continue from one Interest Period to another any ~~Eurodollar Rate~~Term SOFR Loan, or to convert Base Rate Loans into ~~Eurodollar Rate~~Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s ~~Eurodollar Rate~~Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurodollar Rate~~Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)          to the extent that such Lender’s ~~Eurodollar Rate~~Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurodollar Rate~~Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)          all Term Loans that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurodollar Rate~~Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurodollar Rate~~Term SOFR Loans shall remain as Base Rate Loans.

(d)          If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s ~~Eurodollar Rate~~Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurodollar Rate~~Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurodollar Rate~~Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Term Loans held by the Lenders holding ~~Eurodollar Rate~~Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Term Commitments.

3.07          Replacement of Lenders under Certain Circumstances

(a)          If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make ~~Eurodollar Rate~~Term SOFR Loans as a result of any condition described in Section 3.02 or 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07) or (iv) any Lender is an Ineligible Assignee, then the Borrower may, at its sole expense and effort, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender (or such lesser time as may be agreed by the Administrative Agent), replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person, (B) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans (or, in the case of the preceding clause (iv), the lesser of (x) the purchase price paid by such Ineligible Assignee for its Term Loans and (y) the outstanding principal thereof), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.03 (if applicable) and 3.05) in accordance with the Assignment and Assumption with respect to such assignment, (C) such assignment does not conflict with applicable Law and (D) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(b)          Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Term Loans, and (ii) deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent. If such replaced Lender fails to execute and deliver such Assignment and Assumption within three Business Days after the receipt of notice referred to in the foregoing clause (a), the Administrative Agent is hereby authorized to execute such Assignment and Assumption instead of such replaced Lender (and each Lender, by its becoming a Lender hereunder is deemed to have granted to the Administrative Agent an irrevocable proxy, which proxy shall be deemed to be coupled with interest, to execute and deliver the Assignment and Assumption, as provided in this Section). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s outstanding Term Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Term Loans so assigned shall be paid in full to such assigning Lender in accordance with such Assignment and Assumption concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Term Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)          Notwithstanding anything to the contrary contained above, the Lender that acts as (or whose Affiliate acts as) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)          In the event that (i) the Borrower has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Term Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

3.08          [Reserved].

3.09          ~~LIBOR~~Benchmark Replacement Notwithstanding anything to the contrary herein or in any other Loan Document:

~~(a) Replacing Eurodollar Base Rate. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of Eurodollar Base Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month Eurodollar Base Rate tenor settings. On the earlier of (i) the date that all Available Tenors of Eurodollar Base Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is Eurodollar Base Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

(a)          [Reserved].

(b)          Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representatives will not be restored, the Borrower may revoke any request for a conversion to or continuation of Loans to be converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a conversion to Base Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(c)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)          Notices; Standards for Decisions and Determination. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.09.

(e)          Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or Eurodollar Base Rate~~), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

3.10          ~~Rates; LIBOR Notification~~[Reserved]~~. The interest rate on Eurodollar Rate Loans is determined by reference to the LIBOR Screen Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the IBA for purposes of the IBA setting the London interbank offered rate. On March 5, 2021, the IBA stated that as a result of its not having access to input data necessary to calculate LIBOR settings on a representative basis beyond the intended cessation dates set forth in the table below, it would have to cease publication of all 35 LIBOR settings immediately after such dates:~~

~~LIBOR Currency~~	~~LIBOR Settings~~	~~Date~~
~~USD~~	~~1-week, 2-month~~	~~December 31, 2021~~
~~USD~~	~~All other settings (i.e., Overnight/Spot Next, 1-month, 3-month, 6-month and 12-month)~~	~~June 30, 2023~~
~~GBP, EUR, CHF, JPY~~	~~All settings~~	~~December 31, 2021~~

~~The IBA did not identify any successor administrator in its announcement. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 3.09 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower Representative, pursuant to Section 3.09, of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.09, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.09, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~

3.11          Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other First Lien Obligations hereunder and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01          Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)          The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(i)          executed counterparts of this Agreement, a Guaranty from each Guarantor (subject to the last paragraph of this Section 4.01) and the Intercompany Note, as applicable;

(ii)          a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)          the Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01):

(A)          certificates (including original share certificates and/or original certificates of title) representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)          copies of financing statements, filed or duly prepared for filing under, the Uniform Commercial Code in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, and

(C)          evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)          the Intellectual Property Security Agreement, duly executed by each Loan Party, together with (subject to the last paragraph of this Section 4.01) evidence that all action that the Collateral Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

(v)          (i) the Term Intercreditor Agreement, duly executed by the Loan Parties, the Collateral Agent and the Second Lien Collateral Agent and (ii) the ABL/Term Intercreditor Agreement, duly executed by the Loan Parties, the Collateral Agent, the ABL Collateral Agent and the Second Lien Collateral Agent;

(vi)          such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or the Collateral Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(vii)          such documents and certifications (including, without limitation, Organization Documents and good standing certificates) as the Administrative Agent or the Collateral Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and the Guarantors is validly existing, in good standing (where such concept is applicable) and qualified to engage in business (as applicable) in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(viii)          an opinion of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, and (ii) each local counsel listed on Schedule 4.01(a)(viii), in each case addressed to each Agent and each Lender, as to the matters set forth in Exhibit I;

(ix)          a customary certificate, substantially in the form of Exhibit J, from the chief financial officer of Holdings, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent;

(x)          (a) consolidated audited financial statements (consisting of consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity) of the Target as of April 30, 2012 and April 30, 2013, (b) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for the six (6) months’ period ended October 31, 2013, (c) consolidated unaudited financial statements (consisting of consolidated balance sheets, consolidated statements of operations and consolidated statements of stockholders’ equity) of the Target as of and for each fiscal quarter (and the corresponding portion of the fiscal year and the preceding fiscal year) ending after October 31, 2013 and at least 45 days prior to the Closing Date (if such period is a fiscal quarter) or at least 60 days prior to the Closing Date (if such period is a fiscal year) and (d) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Target as of and for the four quarter period for which financial statements have been delivered pursuant to the preceding clauses (b) or (c), prepared by the Sponsor after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of operations), in each case of the foregoing clauses (a), (b), (c) and (d) prepared in accordance with GAAP.

(xi)          a Committed Loan Notice relating to the initial Credit Extension;

(xii)          a certificate, dated as of the Closing Date, duly executed by of a Responsible Officer of Holdings certifying that the conditions precedent set forth in Sections 4.01(d), 4.01(e), 4.01(i) and 4.01(j) have been satisfied as of the Closing Date;

(xiii)          evidence that the Second Lien Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the Second Lien Credit Agreement) will occur on the Closing Date; and

(xiv)          evidence that the ABL Loan Documents shall have been executed and delivered by all of the Persons stated to be party thereto in their respective forms then most recently delivered to the Administrative Agent, and evidence that the “Closing Date” (as defined in the ABL Facility) will occur on the Closing Date.

(b)          Holdings and the Borrower shall have received the Equity Contribution and Other Equity in the manner and amount described in the definition of the “Transactions”.

(c)          On the Closing Date, after giving effect to the Transactions, neither Holdings nor the Borrower nor any of their Subsidiaries shall have any outstanding Indebtedness for borrowed money other than the Term Facility, Second Lien Loans in an aggregate principal amount of $160,000,000, loans under the ABL Facility, and Permitted Surviving Debt.

(d)          The Acquisition shall be consummated pursuant to the Acquisition Agreement, substantially concurrently with the initial funding of the Term Facility, without giving effect to any amendments thereto, waivers thereof or consents with respect thereto that are materially adverse to the Lenders in their capacity as Lenders, without the consent of each Initial Lender, such consent not to be unreasonably withheld or delayed.

(e)          (a) Between November 30, 2013 and February 11, 2014, there shall not have occurred a Closing Material Adverse Effect and (b) between February 11, 2014 and the Closing Date, no fact, event or circumstance shall have occurred or arisen that, individually or in combination with any other fact, event or circumstance, has had or could reasonably be expected to have a Closing Material Adverse Effect.

(f)          The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.

(g)          All fees and expenses required to be paid on the Closing Date shall have been paid in full in cash from the proceeds of the initial funding under the Term Facility.

(h)          All actions necessary to establish that the Collateral Agent will have a perfected (with the priority required by the Intercreditor Agreements) security interest (subject to liens permitted by Section 7.01) in the Collateral shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date pursuant to the last paragraph of this Section 4.01.

(i)          The representations made by or with respect to the Target, its subsidiaries and their respective businesses in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement, shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(j)          The Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any such representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any such representation or warranty qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

(k)          The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except, in the case of assets other than Pledged Interests, for Liens permitted under Section 7.01.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything herein to the contrary, it is understood that (x) to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) customary Uniform Commercial Code Lien searches with respect to Holdings, the Borrower and the Subsidiary Guarantors, in each case, in its jurisdiction of organization, (ii) execution and delivery of a customary personal property security agreement, (iii) the perfection of Liens on Collateral that may be perfected by the filing of financing statements under the Uniform Commercial Code or by intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office and (iv) the pledge and perfection of security interests in the capital stock or other Equity Interests of the Borrower and its Restricted Subsidiaries with respect to which a Lien may be perfected by the delivery of a stock or equivalent certificate) after Holdings’ and the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or Collateral shall not constitute a condition precedent to the availability of the Term Facility on the Closing Date, but instead shall be required to be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Collateral Agent pursuant to arrangements to be mutually agreed between the Collateral Agent and the Borrower and (y) to the extent any Guarantee of any Subsidiary Guarantor cannot be provided as a condition precedent to the availability of the Term Facility on the Closing Date because the directors or managers of such Subsidiary Guarantor have not authorized such Guarantee and the election of new directors or managers to authorize such Guarantee has not taken place prior to the funding of the Term Facility (such Guarantee, a “Duly Authorized Guarantee”), such election shall take place and such Duly Authorized Guarantee shall be provided no later than 5:00 p.m., New York Time, on the Closing Date (it being understood that, notwithstanding the foregoing, the execution of all such Guarantees shall be a condition to the availability of the Term Facility on the Closing Date; provided, however, that the release of such executed Guarantees shall not be a condition to the availability of the Term Facility on the Closing Date).

4.02          Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than on the Closing Date and other than a Committed Loan Notice requesting only a conversion of Term Loans to the other Type, or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) is subject to the following conditions precedent:

(a)          The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Sections 5.05(b) and (c) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)          No Default or Event of Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds therefrom.

(c)          The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Term Loans to the other Type or a continuation of ~~Eurodollar Rate~~Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:

5.01          Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite valid and subsisting governmental licenses, authorizations, consents and approvals (“Permits”) to operate its business as currently conducted; except in each case referred to in clause (b)(i) (other than with respect to the Borrower), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. There are no actions, claims or proceedings pending or to the best of the Borrower’s or any Guarantor’s knowledge, threatened in writing that seek the revocation, cancellation, suspension or modification of any of the Permits where any of the same could reasonably be expected to have a Material Adverse Effect.

5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, except on the Closing Date as set forth in clause (y) of the last paragraph of Section 4.01, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (i) the Second Lien Credit Agreement (or any Specified Second Lien Refinancing Debt), (ii) the ABL Facility, (iii) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (iv) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment referred to in clause (b)(ii) and (b)(iii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

5.03          Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by an Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

5.04          Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.05          Financial Statements; No Material Adverse Effect.

(a)          The consolidated audited financial statements of the Target as of April 30, 2013, consisting of the consolidated balance sheets, consolidated statements of operations, consolidated cash flow statements and consolidated statements of stockholders’ equity, for the year then ended have been prepared in accordance with GAAP on a consistent basis throughout the indicated period (except as may be indicated in the footnotes thereto). During the period from April 30, 2013 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Target of any material part of the business or property of the Target and (ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Target, which is not reflected in the foregoing combined financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date. The financial statements delivered pursuant to Section 4.01(a)(x) fairly present in all material respects the consolidated financial condition and results of operation of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(b)          The unaudited consolidated financial statements described in clause (b) of Section 4.01(a)(x) and, commencing with the financial statements required to be delivered with respect to the fiscal quarter ended on or about January 31, 2014, the unaudited interim consolidated financial statements of the Target (i) were prepared in accordance with GAAP on a consistent basis throughout the indicated period, subject to normal and recurring year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the consolidated financial condition and results of operations of the Target, taken as a whole, at the dates and for the relevant periods indicated.

(c)          Since April 30, 2013, there has been no change, event, occurrence, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)          The forecasted financial information of the Target delivered to the Lenders pursuant to Section 4.01 or 6.01 was prepared in good faith using assumptions based on information sourced from the financial records of the Target for the periods stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery and at the time of preparation of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

5.06          Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of Holdings or any of its Restricted Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transactions, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07          No Default. Neither Holdings nor any Restricted Subsidiary of Holdings is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08          Ownership of Property; Liens.

(a)          Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to (or legal and beneficial title to, as applicable in the relevant jurisdiction), or valid leasehold interests in, all real property (including leased real property) necessary in the ordinary conduct of its business, free and clear of all Liens except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and for Permitted Encumbrances and, in the case of leased real property, encumbrances which encumber the fee estate and do not result from a violation by the Loan Party or Restricted Subsidiary in question of the terms of its lease.

(b)          Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all Material Real Property owned by any Loan Party or any of its Restricted Subsidiaries, as of the Third Amendment Effective Date, showing as of the Third Amendment Effective Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

5.09          Environmental Matters.

Except as disclosed in Schedule 5.09 or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)          There are no pending or, to the knowledge of the Borrower, threatened claims against Holdings or any of its Subsidiaries alleging either potential liability under, or responsibility for violation of, any Environmental Law or alleging potential liability with respect to any Hazardous Material, and to the knowledge of the Borrower, (i) there are no pending investigations by any Governmental Authority regarding any such potential claims and (ii) no facts or circumstances exist that would likely be the basis for any such claim.

(b)          (i) Neither Holdings nor any of its Subsidiaries has generated, used, stored, treated, transported, or caused any Environmental Release of, Hazardous Materials at or to any location and (ii) none of the real properties currently owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of the Borrower, the real properties formerly owned, leased or operated by Holdings or any of its Subsidiaries, contain any Hazardous Materials that, in the case of either (i) or (ii) above, are in amounts or concentrations or in a manner which (x) constitute a violation by Holdings or any of its Subsidiaries of, (y) require any investigation, remediation or response action under, or (z) are reasonably likely to give rise to liability against Holdings or any of its Subsidiaries under, Environmental Laws.

(c)          Neither Holdings nor any of its Subsidiaries is undertaking or, to the knowledge of the Borrower, is obliged to undertake, either individually or together with other potentially responsible parties, any investigation, remediation, or response action relating to any actual or threatened Environmental Release of Hazardous Materials at any site.

5.10          Taxes. Holdings and its Subsidiaries have filed all Federal ~~and~~, state, provincial and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

5.11          ERISA/Canadian Pension Plan Compliance.

(a)          Each Company Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received, or is entitled to rely upon, a favorable determination letter from the Internal Revenue Service or an opinion of counsel to the effect that the form of such Company Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower and Holdings, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)          There are no pending or, to the knowledge of the Borrower and Holdings, threatened claims, actions or lawsuits, or action by any governing body or Governmental Authority, with respect to any Company Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Company Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate such Pension Plan, except with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)          Neither any Loan Party nor, to the knowledge of the Borrower, any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than on the Third Amendment Effective Date, those listed on Schedule 5.11(d) hereto.

(e)          No Canadian Loan Party administers or contributes to any Canadian Defined Benefit Pension Plan. No Canadian Pension Event has occurred and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in a Canadian Pension Event with respect to any Canadian Pension Plan. Each Canadian Pension Plan is in compliance in all material respects with the provisions of applicable Canadian federal or provincial Law with respect to pension benefits standards, the Income Tax Act (Canada) and other applicable Laws.

5.12          Subsidiaries; Equity Interests. As of the Third Amendment Effective Date, each Loan Party has no Subsidiaries and is not engaged in any Joint Venture or partnership other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or any Lien permitted under Sections 7.01(bb), 7.01(ee) or 7.01(ff).

5.13          Margin Regulations; Investment Company Act.

(a)          The Borrower is not engaged and will not engage in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Term Borrowings will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b)          None of Holdings, the Borrower, any Person Controlling Holdings, or any other Subsidiary of Holdings is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Neither the making of any Term Loan, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

5.14          Disclosure. Holdings has disclosed to the Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of delivery of such information to any Agent or Lender; it being understood that such projections may vary from actual results and that such variances may be material.

5.15          Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16          Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Loan Party and each of their Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, trade dress, domain names, copyrights, patents, patent applications, design, design applications, franchises, licenses, trade secrets, know-how and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses. Set forth on Schedule 5.16 is a complete and accurate list of all registrations or applications for registration of any IP Rights owned or exclusively licensed by a Loan Party or any of its Subsidiaries as of the Third Amendment Effective Date. To the knowledge of Holdings and the Borrower, (i) the conduct of the business of the Loan Parties and their Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any rights held by any other Person, and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed or sold, or now contemplated to be employed or sold, by any Loan Party or any Subsidiary infringes upon, misappropriates, dilutes or otherwise violates any rights held by any other Person except in each case for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, no Person is infringing, misappropriating, diluting or otherwise violating any IP Rights that are material to the operation of the business of the Loan Parties or any of their Subsidiaries.

5.17          Solvency. Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

5.18          Labor Matters. Other than mandatory national, provincial or industry-wide collective bargaining arrangements, there are no collective bargaining agreements or Multiemployer Plans, other than those listed on Schedule 5.18, covering the employees of Holdings or any of its Subsidiaries as of the Third Amendment Effective Date and neither Holdings nor any Subsidiary has suffered any strikes, walkouts, slowdowns, lockouts, work stoppages or other material labor difficulty within the last five years. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them before the National Labor Relations Board (or any foreign equivalent thereof) and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the Borrower, threatened against any of them and (b) to the knowledge of Holdings and the Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the knowledge of Holdings and the Borrower, no union organization activity that is taking place.

5.19          Perfection, Etc. Subject to the last paragraph of Section 4.01, all filings and other actions necessary or desirable to create, perfect and protect the Lien in the Collateral of the Collateral Agent, for the benefit of the Secured Parties, securing the Secured Obligations created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected Lien in the Collateral with the priority specified in the Intercreditor Agreements, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

5.20          OFAC and PATRIOT Act Compliance. To the extent applicable, Holdings, each member of the Restricted Group and each Unrestricted Subsidiary is in compliance, in all respects, with (i) the Trading with the Enemy Act, the International Emergency Economic Powers Act, each as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

5.21          Anti-Corruption Compliance. Each Loan Party is in compliance in all material respects with all applicable anti-corruption Laws, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and maintains (whether internally or administered through the Seller, as the case may be) policies and procedures designed to ensure that each Loan Party will continue to be in compliance in all material respects with all applicable anti-corruption Laws. No part of the proceeds of the Term Loans has been or will be used, directly or indirectly, by any Loan Party for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption Law.

5.22          OFAC. No Loan Party (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities or (c) derives revenue from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. The proceeds of any Term Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5.23          Designation as Senior Debt. The First Lien Obligations constitute “Designated Senior Debt”, or any similar term under and as defined in the agreements relating to any Indebtedness of the Borrower or any Guarantor, including any subordinated Indebtedness, which contains such designation.

5.24          Tax Reporting Compliance. The Borrower does not intend to treat the Term Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event that the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Term Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112 1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

Article VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder or any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

6.01          Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)          as soon as available, but in any event within ninety (90) days (or one hundred twenty (120) days in the case of the fiscal years ending on April 30, 2014 and April 30, 2015, respectively) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Pricewaterhouse Coopers LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under the credit facilities provided for herein that is scheduled to occur within one year from the time such opinion is delivered or (B) any potential inability to satisfy any financial covenants set forth in any agreement, document or instrument governing or evidencing Indebtedness on a future date or in a future period), together with a Narrative Report with respect thereto;

(b)          as soon as available, but in any event (x) for each of the first three fiscal quarters ended after the Closing Date (commencing with the fiscal quarter ending July 31, 2014) within sixty (60) days and (y) thereafter, within forty-five (45) days, in each case, after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP subject only to normal year-end audit adjustments and the absence of footnotes, together with a Narrative Report with respect thereto; and

(c)          as soon as available, but in any event no later than forty-five (45) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, statements of operations and statements of cash flow of the Borrower and its Subsidiaries on a quarterly basis for the fiscal year following such fiscal year then ended.

To the extent Holdings designates any of its Subsidiaries as an Unrestricted Subsidiary, the financial statements referred to in this Section 6.01 shall be accompanied by reconciliation statements eliminating the financial information pertaining to such Unrestricted Subsidiary or Unrestricted Subsidiaries.

6.02          Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)          concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)          promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)          promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of any Indebtedness of any Loan Party or of any of its Subsidiaries in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d)          promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(e)          reasonably promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law or otherwise relating to any Hazardous Material against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(f)          together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) a report supplementing Schedule 5.16 (in connection with the delivery of the annual financial statements only) and Schedule 5.08(b) hereto, including, in the case of supplements to Schedule 5.08(b), an identification of all Material Real Property disposed of by any Loan Party since the delivery of the last supplements and a list and description of all Material Real Property acquired since the delivery of the last supplements (including the street (if available), county or other relevant jurisdiction, state, and the record owner and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.03(b);

(g)          copies of any notice of default under, and any material amendment, supplement, waiver or other modification of, the ABL Facility or the Second Lien Credit Agreement;

(h)          promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them; and

(i)          promptly, such additional information regarding the business, legal, financial or corporate affairs or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Collateral Agent materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”; all other Lenders, “Private Lenders”) may have personnel who do not wish to receive material non-public information with respect to the Borrower and the Target and their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Each of Holdings and the Borrower hereby (i) acknowledges and agrees that no Borrower Material delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) shall contain any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws and (ii) authorizes the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders to treat all Borrower Materials delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(a) as not containing any material non-public information with respect to Holdings, the Borrower, its Subsidiaries and their respective securities for purposes of United States Federal and state securities laws and as suitable for distribution to Public Lenders.

6.03          Notices. Promptly notify the Administrative Agent and each Lender:

(a)          of the occurrence of any Default or Event of Default;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or otherwise relating to any Hazardous Material or in respect of IP Rights, or (iv) the occurrence of any ERISA Event or Canadian Pension Event;

(c)          of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

(d)          of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.03(b)(iii).

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04          Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

6.05          Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing in each jurisdiction in which such qualification is required), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered or issued IP Rights to the extent appropriate consistent with its reasonable business judgment.

6.06          Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

6.07          Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of established reputation engaged in the same or similar businesses as the Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ (ten (10) days’ in the case of cancellation for non-payment) prior written notice to the Administrative Agent of termination, lapse or cancellation of any such insurance.

6.08          Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and Permits and duly observe all requirements of any foreign, Federal, state or local Governmental Authority, in each case, applicable to it or to its business or property, except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09          Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10          Inspection Rights. Permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Collateral Agent on behalf of the Administrative Agent and the Lenders may exercise rights under this Section 6.10 and the Collateral Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists the Administrative Agent, the Collateral Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. The Administrative Agent, the Collateral Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

6.11          Use of Proceeds. Use the proceeds of the Term Borrowing (w) on the Closing Date solely to finance the Acquisition and the Refinancing and to pay Transaction Costs in connection therewith, (x) on the New Incremental First Lien Term Commitments Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the New Incremental First Lien Term Commitments Amendment) on the New Incremental First Lien Term Commitments Effective Date, (B) promptly after receipt of the proceeds of the New Incremental First Lien Term Loans (as defined in the New Incremental First Lien Term Commitments Amendment), but in no event later than October 3, 2016, to repay a portion of the ABL Loans outstanding on the date of such repayment and (C) to pay fees and expenses incurred in connection with the New Incremental First Lien Term Commitments Amendment and (D) thereafter, for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries, (y) on the Second Amendment Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the Second Amendment) on the Second Amendment Effective Date, (B) promptly after receipt of the proceeds of the 2017 Incremental First Lien Term Loans (as defined in the Second Amendment), but in no event later than June 8, 2017, to repay a portion of the ABL Loans outstanding on the date of such repayment and (C) to pay fees and expenses incurred in connection with the Second Amendment and (D) thereafter, for working capital, capital expenditures and other general corporate purposes (including any actions permitted by Article VII, including permitted Restricted Payments) of the Borrower and its Restricted Subsidiaries, (z) on the Third Amendment Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the Third Amendment) on the Third Amendment Effective Date, (B) to finance the Transactions (as defined in the Third Amendment) and (C) to pay fees, premiums and expenses in connection therewith (including upfront fees and original issue discount) and (z) on the Fourth Amendment Effective Date, (A) immediately upon receipt of such proceeds by the Borrower, to prepay in full the aggregate principal amount of all Existing Term Loans (as defined in the Fourth Amendment) on the Fourth Amendment Effective Date, (B) to finance the Transactions (as defined in the Fourth Amendment) and (C) to pay fees, premiums and expenses in connection therewith (including upfront fees and original issue discount).

6.12          Covenant to Guarantee Obligations and Give Security.

(a)          Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary other than an Excluded Subsidiary by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), or upon the acquisition of any personal property (other than “Excluded Property,” as defined in the Security Agreement) or any Material Real Property by any Loan Party, which real or personal property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower’s expense:

(i)          in connection with the formation or acquisition of a Restricted Subsidiary, within ten (10) days after such formation or acquisition or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not an Excluded Subsidiary, to duly execute and deliver to the Administrative Agent and the Collateral Agent a Subsidiary Guaranty or Subsidiary Guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, Guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered) deliver certificates representing the Equity Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Collateral Agent, together with supplements to the Security Agreement (and, if applicable, supplements to the other Collateral Documents) with respect to the pledge of any Equity Interests or Indebtedness and any additional assets of such Restricted Subsidiary in accordance with the Security Agreement, Intellectual Property Security Agreement and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and the other Collateral Documents), securing payment of all the First Lien Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(ii)          within ten (10) days after such formation or acquisition, or such longer period, not to exceed an additional forty-five (45) days, as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent and the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(iii)          within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent Mortgages (with respect to Material Real Properties only) and other agreements, documents and instruments as specified by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Security Agreement and Mortgages), securing payment of all the First Lien Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties;

(iv)          within thirty (30) days (or sixty (60) days with respect to Mortgages) after such formation or acquisition, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Restricted Subsidiary that is not an Excluded Subsidiary to take, whatever additional action (including, without limitation, the recording of Mortgages (with respect to Material Real Properties only), the filing of Uniform Commercial Code financing statements and PPSA filings, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens (to the extent required by the Collateral Documents) on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v)          as promptly as practicable (but in any event no later than sixty (60) days or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion) after the request of the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property owned in fee by a Loan Party that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the Material Real Properties covered thereby), American Land Title Association/American Congress on Surveying and Mapping form surveys and environmental assessment reports in each case in scope, form and substance reasonably satisfactory to the Administrative Agent, and favorable opinions of local counsel to the Loan Parties in states in which the applicable Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)          at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent or the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such Guaranties, Mortgages, Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other Collateral Documents.

(b)          Notwithstanding the foregoing, the Collateral Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

(c)          For the avoidance of doubt, changes in organization of a Loan Party or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not constitute a formation or acquisition of a Restricted Subsidiary; provided that within ten (10) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) such converted entity shall deliver such instruments and documents (including Uniform Commercial Code financing statements and affirmation of its obligations under the Loan Documents and PPSA filings) and take all such other action as the Administrative Agent or the Collateral Agent may deem necessary or desirable in preserving the continuing validity and perfection of the Collateral Agent’s Lien on the Collateral owned by (or, in the case of Equity Interests of such Person included in the Collateral, issued by) such Person.

(d)          No later than five (5) days prior to the date on which a Mortgage with respect to a Material Real Property is executed and delivered pursuant to this Agreement, (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvements to the applicable improved property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification to the Borrower (“Borrower Notice”), (C) the Borrower’s written acknowledgment of receipt of Borrower Notice from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program (“NFIP”) and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Mortgaged Property is located, a copy of the flood insurance policy, copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Secured Parties (any of the foregoing being “Evidence of Flood Insurance”).

6.13          Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) comply, and make all reasonable efforts to cause all lessees operating or occupying its owned, leased or operated properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and owned, leased or operated properties; and (c) conduct any investigation, remediation or other response action necessary to address any Environmental Release of Hazardous Materials at any of its owned, leased or operated properties, to the extent required by, and in accordance with, applicable Environmental Laws.

6.14          Further Assurances, Post Closing Obligations.

(a)          Promptly upon request by the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(b)          By the date that is ninety (90) days after the Closing Date, as such time period may be extended, by not more than an additional thirty (30) days, in the Administrative Agent’s reasonable discretion, the Borrower shall, and shall cause each Restricted Subsidiary to, deliver to the Administrative Agent, unless otherwise agreed by the Administrative Agent, the following:

(i)          a Mortgage with respect to each Initial Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii)          fully paid American Land Title Association Lender’s Extended Coverage customary title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements (including zoning endorsements) and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens) and such customary coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable; provided, with respect to any property located in a state in which a zoning endorsement is either not available or is available but only at a premium that is excessive or requires a legal opinion, a customary zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resources Corporation, in each case reasonably satisfactory to the Administrative Agent, may be delivered in lieu of a zoning endorsement;

(iii)          American Land Title Association/American Congress on Surveying and Mapping form surveys for each of the Mortgaged Properties, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the initial Credit Extension, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the states in which the applicable Mortgaged Property is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects that could not reasonably be expected to result in a Material Adverse Effect; provided, however, notwithstanding the foregoing, new or updated surveys with respect to any of the Mortgaged Properties will not be required if an existing survey is available for any such Mortgaged Properties and the issuer of the Mortgage Policies is willing to provide survey coverage for the Administrative Agent’s Mortgage Policies on the basis of such existing survey and without the need for a new or updated survey with respect to such Mortgaged Properties;

(iv)          reliance letter executed by ENVIRON International Corporation entitling the Administrative Agent on behalf of the Lenders to rely on its Desktop Environmental Diligence Review of Gypsum Management and Supply, Inc. prepared for the Acquisition, in scope, form and substance reasonably satisfactory to the Administrative Agent;

(v)          favorable opinions of local counsel to the Loan Parties in states in which the Initial Mortgaged Property is located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent;

(vi)          favorable opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance satisfactory to the Administrative Agent;

(vii)          no later than five (5) days prior to the date on which a Mortgage with respect to each Initial Mortgaged Property is executed and delivered pursuant to this Agreement or such shorter period reasonably acceptable to the Administrative Agent: (A) a Flood Determination Form, (B) if it is a Flood Hazard Property, a Borrower Notice, (C) the Borrower’s written acknowledgment of receipt of the Borrower Notice from the Administrative Agent as to the fact that such Initial Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the NFIP and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Initial Mortgaged Property is located, Evidence of Flood Insurance;

(viii)          evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting Liens on the property described in the Mortgage, have been taken; and

(ix)          evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.14 and as otherwise required to be paid in connection therewith under Section 10.04.

6.15          Maintenance of Ratings. Use commercially reasonable efforts to maintain a public credit rating of the Term Facility from each of S&P and Moody’s, a public corporate family rating of the Borrower from Moody’s and a public corporate credit rating of the Borrower from S&P (but, in each case, not any specific credit rating).

6.16          Conference Calls. With respect to each full fiscal year for which financial statements have been delivered pursuant to Section 6.01(a), not later than twenty (20) days after the delivery of the financial statements with respect to such fiscal year pursuant to Section 6.01(a), hold, at the request of the Administrative Agent (a) a telephonic conference call with all Lenders who choose to attend such conference call, on which conference call shall be reviewed the financial results and the financial condition of the Borrower and its Restricted Subsidiaries for, and as of the last day of, such fiscal year, and (b) a telephonic conference call with all Private Lenders who choose to attend such conference call, on which conference call shall be reviewed the projections presented for the then-current fiscal year of the Borrower; it being understood that only one such call pursuant to each of clauses (a) and (b) shall be held per calendar year.

6.17          ERISA.

(a)          Provide to the Administrative Agent promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their respective ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof.

(b)          Provide to the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan and (iii) such other documents or governmental reports, filings or findings relating to any Plan (or employee benefit plan sponsored or contributed to by any Loan Party), as the Administrative Agent shall reasonably request.

Article VII
NEGATIVE COVENANTS

So long as any Lender shall have any Term Commitment hereunder or any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, (A) (except with respect to Section 7.14) the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly and (B) (with respect to Section 7.14) Holdings shall not:

7.01          Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)          Liens pursuant to any Loan Document;

(b)          Liens existing on the Third Amendment Effective Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c)          Liens for taxes, assessments or governmental charges which are either (x) immaterial to the Restricted Group taken as a whole or (y) not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted, and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)          statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days and which are being contested in good faith and by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)          pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of bank Guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any of its Restricted Subsidiaries;

(f)          deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(g)          easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, individually and in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(h)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)          Liens securing Indebtedness permitted under Section 7.03(e); provided, that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)          Liens on cash, Cash Equivalents or other property arising in connection with any defeasance, discharge or redemption of Indebtedness;

(k)          leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(l)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m)          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and (iv) incurred in connection with a cash management program established in the ordinary course of business;

(n)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (o) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(o)          Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness permitted under Section 7.03(f);

(p)          Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary (excluding Liens existing on property of any Person designated as a Restricted Subsidiary in accordance with the second sentence of the definition of “Unrestricted Subsidiary”, provided, however, the foregoing exclusion shall not apply to Liens existing on property that would have otherwise been permitted by this Section 7.01(p) had such Unrestricted Subsidiary been a Restricted Subsidiary at the time such property was acquired by such Unrestricted Subsidiary) after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(k)(B);

(q)          Liens arising from precautionary Uniform Commercial Code financing statement filings regarding leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)          any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

(s)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(t)          Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(u)          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)          Permitted Other Indebtedness Liens;

(w)          Specified Refinancing Liens and Specified Second Lien Refinancing Liens;

(x)          Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(y)          (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries);

(z)          Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa)         Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(bb)         Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(cc)         Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(dd)         other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the greater of $30,000,000 and 2% of Consolidated Total Assets;

(ee)         Liens on the Collateral securing the Second Lien Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(C); provided, that such Liens (i) shall be subject to the Term Intercreditor Agreement and shall be subordinated to the Liens securing the First Lien Obligations pursuant to the Term Intercreditor Agreement and (ii) shall be subject to the ABL/Term Intercreditor Agreement and shall rank relative to the Liens securing the ABL Obligations as provided in the ABL/Term Intercreditor Agreement; and

(ff)         Liens on the Collateral securing the ABL Obligations of the Loan Parties permitted pursuant to Section 7.03(a)(B); provided, that such Liens shall be subject to the ABL/Term Intercreditor Agreement and shall rank relative to the Liens securing the First Lien Obligations and the Second Lien Obligations as provided in the ABL/Term Intercreditor Agreement~~; and~~.

~~(gg) Liens on assets of non-Loan Parties securing obligations under the Canadian ABL Facility.~~

7.02          Investments. Make or hold any Investments, except:

(a)          Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

(b)          loans or advances to officers, directors and employees of Holdings and its Restricted Subsidiaries (i) in an aggregate amount not to exceed $5,000,000 at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes (including payroll payments in the ordinary course of business), and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent thereof in an aggregate amount not to exceed $3,000,000;

(c)          Investments (i) by any Loan Party in the Borrower or any Subsidiary Guarantor (including any new Restricted Subsidiary which becomes a Subsidiary Guarantor), (ii) by any Restricted Subsidiary of the Borrower that is not a Loan Party in any Loan Party (other than Holdings) or in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary of the Borrower that is not a Loan Party; provided that the aggregate amount of Investments made pursuant to this clause (iii) (other than any such Investments made for the purpose of consummating a substantially simultaneous Permitted Acquisition by the applicable Restricted Subsidiary pursuant to Section 7.02(i)) following the Third Amendment Effective Date shall not exceed $60,000,000 at any one time outstanding;

(d)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(e)          Investments arising out of transactions permitted under Sections 7.01, 7.03 (other than Section 7.03(d)(B)(2)), 7.04 (other than Sections 7.04(a)(ii)(B), 7.04(c)(ii) and 7.04(d)), 7.05 (other than Section 7.05(f)(C)), 7.06 (other than Section 7.06(d) with respect to Investments under Section 7.02) and 7.13;

(f)          Investments existing on the Third Amendment Effective Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

(g)          Investments in Swap Contracts permitted under Section 7.03(g);

(h)          promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 (other than Section 7.05(f));

(i)          the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person (such assets or Person being referred to herein as the “Acquired Business”) that, upon the consummation thereof, will be a Restricted Subsidiary (including, without limitation, as a result of a merger, amalgamation or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A)          each applicable Loan Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Section 6.12;

(B)          in the case of any purchase or other acquisition (in one transaction or series of related transactions) of (x) any Person that does not become a Guarantor or (y) any assets that do not become Collateral because such assets are owned by a Person that is not, and is not required to be, a Guarantor, after giving effect thereto on a Pro Forma Basis, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) the First Lien Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed the greater of (x) 4.20:1.00 and (y) the First Lien Leverage Ratio immediately preceding the consummation of such purchase or other acquisition;

(C)          immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing;

(D)          the Acquired Business shall be an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that the Target is engaged in on the Closing Date;

(E)          in the case of the acquisition of the Equity Interests of another Person, the Board of Directors of such other Person to be acquired shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition and shall not have commenced any action which alleges that such acquisition will violate applicable Law; and

(F)          The Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j)          Investments in Joint Ventures, such Investments not to exceed $20,000,000 at any one time outstanding; provided that prior to making any Investments under this Section 7.02(j), the Borrower shall have delivered a statement in reasonable detail from the Borrower setting out the business rationale for such Investment;

(k)          Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(l)          Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m)          the licensing, sublicensing or contribution of IP Rights pursuant to joint research development or marketing arrangements with Persons other than the Borrower and its Restricted Subsidiaries consistent with past practices;

(n)          loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Sections 7.06(e), 7.06(f) or 7.06(i) (so long as such amounts are counted as Restricted Payments for purposes of such sections);

(o)          so long as immediately after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing, other Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and(i)(B), respectively) not exceeding the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any one time outstanding; provided, however, that, such amount may be increased by the Net Cash Proceeds of Permitted Equity Issuances (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Restricted Payments pursuant to Section 7.06(c) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.13 or to make previous Investments pursuant to this Section 7.02(o);

(p)          pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with Liens permitted under Section 7.01;

(q)          loans or advances made to distributors in the ordinary course of business and consistent with past practice;

(r)          Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings (or any direct or indirect parent of Holdings) to the seller of such Investments;

(s)          Investments of a Restricted Subsidiary that is acquired after the Closing Date or of a company merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Borrower and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(t)          Investments (including for greater certainty Investments in non-Loan Parties and Permitted Acquisitions thereof in excess of limitations set forth in the foregoing clauses (c)(iii) and (i)(B), respectively) made with the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.02(t), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that immediately before and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing; and

(u)          in addition to the foregoing Investments, additional Investments, so long as, after giving effect on a Pro Forma Basis to any such Investments, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available does not exceed 5.00:1.00.

7.03          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness of the Loan Parties in respect of (A) the First Lien Obligations, (B) the ABL Obligations; provided, that the aggregate amount of the ABL Obligations (other than ABL Obligations outstanding under Secured Cash Management Agreements or Secured Hedge Agreements (each as defined in the ABL Facility without giving effect to any amendment, supplement or other modification to such defined terms in the ABL Facility that would result in an increase in the respective amounts thereof)) at any one time outstanding under this clause (B) shall not exceed the ABL Cap, and (C) the Second Lien Obligations in an aggregate amount at any one time outstanding under this clause (C), together with the then outstanding Specified Second Lien Refinancing Debt, not to exceed the Second Lien Cap;

(b)          Indebtedness outstanding or committed to be incurred on the Third Amendment Effective Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(c)          Guarantees of any Loan Party (other than Holdings) in respect of Indebtedness of the Borrower or a Restricted Subsidiary otherwise permitted hereunder;

(d)          Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Restricted Subsidiary that is not a Loan Party owed to (1) any other Restricted Subsidiary that is not a Loan Party or (2) any Loan Party constituting an Investment permitted under Section 7.02(c), 7.02(i), 7.02(o) or 7.02(t), and (C) any Loan Party to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness pursuant to this clause (d) shall be (1) unsecured, (2) evidenced by the Intercompany Note (or the Specified Intercompany Note), (3) if owed to a Loan Party, subject to the Collateral Agent’s perfected security interest pursuant to the Collateral Documents with the priority specified in the Intercreditor Agreements and (4) if owed by a Loan Party, expressly subordinated in right of payment to the payment in full of the First Lien Obligations on terms reasonably satisfactory to the Administrative Agent;

(e)          Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, lease, repair or improvement of any assets (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets) used in the business of the Borrower or any Restricted Subsidiary, in each case within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all Indebtedness incurred pursuant to this Section 7.03(e) at any one time outstanding, including all Permitted Refinancing thereof incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 7.03(e), shall not exceed $275,000,000;

(f)          Indebtedness of the Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed $15,000,000;

(g)          Indebtedness in respect of Swap Contracts designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(h)          guarantees incurred by the Borrower or a Restricted Subsidiary in the ordinary course of business in respect of obligations (not for money borrowed) of a Restricted Subsidiary to a supplier, customer, franchisee, lessor or licensee that in each case is not an Affiliate;

(i)          Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries;

(j)          Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or its direct or indirect parent permitted by Section 7.06;

(k)          (A) Indebtedness incurred by the Borrower or its Restricted Subsidiaries in a Permitted Acquisition or a Disposition permitted under Section 7.05 under agreements providing for the adjustment of the purchase price or similar adjustments and (B) Indebtedness of any Person acquired pursuant to a Permitted Acquisition that is secured, if at all, only by Liens permitted by Section 7.01(p); provided that (x) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (y) immediately before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (z) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000;

(l)          Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for customary indemnification, deferred purchase price, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the Permitted Acquisition, or other acquisition or Disposition of any business or assets or Person or any Equity Interests of a Subsidiary otherwise permitted hereunder, provided that, with respect to Dispositions, the maximum liability of the Borrower and the Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and the Restricted Subsidiaries in connection with such Disposition;

(m)          Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(n)          Indebtedness in an aggregate principal amount not to exceed the greater of $40,000,000 and 2.5% of Consolidated Total Assets at any time outstanding;

(o)          Indebtedness in respect of (A) workers’ compensation claims, self-insurance obligations, bankers’ acceptances, customs, Taxes and other similar tax guarantees, in each case incurred in the ordinary course of business and not in connection with the borrowing of money and (B) any customary cash management, cash pooling or netting or setting-off arrangements incurred in the ordinary course of business;

(p)          (A) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in the case of the foregoing clauses (a) and (b) in the ordinary course of business and (B) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank Guarantees, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(q)          obligations in respect of performance, bid, appeal and surety bonds and performance and completion Guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)          Indebtedness (“Specified Affiliate Indebtedness”) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (A) the borrower with respect to such Indebtedness shall be the Borrower; (B) the lender with respect to such Indebtedness shall be the Sponsor or any of its Affiliates other than Holdings, the Borrower and its Restricted Subsidiaries or any other portfolio company of the Sponsor; (C) the all-in interest rate per annum with respect to such Indebtedness shall not exceed a market interest rate as determined by the Borrower, and in any event shall not exceed the ~~Eurodollar Rate for Dollars~~Adjusted Term SOFR for a one-month interest period plus 4.50% per annum; (D) no premiums shall be payable with respect to such Indebtedness; (E) such Indebtedness shall be unsecured; (F) if guaranteed, such Indebtedness shall be guaranteed by one or more of the Guarantors only and there shall be no additional guarantors with respect to such Indebtedness other than the Sponsor or any of its Affiliates other than Holdings, the Borrower, or its Restricted Subsidiaries or other portfolio companies of the Sponsor; (G) such Indebtedness shall not be subject to any amortization or scheduled prepayments of principal; (H) the covenants, events of default, Guarantees and other terms of such Indebtedness, when taken as a whole, are not more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those set forth in this Agreement (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (H), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period); (I) such Indebtedness shall not have any financial covenants; (J) the proceeds of such Indebtedness shall be used solely to fund working capital needs of the Restricted Group; (K) and such Indebtedness shall be subordinated on terms reasonably satisfactory to the Administrative Agent; (L) any repayment or prepayment of such Indebtedness shall be conditioned upon (i) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available not exceeding 5.00:1.00 and (ii) the absence of a Default or Event of Default, and (M) such Indebtedness shall be disregarded for purposes of determining the availability or amount of any covenant baskets or carve-outs;

(s)          Indebtedness incurred by a Loan Party constituting Permitted Other Indebtedness;

(t)          Indebtedness incurred by a Loan Party constituting Permitted Ratio Debt;

(u)          Indebtedness constituting Specified Refinancing Debt; and

(v)          Indebtedness constituting Specified Second Lien Refinancing Debt in an aggregate amount at any one time outstanding, together with the then outstanding Second Lien Obligations, not to exceed the Second Lien Cap~~; and~~.

~~(w) Indebtedness under the Canadian ABL Facility in an aggregate amount not to exceed $105,000,000, at any one time outstanding.~~

7.04          Fundamental Changes. Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)          any Restricted Subsidiary may merge or amalgamate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction), provided, that the Borrower shall be the continuing or surviving Person or the surviving Person shall be a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Administrative Agent or (ii) any one or more other Restricted Subsidiaries, provided, that when ~~any~~the Borrower, a U.S. Guarantor or a Canadian Guarantor is merging with another Restricted Subsidiary, ~~(A)~~ the ~~Guarantor~~Borrower, U.S. Guarantor or Canadian Guarantor, as applicable (and if such merger involves both the Borrower and a U.S. Guarantor or a Canadian Guarantor, the Borrower) shall be the continuing ~~or~~, surviving, or succeeding Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03;

(b)          (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve, or the Borrower or any Subsidiary may (if the perfection and priority of the Liens securing the First Lien Obligations is not adversely affected thereby) change its legal form if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and is not disadvantageous to the Lenders (it being understood that in the case of any dissolution of a Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Guarantor; and in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c)          any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d)          any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that (i) the continuing ~~or~~, surviving or succeeding Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02; and

(e)          a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(f)(A)).

7.05          Dispositions. Make any Disposition, except:

(a)          Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of tangible property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b)          the abandonment or other Disposition of IP Rights (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned) to the extent Borrower determines in its reasonable business judgment that (i) such IP Rights are not commercially reasonable to maintain under the circumstances and (ii) such Disposition could not reasonably be expected to materially and adversely affect the business of the Borrower or any of its Restricted Subsidiaries;

(c)          Dispositions of inventory and goods held for sale in the ordinary course of business;

(d)          Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(e)          any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(f)          (A) Dispositions permitted by Section 7.04, (B) Liens permitted by Section 7.01 (other than Section 7.01(n)(ii)), (C) Investments permitted by Section 7.02 (other than Section 7.02(e) with respect to Dispositions under this Section 7.05 and Section 7.02(h)) and (D) Restricted Payments permitted by Section 7.06;

(g)          Dispositions by the Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) not less than 75% of the purchase price for such property shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision) and (ii) any lease entered into in connection therewith shall not contravene Section 7.03;

(h)          Dispositions of Cash Equivalents;

(i)          Dispositions of accounts receivable in connection with the collection or compromise thereof;

(j)          licensing or sublicensing of IP Rights in the ordinary course of business on customary terms and which does not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(k)          sales of property and issuances and sales of Equity Interests (A) among or between Loan Parties (other than Holdings); provided that the sale or issuance by the Borrower of its Equity Interests to Holdings shall be permitted, (B) among or between Restricted Subsidiaries that are not Loan Parties, (C) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties (other than Holdings) or (D) by Loan Parties to Restricted Subsidiaries that are not Loan Parties; provided that the fair market value of all property so Disposed of pursuant to this sub-clause (D) following the Third Amendment Effective Date shall not exceed $25,000,000 in the aggregate;

(l)          leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

(m)          transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(n)          Dispositions of Excess Properties (as defined in the Acquisition Agreement); and

(o)          Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (o) following the Third Amendment Effective Date shall not exceed $25,000,000 and (iii) not less than 75% of the purchase price for asset or property sold in such Disposition shall be in the form of cash or Cash Equivalents (with any senior secured debt secured by such property assumed by the purchaser of such property and any consideration received in the form of Indebtedness that is converted into cash within 90 days after the Disposition of such property deemed to be cash for purposes of this provision);

provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (h) and (j)), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed to any Person that is not a Loan Party of as expressly permitted by this Section 7.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

7.06          Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)          each Restricted Subsidiary may make Restricted Payments to the Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)          the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)          the Borrower may make Restricted Payments with the cash proceeds contributed to its common equity from the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount), except to the extent such Net Cash Proceeds have been applied to make Investments pursuant to Section 7.02(o) or prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to Section 7.13 or to make previous Restricted Payments pursuant to this Section 7.06(c);

(d)          to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.02, 7.04, 7.08 or 7.13;

(e)          the Borrower or any Restricted Subsidiary may make Restricted Payments to Holdings (or, in the case of sub-clause (iv), to the shareholders of a Restricted Subsidiary), so long as, with respect to any such Restricted Payments made pursuant to sub-clause (iv), sub-clause (vii) or sub-clause (viii) below, no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom:

(i)          so long as the Borrower is a member of a consolidated, combined or unitary group of which Holdings (or any direct or indirect parent entity of Holdings) is the parent for foreign, federal, state or provincial or local income tax purposes, the proceeds of which will be used to pay the tax liability to each foreign, federal, state, provincial or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or any direct or indirect parent entity of Holdings) that includes the Borrower and its Subsidiaries, to the extent such tax liability does not exceed the lesser of (x) the taxes that would have been payable by the Borrower and its Subsidiaries as a stand-alone group and (y) the actual tax liability of Holdings’ (or any direct or indirect parent entity of Holdings) consolidated, combined, unitary or affiliated group, reduced by any such payments paid or to be paid directly by the Borrower or its Subsidiaries;

(ii)          the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,500,000 in any 12-month period plus any reasonable and customary indemnification claims made by directors or officers of Holdings attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries or (b) the fees and other amounts described in Section 7.08(d) to the extent that the Borrower would be then permitted under such Section 7.08(d) to pay such fees and other amounts directly;

(iii)          the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to its direct or indirect parent to enable it to pay) franchise taxes and similar taxes and other expenses necessary to maintain its corporate existence;

(iv)          the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of Holdings or any of its Restricted Subsidiaries (or to make a Restricted Payment to its direct or indirect parent to enable it to repurchase its Equity Interests or phantom Equity Interests) from directors, employees or members of management of Holdings or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $20,000,000 in any calendar year; provided, that the Borrower may carry over and make in any subsequent calendar year or years, in addition to the amount for such subsequent calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $20,000,000 with respect to such subsequent calendar year; provided, further, that the amounts set forth in this clause (e)(iv) may be further increased by (A) the proceeds of any key-man life insurance maintained by Holdings (or its direct or indirect parent), the Borrower or a Restricted Subsidiary, to the extent such proceeds are received by the Borrower or a Restricted Subsidiary, plus (B) to the extent contributed in cash to the common equity of the Borrower, the Net Cash Proceeds from the sale of Equity Interests of any of the Borrower’s direct or indirect parent companies, in each case to members of management, managers, directors or consultants of Holdings, the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date;

(v)          the proceeds of which are applied to the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person that, provided that if such purchase or other acquisition had been made by the Borrower, it would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 7.02; provided, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such purchase or other acquisition;

(vi)          repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants;

(vii)          the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, management fees permitted by Section 7.08(d); and

(viii)          the proceeds of which shall be used by Holdings to pay, or to make Restricted Payments to allow any direct or indirect parent thereof to pay, other than to Affiliates of Holdings (other than Affiliates that are bona fide investment banks), a portion of any customary fees and expenses related to any unsuccessful equity offering by Holdings (or any direct or indirect parent thereof), or any unsuccessful debt offering by any direct or indirect parent of Holdings, in each case directly attributable to the operations of the Borrower and its Restricted Subsidiaries;

(f)          in addition to the foregoing Restricted Payments, additional Restricted Payments following the Third Amendment Effective Date in an aggregate amount not to exceed the sum of (1) an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets; plus (2) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.06(f)(2), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, provided that (in the case of this Section 7.06(f)(2)) immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(g)          after a Qualifying IPO, Restricted Payments of up to 6% per annum of the Net Cash Proceeds contributed to the common equity of the Borrower from such Qualifying IPO; provided that immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(h)          Restricted Payments (including payments on stock appreciation rights) made on the Closing Date or within 60 days thereafter, in each case in connection with the Transactions and in accordance with the Acquisition Agreement;

(i)          repurchases of Equity Interests of Parent, Holdings, the Borrower or any Restricted Subsidiary to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options;

(j)          in addition to the foregoing Restricted Payments, additional Restricted Payments, so long as, after giving effect on a Pro Forma Basis to any such Restricted Payment, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Leverage Ratio as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are available to does not exceed 5.00:1.00; and

(k)          Restricted Payments consisting of the proceeds of any Disposition permitted under Section 7.05(n), to the extent made in accordance with the Acquisition Agreement.

7.07          Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Third Amendment Effective Date or any business reasonably related or ancillary thereto.

7.08          Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties and their Restricted Subsidiaries, (b) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (d) (i) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing, the direct or indirect payment of fees (including termination payments) and/or other payments to the Sponsor or its Affiliates pursuant to the Sponsor Management Agreement (which fees and/or payments shall not exceed (A) in respect of annual fees and/or payments, up to the greater of (x) $2,250,000 and (y) an amount equal to 1% of the aggregate amount of the cash equity contributions directly or indirectly made by the Sponsor to Holdings and further contributed to the Borrower, (B) in respect of the fees and/or payments payable in connection with the Acquisition, the amount disclosed to the Administrative Agent on or prior to the Closing Date and (C) in respect of fees payable in connection with transactions permitted by this Agreement, in amounts that are usual, customary and market for such transactions) and (ii) the payment of related indemnities and reasonable expenses, (e) customary fees and indemnities may be paid to any directors of Holdings (or any direct or indirect parent thereof), the Borrower and its Restricted Subsidiaries and reasonable out-of-pocket costs of such Persons may be reimbursed, in each case, to the extent directly attributable to the operations of the Borrower and its Restricted Subsidiaries, (f) the Borrower and its Restricted Subsidiaries may enter into employment, severance or collective bargaining arrangements or consultant or employee benefit with officers, employees and directors in the ordinary course of business and transactions pursuant to stock option, stock appreciation rights, stock incentive or other equity compensation plans and employee benefit plans and arrangements in the ordinary course of business, (g) the Borrower and its Restricted Subsidiaries may make payments pursuant to the tax sharing agreements among the Borrower and its Restricted Subsidiaries, (h) Restricted Payments permitted under Section 7.06, (i) Investments in the Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and its Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 7.02, (j) any payments required to be made pursuant to the Acquisition Agreement, (k) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person; (l) the Transactions; (m) pledges of Equity Interests of the Unrestricted Subsidiary to ~~secured~~secure Indebtedness of such Unrestricted Subsidiary; (n) the provision of cash collateral permitted under Section 7.01 and payments and distributions of amounts therefrom; and (o) transactions pursuant to agreements in existence on the Third Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect.

7.09          Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, any ABL Loan Document, or any Second Lien Loan Document) that limits the ability:

(a)          of any Restricted Subsidiary of the Borrower to make Restricted Payments to the Borrower or any Guarantor which is a Restricted Subsidiary of the Borrower or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for (i) any agreement in effect on the Third Amendment Effective Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those contained in those agreements on the Third Amendment Effective Date, (ii) any agreement in effect at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, provided that (x) any such agreement expressly permits such Restricted Payments, transfers of property and investments to pay the First Lien Obligations and (y) the exception in this clause (ii) shall not apply to agreements that are binding on a Person that becomes a Restricted Subsidiary pursuant to the second sentence of the definition of “Unrestricted Subsidiary” unless any such agreement would have otherwise been permitted under this Section 7.09(a) had such Person been a Restricted Subsidiary at the time of entering into such agreement, (iii) any agreement included in any agreement governing Indebtedness of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03; (iv) (x) any agreement in connection with a Disposition permitted by Section 7.05 and (y) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business (including agreements entered into in connection with any Investment permitted under Section 7.02), which limitation is applicable only to the assets that are the subject of such agreements, (v) customary provisions in joint venture agreements or other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) customary restrictions contained in the Permitted Other Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Permitted Ratio Debt and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that the provisions of any such Indebtedness are not, taken as a whole, materially more restrictive (as determined by the Borrower in good faith) than similar restrictions contained in this Agreement), (viii) applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, (ix) ~~restrictions contained in the Canadian ABL Facility in effect on the Third Amendment Effective Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreement; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrower in good faith), with respect to such restrictions than those contained in such agreement on the Third Amendment Effective Date~~[reserved], or (x) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; or

(b)          of Holdings or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the First Lien Obligations except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(e) or 7.03(k)(B) but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (iii) customary restrictions contained in the Permitted Other Indebtedness, Specified Refinancing Debt, Specified Second Lien Refinancing Debt, Permitted Ratio Debt and Indebtedness incurred pursuant to Section 7.03(f) or (n) (provided that such restrictions do not restrict the Liens securing the First Lien Obligations or the priority thereof required by the Intercreditor Agreements), (iv) restrictions arising in connection with cash or other deposits permitted under Sections 7.01 or 7.02 and limited to such cash or deposit, (v) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vi) restrictions arising by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (vii) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business.

7.10          Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB), (b) extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (c) other than pursuant to and in accordance with Section 6.11.

7.11          Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; it being understood and agreed that changes in organization of the Borrower or any of its Restricted Subsidiaries (such as conversion of a corporation into a limited liability company) shall not be deemed materially adverse to the Administrative Agent, the Collateral Agent or the Lenders; provided that the Borrower and its Restricted Subsidiaries shall comply with the provisions of Sections 6.12 and 6.14 with respect to such changes in organization.

7.12          Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) in the case of the Borrower only, fiscal year.

7.13          Prepayments, Etc. of Indebtedness and Modifications of Certain Debt Instruments. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (1) the Second Lien Loans, (2) any Permitted Ratio Debt, (3) any Specified Refinancing Debt that is unsecured or secured on a junior basis to the First Lien Obligations or any Permitted Other Indebtedness that is unsecured or secured on a junior basis to the First Lien Obligations or (4) any Specified Affiliate Indebtedness (collectively, together with any Permitted Refinancing of any of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) a prepayment of Junior Financing made using the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 7.13(a)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that immediately before and immediately after giving Pro Forma Effect to any such prepayment, no Default or Event of Default shall have occurred and be continuing; (ii) (A) the repayment, prepayment or refinancing of the Second Lien Loans or any other Junior Financing (other than Specified Affiliate Indebtedness) with the Net Cash Proceeds of any Permitted Ratio Debt or of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.13) and (B) the refinancing of the Second Lien Loans or any Indebtedness described in the preceding clause (a)(3) with the proceeds of any Specified Second Lien Refinancing Debt in respect thereof or any Permitted Other Indebtedness that is unsecured or secured on a junior basis to the First Lien Obligations, in each case, to the extent not required to prepay any Term Loans or the Term Facility pursuant to Section 2.03(b); (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests); (iv) the prepayment of any Junior Financing or Permitted Refinancing thereof, in an aggregate amount following the Third Amendment Effective Date not to exceed an amount (which shall not be less than zero) equal to the greater of $20,000,000 and 1.5% of Consolidated Total Assets, (v) (A) any repayment or prepayment of Specified Affiliate Indebtedness that is permitted by clause (L) of Section 7.03(r) and (B) the refinancing of Specified Affiliate Indebtedness with the Net Cash Proceeds of any Permitted Equity Issuance (other than Net Cash Proceeds constituting any Cure Amount) (except to the extent the Net Cash Proceeds of any such Permitted Equity Issuance have been applied to make Investments pursuant to Section 7.02(o) or Restricted Payments pursuant to Section 7.06(c) or previously applied to make prepayments, redemptions, repurchases, defeasances or other satisfactions prior to maturity of any Junior Financing pursuant to this Section 7.13), and (vi) any repayment or prepayment of the Second Lien Loans as contemplated by clause (x) of the last sentence of Section 2.03(c) of this Agreement or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders any term or condition of any Junior Financing Documentation (provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least five (5) Business Days prior to any such modification or change, together with a reasonably detailed description of the material terms and conditions of such modification or change or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five (5) Business Day period).

7.14          Holding Companies. (a) In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower and the performance of the Loan Documents, the ABL Loan Documents, the Second Lien Loan Documents, any Specified Refinancing Debt or any Specified Second Lien Refinancing Debt, (ii) incur any Indebtedness (other than (x) the First Lien Obligations, the ABL Obligations and the Second Lien Obligations, (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section 7.03(n), (s), (t), (u) or (v)), (iii) create, incur, assume or suffer to exist any Lien on any Equity Interests of the Borrower (other than Liens pursuant to any Loan Document, any ABL Loan Document or any Second Lien Loan Document, Permitted Other Indebtedness Liens, Specified Refinancing Liens, Specified Second Lien Refinancing Liens or non-consensual Liens arising solely by operation of law); or (iv) make any Investments (other than (x) Investments in the Borrower or its Restricted Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02) or (y) Investments of the type permitted by Section 7.02(a), (b), (h), (k) or (m).

~~(b)          In the case of GYP IV or GYP V, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to their ownership of the Equity Interests of GYP V or the Canadian ULCs, as applicable, (ii) incur any Indebtedness (other than (y) intercompany Indebtedness incurred in lieu of Restricted Payments permitted under Section 7.06 and Indebtedness of the type described in Sections 7.03(i) through (m) (other than Section 7.03(k)(B)), 7.03(o) and 7.03(p) and (z) Guarantees of Indebtedness permitted by Section 7.03(f) (to the extent incurred by a Foreign Subsidiary), (n) (to the extent incurred by a Foreign Subsidiary) and (w)), or (iii) make any Investments (other than (x) Investments in GYP V, the Canadian ULCs or their Subsidiaries (including any temporary Investments to facilitate Permitted Acquisitions and other Investments permitted by Section 7.02), (y) Investments of the type permitted by Section 7.02(a), (b), (c), (h), (i), (k) or (m) or (z) in the case of GYP IV, that certain $390,000,000 promissory note, dated as of the Third Amendment Effective Date, between GYP IV, as lender, and GYP Canada Holdings LP, as borrower).~~

(b)          [reserved].

(c)          Nothing in this Section 7.14 shall prevent Holdings~~, GYP IV or GYP V~~  from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Transactions, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Equity Interests), (iv) making Restricted Payments or Dispositions (other than Dispositions of the Equity Interests of the Borrower), (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vi) holding any cash and Cash Equivalents (but not operating any property), (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debtholders and (ix) any activities incidental to the foregoing.

7.15          Canadian Defined Benefit Pension Plans. Establish, maintain, sponsor, contribute to or otherwise incur or assume liability or obligations in respect of a Canadian Defined Benefit Pension Plan or amalgamate with a Person that maintains, sponsors or otherwise has liability for any Canadian Defined Benefit Pension Plan during the term of this Agreement.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01          Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)          Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Term Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)          Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in clause (y) of the final paragraph of Section 4.01, any of Sections 6.03(a), 6.05 (solely with respect to the Borrower) and 6.11 or Article VII; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent or the Collateral Agent to the Borrower; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)          Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any (x) Indebtedness under the ABL Facility or the Second Lien Credit Agreement or (y) any other Indebtedness (other than Indebtedness hereunder or under the ABL Facility or the Second Lien Credit Agreement) having (in the case of this clause (y)) an aggregate principal amount of more than the Threshold Amount, (B) fails to observe or perform any other agreement or condition relating to any Indebtedness referred to clause (e)(A) (other than the Indebtedness under the ABL Facility), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, provided that clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, or (C) fails to observe or perform any agreement or condition relating to the Indebtedness under the ABL Facility, or any other event occurs, the effect of which default or other event is to cause the Indebtedness under the ABL Facility to become due prior to its stated maturity; or

(f)          Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries that is not an Immaterial Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary that is not an Immaterial Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or

(h)          Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)          ERISA; Canadian Pension Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, ~~or~~ (ii) a Canadian Pension Event occurs with respect to a Canadian Pension Plan that could reasonably be expected to subject any Canadian Loan Party to any tax, penalty or other liabilities under the applicable Canadian pension standards Laws or under the Income Tax Act (Canada) in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; (iii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or (iv) if any Canadian Loan Party is in default with respect to required payments to a Canadian Pension Plan or any Lien arises (save for contribution amounts not yet due or payable to a Canadian Pension Plan) in connection with any Canadian Pension Plan which could reasonably be expected to result in a Material Adverse Effect; or

(j)          Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the First Lien Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the First Lien Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

(k)          Change of Control. There occurs any Change of Control; or

(l)          Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien on and security interest in the Collateral covered thereby with the priority required by the Intercreditor Agreements, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to Section 4.01, Section 6.12 or Section 6.14 or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents.

Solely for the purpose of determining whether a Default or Event of Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary shall be deemed to exclude any Immaterial Subsidiary (provided however that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

8.02          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Term Facility has been designated as “Designated Senior Debt,” and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Term Loans shall automatically terminate and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03          Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable), any amounts received on account of the First Lien Obligations shall, subject to the provisions of Section 2.13 and the prior payment and distribution of the proceeds of the ABL Priority Collateral to the ABL Collateral Agent (for distribution in accordance with the ABL Loan Documents) in accordance with the ABL/Term Intercreditor Agreement, be applied by the Collateral Agent in the following order:

First, to payment of that portion of the First Lien Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the First Lien Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the First Lien Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the First Lien Obligations constituting unpaid principal of the Term Loans and First Lien Obligations then owing under Secured Hedge Agreements, ratably among the Lenders and the Hedge Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other First Lien Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such First Lien Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date;

Sixth, to the Second Lien Collateral Agent, to be applied in accordance with the Second Lien Loan Documents or as otherwise provided in the Intercreditor Agreements;

Seventh, to the ABL Collateral Agent, to be applied in accordance with the ABL Loan Documents or as otherwise provided in the Intercreditor Agreements; and

Last, the balance, if any, after all of the First Lien Obligations and all obligations under the Second Lien Loan Documents and the ABL Loan Documents have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding anything herein to the contrary, the Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the First Lien Obligations otherwise set forth above in this Section 8.03.

Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01          Appointment and Authorization of Agents.

(a)          Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02          Delegation of Duties. The Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. None of the Administrative Agent or the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of its own gross negligence or willful misconduct to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction.

9.03          Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04          Reliance by Agents.

(a)          Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)          For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05          Notice of Default. None of the Administrative Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the applicable Lenders, unless it shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” Each of the Administrative Agent and the Collateral Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06          Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07          Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other First Lien Obligations and the resignation of the Administrative Agent or the Collateral Agent.

9.08          Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

9.09          Successor Agents.

(a)          The Administrative Agent may resign as the Administrative Agent and the Collateral Agent upon thirty (30) days’ notice to the Lenders. If an Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” and “Collateral Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and the Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective on such date and the retiring Administrative Agent may (but shall not be obligated to) with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. If a successor Administrative Agent has not so been appointed, the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. With effect from the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of any appointment as the Collateral Agent, as applicable, hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and the Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent and the Collateral Agent.

(b)          Any resignation by the Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as the Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent, hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and (ii) the retiring Collateral Agent shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

9.10          Administrative Agent May File Proofs of Claim. In case of the pendency of any ~~receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition~~proceeding under any Debtor Relief Law or other judicial proceeding relative to any Loan Party, the Administrative Agent or the Collateral Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other First Lien Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent or the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent or the Collateral Agent under 2.07 and 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent or the Collateral Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the First Lien Obligations or the rights of any Lender or to authorize the Administrative Agent or the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding, except as set forth in clause (A)(z) of the second to last paragraph of Section 10.01.

9.11          Collateral and Guaranty Matters. Each of the Lenders (including in their capacities as potential or actual Hedge Banks) irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)          to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all First Lien Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, ~~or~~ (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) that is granted by a Guarantor that is released pursuant to Section 9.11(c);

(b)          to subordinate or release any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or, in the case of subordination only, 7.01(p); and

(c)          to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

9.12          Secured Hedge Agreements. No Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, none of the Administrative Agent or the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, First Lien Obligations arising under Secured Hedge Agreements unless the Administrative Agent and the Collateral Agent have received written notice of such First Lien Obligations, together with such supporting documentation as the Administrative Agent or the Collateral may request, from the applicable Hedge Bank.

9.13          Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.14          Appointment of Supplemental Administrative Agents.

(a)          Each of the Administrative Agent and the Collateral Agent is hereby authorized to appoint additional Persons selected by it in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)          In the event that the Collateral Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers, privileges and duties with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the Borrower to pay the Collateral Agent’s expenses and to indemnify the Collateral Agent) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)          Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Administrative Agent.

9.15          Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by any Loan Party or the relevant Lender.

9.16          Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true.

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Term Loans or the Term Commitments;

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement;

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)          none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)         the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of any obligation under the Loan Documents);

(iv)        the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Term Loans, the Term Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)         no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers, or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Term Loans, the Term Commitments or this Agreement.

(c)          The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Commitments and this Agreement, (ii) may recognize a gain if it extended the Term Loans, the Term Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing~~.~~

9.08          Erroneous Payments

(a)          If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.

(b)          Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(c)          For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender or Secured Party, that all rights and claims of such Lender or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five business days’ written notice to such Lender or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender or Secured Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender or Secured Party with respect to the Erroneous Payment Return Deficiency.

(d)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(e)          No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)           Each party’s obligations, agreements and waivers under this Section 9.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article X
MISCELLANEOUS

10.01        Amendments, Etc. Except as expressly provided in Section 3.09, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Borrower may, with the consent of the other (and no other Person), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:

(a)          extend or increase the Term Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Term Commitments shall not constitute an extension or increase of any Term Commitment of any Lender);

(b)          postpone any date scheduled for any payment of principal of, or interest on, any Term Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)          reduce the principal of, or the rate of interest specified herein on, any Term Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)          change any provision of this Section 10.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e)          release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f)          release all or substantially all of the value of the guarantees made by the Guarantors, without the written consent of each Lender; or

(g)          change (A) Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (B) the order of application of any prepayment of Term Loans set forth in the applicable provisions of Section 2.03(a) or 2.03(b), respectively, in any manner that materially and adversely affects the Lenders under the Term Facility (or any Class thereof), without the written consent of the Required Lenders (or the majority Lenders with respect to such Class determined in a manner consistent with the definition of the “Required Lenders”);

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Term Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Persons providing any Specified Refinancing Debt to permit the refinancing of all outstanding Term Loans of any Class with replacement term loans in the amount of such Specified Refinancing Debt, to add such replacement term loans to this Agreement and to permit such replacement term loans and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof; (v) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; and (vi) this Agreement may be amended (or amended and restated) to the extent required to give effect of the provisions of Section 2.12. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Term Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Term Loans may not be extended and the principal amount of any of its Term Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein:

(A)          (x) any Term Loans held by a Lender that is a Non-Debt Fund Affiliate shall be excluded in the determination of any “Required Lender” votes; (y) no such Lender shall have any right to (i) attend (including by telephone) any meeting, call or discussions (or portion thereof) among an Agent, an Arranger or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by an Agent, an Arranger or any Lender or any communication by or among an Agent, an Arranger and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, (iii) make or bring (other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against an Agent (except with respect to any rights expressly retained by such Affiliated Lender under the Loan Documents, which shall not be required to be waived) or an Arranger, or (iv) receive advice of counsel to an Agent, an Arranger or any other Lender (other than counsel to the Affiliated Lenders), or challenge an Agent’s, an Arranger’s or any Lender’s attorney-client privilege and (z) each Affiliated Lender that is a Non-Debt Affiliate hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any First Lien Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar First Lien Obligations held by Lenders that are not Affiliated Lenders; and

(B)          in connection with any “Required Lender” votes or Class votes with respect to any Class of Term Loans, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts includable in determining whether the “Required Lenders” or a majority of Lenders with respect to such Class have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Further, notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Term Commitments or Term Loans under the Term Facility (the Term Facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Class(es) of Term Commitments or Term Loans of the Lenders under the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Loan Modification Accepting Lenders”) and, in the case of any Loan Modification Accepting Lender, only with respect to such Lender’s Term Commitments or Term Loans of such Class(es) under such Affected Facility as to which such Lender’s acceptance has been made. The Borrower and each Loan Modification Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Term Commitments and Term Loans of the Loan Modification Accepting Lenders under the Affected Facility. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent shall have received all corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Closing Date under Section 4.01 reasonably requested by the Administrative Agent. As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the applicable Term Loans of the Loan Modification Accepting Lenders (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a reduction, elimination or extension of the scheduled amortization of the applicable Term Loans of the Loan Modification Accepting Lenders, (iii) a change in rate of interest (including a change to the Applicable Rate and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Term Loans of the Loan Modification Accepting Lenders and/or a change in the payment of fees to the Loan Modification Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement); provided that any additional premiums pursuant to this clause (iii) shall apply to the applicable Term Loans of the Loan Modification Accepting Lenders after the Latest Maturity Date then in effect with respect to the Affected Facility and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence.

10.02        Notices; Effectiveness; Electronic Communications.

(a)          General. Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)         if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent and the Collateral Agent and may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Collateral Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)          Reliance by Administrative Agent, Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03        No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04        Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable ~~fees, disbursements and other charges of counsel (limited to the reasonable~~ and documented fees, disbursements and other charges of ~~one~~counsel (limited to the reasonable fees, disbursements and other charges of one firm of U.S. counsel, one firm of Canadian counsel, one firm of British Columbia counsel and one firm of Quebec counsel to the Administrative Agent, the Collateral Agent, the Syndication Agent and the Arrangers and, if necessary, of one local counsel in each other relevant jurisdiction and of special and conflicts counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, each Arranger and each Lender for all documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such documented costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the documented fees, disbursements and other charges of one firm of U.S. counsel, one firm of Canadian counsel, and one firm of Quebec counsel to the Administrative Agent, the Collateral Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in each other relevant jurisdiction and of special counsel and, in the event of any conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent and each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within five (5) Business Days after invoiced or demand therefor. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other First Lien Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent, the Collateral Agent, any Arranger or any Lender, in its sole discretion.

10.05        Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, each Arranger, each Agent-Related Person, each Lender and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees, advisors, and other representatives and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one U.S. firm of counsel and one Canadian firm of counsel to the Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Commitment, Term Loan or the use or proposed use of the proceeds therefrom, (c) any Environmental Release of Hazardous Materials on or from any property currently owned, leased or operated by the Borrower, any Subsidiary or any other Loan Party or its Subsidiaries, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party (other than any Environmental Release or Environmental Liability resulting solely from acts or omissions by Persons other than the Borrower, its Subsidiaries or any other Loan Party, with respect to the applicable property after the Collateral Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), (d) the Commitment Letter or the Fee Letter or (e) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is brought by the Borrower or any other Person (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) arise from a dispute that does not involve any action or omission of the Borrower or any of its Affiliates and is solely among the Indemnitees (other than in connection with any such party acting in its capacity as an Arranger or an Agent) or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliates’ bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s or any of its controlled Affiliate’s bad faith, gross negligence, willful misconduct or breach of its funding obligations under the Loan Documents. No Indemnitee or Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not affect the Loan Parties’ indemnification obligations pursuant to this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.

No Loan Party shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without the Borrower’s consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s consent, or if there is a judgment against an Indemnitee in any such claim, investigation, litigation or proceeding, you agree to indemnify and hold harmless each Indemnitee in the manner set forth above. Notwithstanding the immediately preceding sentence, if at any time an Indemnitee shall have requested in accordance with this Section 10.05 that you reimburse such Indemnitee for legal or other expenses in connection with investigating, responding to or defending any claim, investigation, litigation or proceeding, which legal or other expenses are reimbursable pursuant to this Section 10.05, you shall be liable for any settlement of any claim, investigation, litigation or proceeding effected without your written consent if (a) such settlement is entered into more than forty-five (45) days after such request for reimbursement is sent to you and (b) you shall not have reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (unless such reimbursement request is subject to a good faith dispute). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other First Lien Obligations. For the avoidance of doubt, any indemnification relating to Taxes, other than Taxes arising from a non-Tax claim, shall be covered by Section 3.01 and shall not be covered by this Section 10.05.

10.06        Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the First Lien Obligations and the termination of this Agreement.

10.07        Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except as permitted by Section 7.04), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f), (iv) to an SPC in accordance with the provisions of Section 10.07(g) or (v) in accordance with Section 10.07(i) or 10.07(j) (and any other attempted assignment or transfer by any party hereto shall be null and void, subject to clause (y) of the proviso to clause (v) of Section 10.07(b)); provided that, for the avoidance of doubt, no assignments to the Borrower or any of its Affiliates shall be permitted other than in accordance with Section 10.07(i) or 10.07(j). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitments and the Term Loans at the time owing to it); provided, that (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Commitments and the Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need to be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Term Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Term Commitment is not then in effect, the outstanding principal balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Commitments or the Term Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Term Loans on a non-pro rata basis; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (C) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of the Term Facility and is made to a Lender, an Affiliate of a Lender or an Approved Fund or (3) in connection with the primary syndication of the Term Facility, such assignment is made to a Lender that has been identified to and consented to by the Borrower prior to the Closing Date, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and (D) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person, (C) Holdings or any of its Subsidiaries or (D) absent the consent of the Borrower (which consent may be withheld in the sole discretion of the Borrower), to a Person (an “Ineligible Assignee”) disclosed on a list posted on the Platform on April ___, 2021, as updated from time to time (but no more often than quarterly) by the Borrower to include competitors of the Borrower (but not other Persons) by posting a new such list of Ineligible Assignees on the Platform; provided that, notwithstanding anything to the contrary, (x) the Administrative Agent shall not have any obligation to determine whether any potential assignee is an Ineligible Assignee or any liability with respect to any assignment made to an Ineligible Assignee and (y) if any assignment is made to any Person that is an Ineligible Assignee without the consent of the Borrower, the loans and commitments held by such Person shall be deemed to not be outstanding for purposes of any amendment, waiver or consent hereunder, and such Person shall not be permitted to attend lender meetings or receive information prepared by the Agent or any Lender in connection with this Agreement; (vi) the assigning Lender shall deliver any Notes evidencing such Term Loans to the Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04, and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Term Commitments of, and principal amounts (and related interest amounts) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender with respect to such Lender’s entry, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Ineligible Assignee or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitments and/or the Term Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further that the Administrative Agent shall not have any obligation to determine whether any potential Participant is an Ineligible Assignee or any liability with respect to any participation sold to an Ineligible Assignee. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e)          A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 3.01 and Section 3.04 unless such Participant agrees, for the benefit of the Borrower, to comply with obligations, restrictions and limitations under such Sections and Section 3.07 as though it were a Lender. Each Lender that sells a participation agrees to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant.

(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10(b)(ii). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and the obligations to provide the forms and certifications pursuant to Section 3.01 as if it were a Lender); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Term Loan by an SPC hereunder shall utilize the Term Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Term Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)          Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)           Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to Holdings, the Borrower or any of its Restricted Subsidiaries or to any Non-Debt Fund Affiliate, but only if:

(i)          such assignment is made pursuant to an open market purchase;

(ii)         no Default or Event of Default has occurred or is continuing or could result therefrom;

(iii)        the assigning Lender and Affiliated Lender purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(iv)        after giving effect to such assignment, the Non-Debt Fund Affiliates shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Term Loans then outstanding;

(v)         in the case of any such assignment to Holdings, the Borrower or any of its Restricted Subsidiaries, Holdings, the Borrower or its Restricted Subsidiary, as the case may be, shall at the time of such assignment affirm the No Undisclosed Information Representation;

(vi)        in the case of any such assignment to a Non-Debt Fund Affiliate, such Non-Debt Fund Affiliate shall be subject to the restrictions specified in clause (A) of the second to last paragraph of Section 10.01; and

(vii)       any such Term Loans assigned to Holdings, the Borrower or any Restricted Subsidiary will be automatically and permanently cancelled at the time of such assignment.

(j)           Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Debt Fund Affiliate, but only if:

(i)          such assignment is made pursuant to an open market purchase; and

(ii)         such Debt Fund Affiliate shall at all times after such assignment be subject to the restrictions specified in clause (B) of the second to last paragraph of Section 10.01.

(k)          Each Lender that sells a participation or grants any rights to an SPC, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender's rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or SPC or any information relating to a Participant’s or SPC’s interest in such Lender's rights and/or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such rights and/or obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation or SPC interest.

10.08        Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors and to the Persons approving or administering a Term Loan on behalf of an Agent or a Lender (it being understood that all Persons pursuant to clause (a) to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested or required by any regulatory authority having or purporting to have jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or to any prospective counterparty to any Swap Contract; (g) with the consent of the Borrower; (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.08 or (B) is independently developed by such Agent, Lender or any of their respective Affiliates; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Term Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09       Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all First Lien Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such First Lien Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the First Lien Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have. ~~Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary of the Borrower or a Domestic Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code constitute security, or shall the proceeds of such assets be available for, payment of the First Lien Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is directly owned by the Borrower or a Domestic Subsidiary do not constitute such an asset (and may be pledged to the extent set forth in Section 6.12) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.03(b)(ii).~~

10.10         Interest Rate Limitation.

~~.~~ (a)          Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the First Lien Obligations hereunder. In addition to the foregoing, if any provision of this Agreement or of any of the other Loan Documents would obligate the any Loan Party to make any payment of “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)) or other amount payable to any Lender in an amount or calculated at a rate that would exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section on the “credit advanced” (as defined in the Criminal Code Section) or would otherwise be prohibited by law or would result in a receipt by such Lender of “interest” at a “criminal rate” (as such terms are defined in the Criminal Code Section) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to such Lender under this Agreement, and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of the Criminal Code Section. After giving effect to all adjustments contemplated by this Section 10.10, if any Agent or Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the relevant Loan Party shall be entitled, promptly upon such Agent or Lender becoming aware of the same (whether by notice in writing from such Loan Party or otherwise), to obtain reimbursement from such Agent or Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Agent or Lender to such Loan Party. Any amount or rate of interest referred to in this Agreement shall be determined in accordance with GAAP as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” under the Criminal Code Section shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Fifth Amendment Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive, absent manifest error, for the purposes of such determination.

(b)          If any provision of this Agreement would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables, which provision has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears, such provision shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

10.11       Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

10.12       Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than those provisions of the Commitment Letter which by their terms remain in full force and effect to the extent not covered by this Agreement. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13        Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Term Loan or any other First Lien Obligation hereunder shall remain unpaid or unsatisfied.

10.14        Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.15       Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.16       Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.17       Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Collateral Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

10.18       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower, Holdings and their respective Subsidiaries and any Agent, any Arranger or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, any Arranger or any Lender has advised or is advising any of the Borrower, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Subsidiaries, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (C) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers and the Lenders has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Arrangers, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests and transactions to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19        Affiliate Activities. Each of the Borrower and Holdings acknowledges that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents (ii) be customers or competitors of the Borrower, Holdings and their respective Affiliates, or (iii) have other relationships with the Borrower, Holdings and their respective Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower, Holdings and their respective Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

10.20       Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.21       USA PATRIOT ACT; “Know Your Customer” Checks.

(a)          Each Lender that is subject to the PATRIOT Act (as hereinafter defined) or other applicable “know your customer” and anti-money laundering rules and regulations and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) or other applicable “know your customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(b)          If in connection with (i) the introduction of or any Change in Law, (ii) any change in the status of a Loan Party after the Closing Date, (iii) the addition of any Guarantor pursuant to Section 6.12 or (iv) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, the Administrative Agent, any Lender (or, in the case of the event described in clause (iv) above, any prospective Lender) requires additional information in order to comply with “know your customer” or similar identification procedures, each of Holdings and the Borrower shall, and shall cause each other Loan Party and Restricted Subsidiary to, promptly upon the request of the Administrative Agent or such Lender, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or such Lender (for itself or, in the case of the event described in clause (iv) above, on behalf of any prospective Lender), in order for the Administrative Agent, such Lender, such prospective Lender to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

10.22       Keepwell. Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 10.22 shall remain in full force and effect so long as any Term Loan or other First Lien Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied. Each Qualified ECP Loan Party intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.23       Intercreditor Agreements.

Each of the Lenders hereby acknowledges that it has received and reviewed the Term Intercreditor Agreement and the ABL/Term Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender under this Agreement) hereby authorizes and directs the Collateral Agent to enter into the Intercreditor Agreements on behalf of such Lender and agrees that the Collateral Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreements. In addition, each Lender and Agent acknowledge and agree that (a) the rights and remedies of the Agents and Lenders hereunder and under the other Loan Documents are subject to the Intercreditor Agreements and (b) in the event of a conflict, the provisions of the Intercreditor Agreements shall control.

10.24       Acknowledgement and Consent to Bail-In of EEA Financial Institutions.Notwithstanding  anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.25        Co-Obligor. Without limiting the obligations of GMS under the Subsidiary Guaranty, GMS is hereby joining this Agreement as co-obligor hereunder and under all other Loan Documents, jointly and severally liable with respect to all First Lien Obligations as a primary obligor and not merely as a surety.

10.26        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFCs may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.27        [Reserved].

10.28        Hypothecary Representative. Without limiting the powers of the Collateral Agent under this Agreement and the Security Agreements, to the extent necessary for the purposes of holding any Security Agreement granted by any Loan Party pursuant to the laws of the Province of Québec, each Loan Party and each of the Secured Parties party hereto hereby irrevocably appoints and authorizes the Collateral Agent, as part of its duties as Collateral Agent, to act as the hypothecary representative of all present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec. Any Person who becomes a Secured Party or successor Collateral Agent shall be deemed to have consented to and ratified the foregoing appointment of the Collateral Agent as the hypothecary representative on behalf of all Secured Parties, including such Person and any Affiliate of such Person designated above as a Secured Party. The execution prior to the date hereof by the Collateral Agent in its capacity as hypothecary representative of any Security Agreements made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed. The appointment of a successor Collateral Agent pursuant to the terms hereof also constitutes the appointment of a successor hypothecary representative under this Section without any further agreement, act or formality (subject to, prior to the successor hypothecary representative exercising the rights relating to the hypothec created under any such Security Agreement, the publication by registration of a notice of replacement in the applicable registers in accordance with the terms of Article 2692 of the Civil Code of Quebec). For greater certainty, the Collateral Agent, acting as hypothecary representative, will have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Collateral Agent in this Agreement, which will apply mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGES INTENTIONALLY OMITTED]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.~~

~~GYP HOLDINGS III CORP.~~

~~By:~~
~~Name:~~
~~Title:~~

~~GYP HOLDINGS II CORP.~~

~~By:~~
~~Name:~~
~~Title:~~

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and~~
~~Collateral Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Term Lender~~

~~By:~~
~~Name:~~
~~Title:~~